PART II — OFFERING CIRCULAR

An Offering Circular pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time an Offering Circular which is not designated as a Preliminary Offering Circular is delivered and the Offering Circular filed with the Commission becomes qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Circular in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular                                                                                                                                                                                                         Subject to Completion, Dated August 27, 2019

Amendment No. 3

UMBRA TECHNOLOGIES (US), INC.

Up to $20,000,000 of UMBRA Shares

UMBRA TECHNOLOGIES (US), Inc. a Delaware corporation (the “Company” or “UMBRA”) is offering investors (the “Offering”) the opportunity to purchase UMBRA Shares (the “Shares”). The Shares will be sold at a price of $20.00 per Share (the “Maximum Amount”). No exercise price will be required to be paid. This Offering is being conducted pursuant to Tier 1 of Regulation A. The Shares are highly speculative securities, see “Risk Factors” beginning on page 9.

Price to publicUnderwriting discount
and commissions(2)Proceeds to issuer (3)Proceeds to other persons
_____________ __________________ _________________ __________

Per Share(1)$20.00$N/A$ 2,000,000(2)$

Total Maximum$20,000,000$N/A(2)$18,000,000$
____________________________________________________________ ________________

(1) Please refer to the section entitled “Securities Being Offered” on page 59 for a Description of the Shares.

(2) The Shares will be offered and sold by our officers and directors who will not receive any direct compensation in connection therewith. However, we reserve the right to engage broker-dealers registered under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and who are FINRA members to participate in the offer and sale of the Shares and to pay to such persons, if any, cash commissions of up to 6% of the gross proceeds from the sales of Shares placed by such persons and agent warrants (“Agent

Shares”) to purchase that number of Shares equal to 6% of the Shares placed by such persons. The Agent Shares shall have an exercise price equal to 110% ($1.10) of the price of the

Shares sold to investors in this Offering and will not be exercisable until one year and a day following their issuance. Please refer to the section entitled “Plan of Distribution” on page

46 for additional information.

(3) We estimate that our total Offering expenses, excluding commissions, will be approximately $2,000,000 if the Maximum Amount of $20,000,000 is raised. See “Plan of Distribution.”

UMBRA Technologies (US), Inc. Headquarters

56 Pine Street, 7th Floor

Providence, Rhode Island 02903 USA

UMBRA Technologies Operations
430 West Orion Avenue

Tempe, AZ 85283

UMBRA Technologies IT West
800 Indiana Street, Suite 547
San Francisco, CA 94107, USA

www.umbratech.com

The date of this Offering Circular is August 27, 2019

*The Shares also contain provisions which represent that number of shares of the Company’s common stock (the “Common Stock”) offered hereby equal to up to 20% of our issued and outstanding Common Stock at the time of issuance.

The information contained on our website is not incorporated by reference into this Offering Circular, and you should not consider information contained on our website to be part of this Offering Circular.

The Offering will be made on “best-efforts” continuous basis as provided by Rule 251(d)(3)(i)(F) of Regulation A. We expect to commence the sale of the Shares within two days of the date on which the Offering Circular of which this Offering Circular is a part (the “Offering Circular”) is qualified (the “Qualification Date”) by the United States Securities and Exchange Commission (the “SEC”). There is a minimum amount of 250,000 Shares that we must sell in order to conduct a closing in this Offering. The minimum amount that must be purchased by each investor is 100 Shares.

This Offering will terminate on the earlier of (i) one year from the Qualification Date; (ii) the date on which the Maximum Amount is sold, or (iii)   the date that the Offering is earlier terminated by us in our sole discretion (collectively, the “Termination Date”). There is an escrow established for this Offering through the client COLTAF account for our counsel, Simmons Associates, Ltd. We will hold closings periodically following the receipt of investors’ subscriptions and acceptance of such subscriptions by us. If, on the initial closing date, we have sold less than the Maximum Amount, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Amount or (ii) the Termination Date. There is $5,000,000 aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying the proceeds from the Offering towards our business strategy, development expenses, offering expenses and other uses as more specifically set forth in this Offering Circular only upon receiving the minimum offering requirement of 250,000 shares (“Offering Circular”).

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, the Company encourages you to review Rule 251(d)(2)(i)(C) of Regulation A.   For general information on investing, the Company encourages you to refer to www.investor.gov.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

We are providing the disclosure in the format prescribed by Part I of the S-1 format of Form 1-A.

UMBRA Technologies (US), Inc.

UMBRA Technologies (US), Inc. Headquarters

56 Pine Street, 7th Floor

Providence, Rhode Island 02903 USA

UMBRA Technologies Operations
430 West Orion Avenue

Tempe, AZ 85283

UMBRA Technologies IT West
800 Indiana Street, Suite 547
San Francisco, CA 94107, USA

www.umbratech.com

UMBRA Technologies (US), Inc., a Delaware corporation (variously hereinafter, the “Offeror”, or the “Company”), hereby offers up to $20,000,000 of company shares (“Shares”) in Offeror (the “Offering”). The Company has been formed pursuant to

Section 108 of the Delaware General Corporation Law of Delaware, as amended from time (“DGCL”), for the purposes of making an equity investment into the Company, the proceeds of which will be used for the relocation of Company headquarters to the

U.S.A. and further research and development, business development and marketing; all as described in further detail in this

Offering Circular, below.

FREQUENTLY ASKED QUESTIONS

How much money will you be raising?

We will raise a maximum of $20,000,000.

To whom will you offer the Shares?

The general public as defined in “INVESTOR SUITABILITY STANDARDS.”

Into what will you be investing my funds?

Our investment strategy is to invest all of the net proceeds from this offering into UMBRA TECHNOLOGIES (US), Inc.

What kind of distributions may I expect?

Distributions equal to that of a common stockholder of the Company.

When will I get my money back?

The Board expects to run the Company for at least 5 years.

May I invest less than $4,000?

The Board may accept Subscriptions for less than $2,000 at their discretion.

Who is the Board of Directors?

The Board of Directors is managed by Jorn Knutsen, Joseph Rubenstein and Jim Simmons.

Does the Company own any assets?

Intellectual property and equipment.

What kind of control will the Board have over the Company and decision making?

The Board will have control over non-ordinary course, significant business decisions/transactions. The shareholders will only be able to remove a Board member with good cause. The Executive Management will make all decisions regarding the day-to-day operations of the Company.

TABLE OF CONTENTS

Contents

PART II — OFFERING CIRCULAR1

TABLE OF CONTENTS4

FORWARD LOOKING STATEMENTS5

OFFERING CIRCULAR SUMMARY5

RISK FACTORS9

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS32

USE OF PROCEEDS33

DETERMINATION OF OFFERING PRICE34

DESCRIPTION OF BUSINESS AND PLAN OF OPERATION35

LEGAL PROCEEDINGS44

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS45

DILUTION45

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION46

AND RESULTS OF OPERATIONS46

PLAN OF DISTRIBUTION47

BENEFICIAL SECURITY HOLDERS48

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS49

CONFLICTS OF INTEREST56

EXECUTIVE COMPENSATION57

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT57

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND59

CERTAIN CONTROL PERSONS AND DIRECTOR INDEPENDENCE59

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON59

ACCOUNTING AND FINANCIAL DISCLOSURE59

INTERESTS OF NAMED EXPERTS AND COUNSEL59

DESCRIPTION OF CAPITAL STOCK59

Common Stock60

Preferred Stock60

SHARES ELIGIBLE FOR FUTURE SALE64

AVAILABLE INFORMATION76

INDEX TO FINANCIAL STATEMENTS77

SHARES OF COMMON STOCK96

OFFERING CIRCULAR96

The Date of this Offering Circular is August 26, 201996

PART III - INFORMATION NOT REQUIRED IN THE OFFERING CIRCULAR97

SIGNATURES98

UMBRA TECHNOLOGIES (US), Inc.98

FORWARD LOOKING STATEMENTS

Some of the statements in this Offering Circular constitute forward-looking statements. These statements relate to future events or our future financial performance, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “proposed,” “yet,” “assuming,” “may,” “should,” “expect,” “intend,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “will,” and similar words or phrases or the negative or other variations thereof or comparable terminology. All forward-looking statements are predictions or projections and involve known and unknown risks, estimates, assumptions, uncertainties and other factors that may cause our actual transactions, results, performance, achievements and outcomes to differ adversely from those expressed or implied by such forward-looking statements.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating the Company’s forward-looking statements. These factors include, among other things:

●Our ability to implement our proposed UMBRA business plan;

●National, international and local economic and business conditions that could affect our business;

●Markets for our Shares, if and when the UMBRA Offering is successfully completed;

●Our cash flows or lack thereof;

●Our operating performance;

●Our financing activities;

●Industry developments affecting our business, financial condition and results of operations;

●Our ability to compete effectively; and

●Governmental approvals, actions and initiatives and changes in laws and regulations or the interpretation thereof, including without limitation tax laws, regulations and interpretations by the SEC, States and self-regulatory organizations, including without limitation, FINRA.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future plans, transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements in order to update its forward-looking statements beyond the date of this Offering Circular.

Please read this offering circular carefully. It describes our business, our financial condition and results of operations. We have prepared this offering circular so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this offering circular. We have not authorized any other person to provide you with different information. This offering circular is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this offering circular is complete and accurate as of the date on the front cover, but the information may have changed since that date.

OFFERING CIRCULAR SUMMARY

This summary provides an overview of selected information contained elsewhere in this offering circular. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this offering circular and review our financial statements contained herein.

Overview

UMBRA Technologies (US), Inc. (“we”, “UMBRA” or “the Company”) was incorporated in Delaware on January 2, 2015. UMBRA, through extensions of our patented Global Virtual Network, the Secure Network Optimization Service is redefining connectivity through proprietary technology solutions at reasonable CAPEX, without the need to write-off past investments, all while maintaining low ongoing operational costs.

We expect to use the proceeds of this offering for working capital, marketing as well as general and administrative expenses. We expect to commence Share sales in September of 2019 and hope to increase sales in the coming months. See “Use of Proceeds.”

Our business headquarters are located at 56 Pine Street, 7th Floor, Providence, RI 02903 and 430 West Orion Street, Tempe, Arizona 85283. Our telephone number is +1 512-888-6989, +1 512-888-7650 and +1.401.272.5800. We also may plan to establish new U.S. corporate offices in the Austin, Texas metropolitan area as soon as practicable.

Summary of the Offering
Securities Offered	1,000,000 shares of common stock, par value $0.0001 (the “Common Stock”) by the Company $20.00 per share of Shares.
Number of shares outstanding before the Offering	5,000,000 shares of Common Stock as of the date hereof, and 0 shares issuable of common shares upon exercise or conversion of outstanding warrants and preferred stock.
Number of shares outstanding after the Offering	6,000,000 shares of Common Stock will be issued and outstanding after offering of the common shares if all the shares in this offering being offered are sold.
Minimum number of shares to be sold in this Offering	None.
Use of Proceeds	The Company intends to use the proceeds of this offering for working capital, marketing and for general and administrative purposes. See ‘Use of Proceeds’ section for details.
Termination of the offering	The offering will conclude upon the earlier of the sale of all 1,000,000 shares or one year after the date of this offering circular.
The Offering
The following is a summary of the principal terms of this Offering but is not intended to be complete.
Issuer	UMBRA TECHNOLOGIES (US), INC., a Delaware corporation.
Securities Offered	Common Shares.
Offering Amount	We are offering a minimum of $5,000,000 (the “Minimum Amount”) and a maximum of $20,000,000 of Shares (the “Maximum Amount”).
Offering Price	$20.00 per Share. The minimum amount that must be purchased by each investor is 100 Shares.
Commencement of the Offering	We expect to commence the sale of the Shares within two days following the Qualification Date.
Termination of the Offering

This Offering will terminate on the earlier of (i) one year from the Qualification Date; (ii) the date on which the Maximum Amount is sold, or (iii) the date that the Offering is earlier terminated by us, in our sole discretion.

Escrow Account

All investor funds will be deposited in a non-interest-bearing escrow account (the “Escrow Account”) at CVEX Group

5000 Plaza On The Lake, Suite 305, Austin, TX  78746,

Phone: (512) 838-6363 Info:  info@cvexgroup.com, as escrow agent, for the benefit of the investors.

If we do not sell at least the Minimum Amount by the Termination Date all funds will be promptly returned to investors without interest or deduction.

Closings

The Shares will be issued in one or more closings (the “Closings”). We must receive and accept subscriptions for the Minimum Amount in order to hold the initial closing (the “Initial Closing”) and release investor funds on deposit in the Escrow account to the Company. After the Initial Closing, the Offering will continue on a continuous basis and we may have one or more additional Closings until the earlier of the Date or the receipt and acceptance of subscription funds equal to the Maximum Amount.

Termination	If we have not held the Initial Closing prior to the Termination Date, we will instruct the Escrow Agent to return all funds to the investors without interest or deduction.

Investor Qualifications	The Shares will be offered and sold solely to “Qualified Purchasers” (as defined in Rule 256 of Regulation A).
Plan of Distribution

The Offering is being conducted by our officers and directors on a “best efforts basis as to the Minimum Amount and a “best efforts” basis thereafter up to the Maximum Amount.

Our officers and directors will not receive any direct compensation for sales of our Shares. However, we reserve the right to engage broker-dealers registered under Section 15 of the Exchange Act (“Selling Agents”), and who are FINRA members to participate in the offer and sale of the Shares and to pay to such Selling Agents, if any, cash commissions of up to 6% of the gross proceeds from the sales of Shares placed by such Selling Agents and agent warrants (“Agent Shares”) which will be exercisable to purchase that number of Shares equal to 10% of the Shares placed by such Selling Agents. The Agent Shares  shall have an exercise price equal to 110% ($1.10) of the price of the Shares sold one day after issuance. Our directors, officers, employees and affiliates (as defined in the Securities Act) may, but have no obligation to, purchase Shares in the Offering and all such Share so purchased shall be counted toward the Maximum Amount.

We reserve the right to reject a subscription to purchase Shares, in whole or in part in our sole discretion. If a subscription is so rejected, in whole or in part, we will direct the Escrow Agent to promptly return the funds submitted with such rejected subscription, or the rejected portion thereof, to the investor without interest thereon or deduction therefrom.

How to Subscribe

To subscribe for Shares, complete and execute the Subscription Agreement accompanying this Offering Circular and deliver it to us before the Termination Date, together with full payment for all Shares subscribed in accordance with the instructions provided in the Subscription Agreement. Once you subscribe, subject to acceptance by us, your subscription is irrevocable. We have the right, at any time prior to the issuance of the Shares, to reject subscriptions in our sole discretion.

Reg D Offering

We are also conducting a private offering to accredited investors of up to 1,000,000 Shares at a price of $20.00 per Share in reliance on rule 506(c) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).  The Shares sold in the Reg D Offering have the same rights as those being sold in this Offering. As of the date of this Offering Circular, we placed approximately $0 of Shares in the Reg D Offering.

Use of Proceeds

We intend to use the net proceeds of this Offering for working capital, research and development, marketing and the development of the UMBRA businesses including, retaining necessary personnel, and/or licenses and launching the UMBRA platform. See “Use of Proceeds.”

Proposed U.S. Trading	We intend to file an application to have the Shares quoted on the NASDAQ Capital Market or “OTCQB” at such time as determined by management after we hold the Initial Closing.
Risk Factors

Investing in the Shares involves a high degree of risk. See “Risk Factors, beginning on page 11. You should read the Risk Factors section of, and all of the other information set forth in, this Offering Circular to consider carefully before deciding to purchase any Shares in this offering.

You should rely only upon the information contained in this offering circular. The Company has not authorized anyone to provide you with information, including projections of performance, different from that which is contained in this offering circular. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or of any sale of the common stock.

We are offering our shares without the use of an exclusive placement agent; however, we may engage various securities brokers to place shares in this offering with investors for commissions of up to 6% of the gross proceeds. After the minimum offering threshold of 250,000 Shares is satisfied, and upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Management will make its best effort to fill the subscription in the states of Colorado, Texas, Florida and Rhode Island. However, in the event that management is unsuccessful in raising the minimum funds needed to begin operations in Texas and Florida, the Company may file a post qualification amendment to include additional jurisdictions that management has determined to be in the best interest of the Company for the purpose of raising the maximum offering.

In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth.  In the case of an investor who is not a natural person, revenues or   net assets for the investors most recently completed fiscal year are used instead.

The Company has not currently engaged any party for the public relations or promotion of this offering.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the offering statement is qualified, is reasonably expected to be offered and sold within two years from the initial qualification date. No securities will be offered or sold “at the market.” The supplement will not, in the aggregate, represent any change from the maximum aggregate offering price calculable using the information in the qualified offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the offering circular after qualification.

Subscriptions are irrevocable, and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed, and you may lose all or part of your investment.

The Company considers the following to be all known material risks to an investor regarding this offering. The Company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Financial Projections. The Pro Forma Financial Projections included in the Business Plan are based upon what the Company believes to be reasonable assumptions concerning certain factors affecting probable future operations of the Company. Despite these future projections, no assurances can be made that these projections will prove to be accurate, and Shareholders are cautioned against placing excessive reliance on such projections in deciding whether to invest in the Company.  In particular, market conditions and capital costs are very volatile, and may cause the Company to seek additional capital or alternative forms of capital. In turn, this could result in a dilution of an Investor’s ownership interest in the Company.

Arbitrary Offering Price. The offering price of $20.00 per Share has been arbitrarily set by the Company and is not based upon earnings, operating history, assets, book value, or any other recognized criteria of value. No independent opinion has been obtained in the determination of the offering price.

GENERAL

Risks Related to Our Business

Our business is difficult to evaluate because we have limited operating history.

Potential Investors should be aware of the difficulties generally encountered by an enterprise with limited operating history.  These difficulties include, but are not limited to, marketing, competition and unanticipated costs and expenses. Because of our lack of operating history, limited revenues or earnings and limited assets, there is a risk that we will be unable to operate. The cost of operating our business is high because of the costly nature of the operations, facilities, and other infrastructure and supplies. Although we intend to expand operations and grow, our capital is limited and for the near future, it is likely that we will sustain operating expenses without corresponding revenues. There can be no guarantee that we will be able to successfully develop, produce and market our products.

Even if we sell all of the offered Shares, we may need additional financing to develop our business and to meet our capital requirements.

We believe that the proceeds of this Offering shall be sufficient to enable us to engage in operations to the extent that we believe desirable. See the “USE OF PROCEEDS”.

The sale of the Shares offered shall enable us to engage in preliminary operations. We anticipate, based upon our internal forecasts and assumptions relating to our operations, that the proceeds from this Offering, together with anticipated revenues from operations, shall be sufficient to satisfy our contemplated cash requirements for in excess of 24 months after the Closing of this Offering.

Even if we sell the Securities offered pursuant to this Offering Circular, we may need additional financing to meet our capital requirements to engage in our business. Thus, if we are unable to obtain additional financing, it is possible that we may be unable to achieve our stated business objectives.

We shall be dependent upon the following: (i) future earnings; (ii) the availability of funds from private sources, including, but not limited to, our shareholders and loans (iii) private or public offerings of our securities and (iv) the availability of funds from other sources. If additional capital is raised through borrowing or other debt financing, which we may not be able to obtain, we will incur substantial interest expenses. Sales of equity to raise needed capital would dilute, on a pro-rata basis, the percentage of ownership of all holders of common stock. Further, market conditions for private and public offerings are subject to uncertainty and there can be no assurance when or whether a private and/or public offering shall be successfully completed or that other funds shall be made available to us. In view of our limited operating history, our ability to obtain additional funds may be limited. Such financing may only be available, if at all, upon terms and conditions which may not be reasonable and/or acceptable to us. If adequate funds are not available from operations or additional sources of financing, our business shall be materially adversely affected. Therefore, although selling the total amount of Securities offered shall best meet our plans for business operations, there remains a risk that an investor may experience a complete loss of his investment if we require additional funding but do not obtain it.

We may be unable to obtain market acceptance to expand our operations.

We shall require significant expenditures, management resources and time to develop and market our products and services. There can be no assurance that we shall be successful in gaining market acceptance of our products and services.

Our ability to implement our business plan depends upon the scope of our intellectual property rights and not infringing upon the intellectual property rights of others. The validity, enforceability and commercial value of these rights are highly uncertain.

Our ability to compete effectively with other companies is materially dependent upon the proprietary nature of our technologies. We have filed nearly 100 patent claims in in omnibus patents in the U.S. with national filings in the U.S., China, India and the EU that are pending, and we anticipate filing additional national and international patents. We also intend to rely upon trade secrets to protect our technology and products.

We cannot guarantee that steps to protect against infringement and misappropriation of our intellectual property will be effective. Third parties in non-U.S. jurisdictions might infringe on our patents with impunity or may acquire patents covering intellectual property for which we obtain patents in the U.S., or equivalent intellectual property.

Third parties may seek to challenge, invalidate, circumvent or render unenforceable any patents or proprietary rights owned or licensed by us in the future based upon, among other things:

•subsequently discovered prior art (earlier publications which show the invention is not new or the invention is obvious thus invalidating the patent);

•lack of entitlement to the priority of an earlier, related application; or

•failure to comply with the written description, best mode, enablement or other applicable requirements.

In general, we are at risk that:

•patents may be granted to other persons in the United States or in foreign jurisdictions with respect to the patent applications filed by us; and

•patents issued to us may be infringed, invalidated or circumvented by others.

The United States Patent and Trademark Office currently has a significant backlog of patent applications, and the approval or rejection of patents may take several years. Prior to actual issuance, the contents of United States patent applications are generally published 18 months after filing. Once issued, such a patent would constitute prior art from its filing date, which might predate the date of a patent application upon which we rely. Conceivably, the issuance of such a prior art patent, or the discovery of "prior art" of which we are currently unaware, could invalidate a patent of ours or prevent commercialization of a product related thereto.

Although we intend to generally conduct a cursory review of issued patents prior to engaging in research or development activities, we may be required to obtain a license from others to commercialize any of our new products under development. If patents which cover our existing or new products are issued to other companies, there can be no assurance that any necessary license could be obtained by us upon favorable terms or at all. We may be required to stop developing or marketing our products or have to redesign our products.

There can be no assurance that we will not be required to resort to litigation to protect our future patented technologies and other proprietary rights or that we will not be the subject of additional patent litigation to defend our existing and proposed products and processes against claims of patent infringement or any other intellectual property claims. Such litigation could result in substantial costs, diversion of management's attention, and diversion of our resources.

We intend to protect our trade secrets, including the processes, concepts, ideas and documentation associated with our technologies, through the use of confidentiality agreements and non-competition agreements with our employees, and with other parties to whom we may divulge such trade secrets. If our employees or other parties breach our confidentiality agreements and non-competition agreements or if these agreements are not sufficient to protect our technology or are found to be unenforceable, our competitors could acquire and use information which we consider to be our trade secrets and we may not be able to compete effectively.

We may decide for business reasons to retain certain knowledge which we consider proprietary as confidential and elect to protect such information as a trade secret, as business confidential information or as know-how. In that event, we must rely upon trade secrets, know-how, confidentiality and non-disclosure agreements and continuing technological innovation to maintain our competitive position. There can be no assurance that others will not independently develop substantially equivalent proprietary information or otherwise gain access to or disclose such information.

We may experience significant fluctuations in our operating results.

Our revenues and operating results may fluctuate due to a combination of factors. In order to remain competitive within the industry, we must maintain and keep up to date with new advances in information technology. Consequently, it is highly uncertain what our operating results will be in the near future. Our revenues and operating results may also fluctuate based upon the number and extent of potential financing activities. Thus, there can be no assurance that we will be able to reach profitability on a quarterly or annual basis.

Risks Related to Our Management

Our success depends upon certain key members of management, the loss of whom could disrupt our business operations.

We depend upon the services of Jorn Knutsen and Joseph Rubenstein. The loss of services of Mr. Knutsen and/or Mr. Rubenstein could adversely disrupt our operations.

Our Directors and Officers will have substantial influence over our operations and control substantially all of our business matters.

The members of the Board of Directors are Jorn Knutsen, Joseph Rubenstein and Jim Simmons. They are responsible for conducting and managing our day-to-day operations. We rely completely upon the judgment of such three people in making business decisions on matters which require the judgment of the Board of Directors.

We are dependent upon attracting and retaining highly skilled personnel.

We believe our future success will depend largely upon our ability to attract and retain highly skilled management, consultants and advisors in the following areas: operations, sales and marketing and finance. Competition for such personnel is intense and there can be no assurance that we will be successful in attracting and retaining such personnel. The inability to attract or retain qualified personnel in the future, or delays in hiring required personnel, particularly consultants providing research and development, sales and marketing, and chartering operations services, could have a material adverse effect upon our business, results of operations and financial condition.

Our Management will have discretion with respect to certain items in the Use of Proceeds from this Offering.

Our management intends to use the proceeds substantially as stated in the “Use of Proceeds” section of this Offering Circular. Notwithstanding the foregoing, our management has the right, in its sole and absolute discretion, to vary the use of the proceeds.

There can be no assurance that our management’s use of proceeds generated through this Offering will prove optimal or translate into revenue or profitability for the Company. Investors are urged to consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in the Company.

As is the case with any business, particularly one with limited operations, it should be expected that certain expenses unforeseeable to our management at this juncture will arise in the future.

Risks Related to Our Shares

The Shares being offered pursuant to this Offering Circular are not registered with the Securities and Exchange Commission.

The Shares being offered pursuant to this Offering Circular have not been registered pursuant to the 1933 Act or under the securities laws of any state (“blue sky” laws). They are offered pursuant to an exemption from registration under the 1933 Act in reliance upon intended compliance with the provisions of Section 4(2) of the 1933 Act and Regulation A thereunder. The Shares which we shall issue will not be restricted and can be freely traded, but only after qualification by the S.E.C. Accordingly, the Shares may not be sold, pledged, hypothecated, donated or otherwise transferred, whether or not for consideration, unless the Shares are qualified or unless an exemption from registration applies. Although the Shares will not be registered in various states, we shall comply with the registration or other qualification requirements concerning the offering of securities in each state in which the Shares will be offered. In addition to restrictions under federal laws, the Shares purchased in one state cannot be sold, transferred, pledged or hypothecated in another state unless an exemption under state securities law applies.

There is no present market for the Shares, and there can be no assurance that any will develop. We are not presently a reporting company under either Section 13(a) or 15(d) of the 1934 Act and therefore, we do not presently file any reports with the SEC. We can give no assurance that we will ever become a reporting company. In addition, there can be no assurance if, and when, a public market will develop and whether our Shares will be able to be resold either at or near their original offering price. Investors should understand that the Shares are not liquid and may have little or no value if an Investor desires to liquidate his or her investment in the Shares. Accordingly, the Shares should not be purchased by anyone who requires liquidity or who cannot afford a complete loss of his investment.

The lack of liquidity and significant risks associated with an investment in our company makes the purchase of the Shares suitable only for an Investor who has substantial net worth, who has no need for liquidity with respect to this investment, who understands the risks involved and has reviewed these risks with his or her legal and investment advisors, and who has adequate means of providing for his or her current and foreseeable needs and contingencies.

The Subscription Price of the Shares pursuant to this Offering has been arbitrarily determined.

We have arbitrarily determined the Subscription Price of the Shares and such Subscription Price should not be construed as indicative of the value of the Shares. We can give no assurance that any of the Shares, if transferable, could be sold for the Subscription Price or for any other amount.

We have never paid dividends on our common stock.

We have never paid any dividends on our Common Stock. Although our management intends to pay cash dividends on our Common Stock, there can be no assurance that we shall have sufficient earnings to pay any dividends with respect to our Common Stock. Moreover, even if we have sufficient earnings, we are not obligated to declare dividends with respect to our Common Stock.  The future declaration of any cash or stock dividends shall be in the sole and absolute discretion of the Board of Directors and shall depend upon our earnings, capital requirements, financial position, general economic conditions and other pertinent factors. It is also possible that the terms of any future debt financing may restrict the payment of dividends.  To date, no dividends have been paid on our Common Stock and we presently intend to retain earnings, if any, for the development and expansion of our business.

We may issue more shares in future offerings, which will result in substantial dilution to our shareholders.

Our Certificate of Incorporation authorizes the issuance of a maximum of 10,000,000 shares of Common Stock. Any additional offerings of Common Stock effected by us may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the Common Stock issued in any such offering may be valued upon an arbitrary or non-arm's-length basis by our Management, resulting in an additional reduction in the percentage of Common Stock held by our then existing shareholders. To the extent that additional shares of Common Stock are issued, dilution of the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

As a result of this offering, there will be immediate dilution.

The purchasers of the Shares being offered hereby shall incur an immediate and substantial dilution in the pro forma net tangible book value of the Shares after the Offering of approximately $1.67 per Share from the Subscription Price of $20.00 per Share if 1,000,000 Shares offered hereby are purchased.

Factual Data

The information which we have set forth in this Offering Circular was obtained from our management, who will benefit substantially from the transactions contemplated herein. Such information necessarily incorporates significant assumptions as well as factual matters.  There can be no assurance that such information is complete or accurate.

Risks Related to Our Business and Industry

Our operating results may fluctuate significantly, which makes our future results difficult to predict and could cause our operating results to fall below expectations or our guidance.

Our quarterly and annual operating results have varied significantly in the past and could vary significantly in the future, which makes it difficult for us to predict our future operating results. Our operating results may fluctuate due to a variety of factors, many of which are outside of our control, including the changing and volatile U.S., European and global economic environment, and any of which may cause our stock price to fluctuate. As a result, comparing our operating results on a period-to-period basis may not be meaningful. You should not rely on our past results as an indication of our future performance. In addition, revenues in any quarter are largely dependent on customer contracts entered into during that quarter. Historically, the amount of customer orders that have not been shipped as of the end of a fiscal year has not been material. Moreover, a significant portion of our quarterly sales typically occurs during the last month of the quarter, and sometimes within the last few weeks or days of the quarter. As a result, our quarterly operating results are difficult to predict even in the near term and a delay in an anticipated sale past the end of a particular quarter may negatively impact our results of operations for that quarter, or in some cases, that year. A delay in the recognition of revenue, even from just one account, may have a significant negative impact on our results of operations for a given period. If our revenue or operating results fall below the expectations of investors or securities analysts or below any guidance we may provide to the market, as has occurred recently and at other times in the past, or if the guidance we provide to the market falls below the expectations of investors or securities analysts, as has occurred recently and at other times in the past, the price of our common stock could decline substantially. Such a stock price decline could occur and has occurred recently and at other times in the past, even when we have met our publicly stated revenue and/or earnings guidance.

In addition to other risks listed in this “Risk Factors” section, factors that may affect our operating results include, but are not limited to:

•seasonal fluctuations in demand for our products and services. For example, many companies in our industry experience adverse seasonal fluctuations in customer spending patterns, particularly in the first and third quarters; we have experienced these seasonal fluctuations in the past and expect that this trend will continue in the future;

•fluctuations in sales cycles and prices for our products and services;

•reductions in customers’ budgets for information technology purchases and delays in their purchasing cycles;

•general economic or political conditions in our domestic and international markets, including the deficit spending and government debt issues surrounding the U.S. and Eurozone economies;

•unpredictability in the development of core, new, or adjacent markets, or a slowdown or reversal of growth in these markets, including the wide area network (WAN) optimization, network and application performance management, and public cloud computing markets and including any markets that we enter as a result of acquisitions;

•limited visibility into customer spending plans;

•changing market conditions, including current and potential customer consolidation;

•customer or partner concentration;

•variation in sales channels, product costs, or mix of products sold;

•the timing of recognizing revenue in any given quarter as a result of revenue recognition accounting rules, including the extent to which sales transactions in a given period are unrecognizable until a future period or, conversely, the satisfaction of revenue recognition rules in a given period resulting in the recognition of revenue from transactions initiated in prior periods;

•the sale of our products in the timeframes we anticipate, including the number and size of orders, and the product mix within any such orders, in each quarter;

•our ability to develop, introduce and ship in a timely manner new products and product enhancements that meet customer requirements;

•the timing and execution of product transitions or new product introductions, including any related or resulting inventory costs;

•delays in customer purchasing cycles in response to our introduction of new products or product transitions;

•customer acceptance of new product introductions. New products may not achieve any significant degree of market acceptance or be accepted into our sales channel by our channel partners. Furthermore, many of our target customers have not purchased products similar to these and might not have a specific budget for the purchase of these products;

•our ability to realize the anticipated benefits of any strategic transaction undertaken by us, including any acquisition,

divestiture, partnership, commercial agreement, or investment;

•the timing of product releases or upgrades by us or by our competitors;

•any significant changes in the competitive dynamics of our markets, including new entrants or substantial discounting of products;

•our ability to control costs, including our operating expenses and the costs of the components we purchase;

•our ability to timely and effectively implement, and realize the anticipated benefits of, any restructuring plans;

•any component shortages or price fluctuations in our supply chain;

•our ability to establish and maintain successful relationships with channel partners, and the effectiveness of any changes we make to our distribution model;

•any decision to increase or decrease operating expenses in response to changes in the marketplace or perceived marketplace opportunities;

•our ability to derive benefits from our investments in sales, marketing, engineering or other activities;

•our ability to successfully work with partners on combined solutions, including with respect to product validation,

marketing, selling and support;

•unpredictable fluctuations in our effective tax rate due to the geographic distribution of our worldwide earnings or losses,

disqualifying dispositions of stock from the employee stock purchase plan and stock options, changes in the valuation of our deferred tax assets or liabilities, changes in actual results versus our estimates, or changes in tax laws, regulations,

accounting principles, or interpretations thereof; and

•the effects of natural disasters, including any effects on our supply chain or on the willingness of our customers or prospective customers to make capital commitments.

Adverse economic conditions make it difficult to predict revenues for a particular period and may lead to reduced information technology spending, which would harm our business and operating results. In addition, turmoil in credit markets during economic downturns increases our exposure to our customers' and partners' credit risk, which could result in reduced revenue or increased write-offs of accounts receivable.

Our business depends on the overall demand for information technology, and in particular for WAN optimization and the other markets in which we operate, and on the economic health and general willingness of our current and prospective customers, both enterprises and government organizations, to make capital commitments.

These government organizations include non-U.S. as well as U.S. federal, state and local organizations. In some quarters, sales to government organizations have represented, and may in the future represent, a significant portion of overall sales. If the conditions in the U.S. and global economic environment, including the economies of any international markets that we serve, remain uncertain or continue to be volatile, or if they deteriorate further, our business, operating results, and financial condition would likely be materially adversely affected. For example, U.S. government deficit spending and debt levels, as well as actions taken by the U.S. Congress relating to these matters, could negatively impact the U.S. and global economies and adversely affect our financial results. In addition, our financial results could be negatively impacted by the continuing uncertainty surrounding, or any deterioration relating to, the debt levels or growth prospects for Eurozone economies.

Economic weakness, customer financial difficulties and constrained spending on IT initiatives have resulted, and may in the future result, in challenging and delayed sales cycles and could negatively impact our ability to forecast future periods. In addition, the markets we serve are emerging and the purchase of our products involves material changes to established purchasing patterns and policies. The purchase of our products is often discretionary and may involve a significant commitment of capital and other resources. In addition, our operating expenses are largely based on anticipated revenue trends and a high percentage of our expenses are, and will continue to be, fixed in the short-term. Uncertainty about future economic conditions makes it difficult to forecast operating results and to make decisions about future investments. Weak or volatile economic conditions would likely harm our business and operating results in a number of ways, including information technology spending reductions among customers and prospects, longer sales cycles, lower prices for our products and services and reduced unit sales. A reduction in information technology spending could occur or persist even if economic conditions improve. In addition, any increase in worldwide commodity prices may result in higher component prices and increased shipping costs, both of which may negatively impact our financial results.

Many of our customers and channel partners use third parties to finance their purchases of our products. Any freeze, or reduced liquidity, in the credit markets may result in customers or channel partners either delaying or entirely foregoing planned purchases of our products if they are unable to obtain the required financing. This would result in reduced revenues, and our business, operating results and financial condition would be harmed. In addition, these customers' and partners' ability to pay for products already purchased may be adversely affected by any credit market turmoil or an associated downturn in their own business, which in turn could harm our business, operating results and financial condition.

We face intense competition that could reduce our revenue and adversely affect our financial results.

The market for our products is highly competitive and we expect competition to intensify in the future. Other companies may introduce new products in the same markets we serve or intend to enter.

This competition could result, and has resulted in the past, in increased pricing pressure, reduced profit margins, increased sales and marketing expenses and failure to increase, or the loss of, market share, any of which would likely seriously harm our business, operating results and financial condition.

Competitive products may in the future have better performance, more and/or better features, lower prices and broader acceptance than our products. Many of our current or potential competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, sales, marketing and other resources than we do. Potential customers may prefer to purchase from their existing suppliers rather than a new supplier regardless of product performance or features. Currently, in the WAN Optimization market we face competition from a number of established companies, including Cisco Systems, Blue Coat Systems, Citrix Systems, and F5 Networks. We also face competition from a large number of smaller private companies and new market entrants. In the Network Performance Management and Application Performance Management markets, our Riverbed Performance Management product line primarily competes with Netscout, Computer Associates (NetQos), and Compuware.

We expect increased competition from our current competitors as well as other established and emerging companies if our market continues to develop and expand. For example, third parties currently selling our products could market products and services that compete with our products and services. In addition, some of our competitors have made acquisitions or entered into partnerships or other strategic relationships with one another to offer a more comprehensive solution than they individually had offered. We expect this trend to continue as companies attempt to strengthen or maintain their market positions in an evolving industry and as companies enter into partnerships or are acquired. Many of the companies driving this consolidation trend have significantly greater financial, technical, and other resources than we do and are better positioned to acquire and offer complementary products and technologies. The companies resulting from these possible consolidations may create more compelling product offerings and be able to offer greater pricing flexibility, making it more difficult for us to compete effectively, including on the basis of price, sales and marketing programs, technology, or product functionality. Continued industry consolidation may adversely impact customers' perceptions of the viability of smaller and even medium-sized technology companies and consequently customers' willingness to purchase from such companies. These pressures could materially adversely affect our business, operating results and financial condition.

We also face competitive pressures from other sources. For example, Microsoft has improved, and has announced its intention to further improve, the performance of its software for remote office users. Our products are designed to improve the performance of many applications, including applications that are based on Microsoft protocols. Accordingly, improvements to Microsoft application protocols may reduce the need for our products, adversely affecting our business, operating results, and financial condition. Improvement in other application protocols or in the Transmission Control Protocol (TCP), the underlying transport protocol for most WAN traffic, could have a similar effect. In addition, we market our products, in significant part, on the anticipated cost savings to be realized by organizations if they are able to avoid the purchase of costly IT infrastructure at remote sites by purchasing our products. To the extent other companies are able to reduce the costs associated with purchasing and maintaining servers, storage or applications to be operated at remote sites, our business, operating results, and financial condition could be adversely affected.

We rely heavily on channel partners to sell our products. Disruptions to, or our failure to effectively implement, develop and manage, our distribution channels and the processes and procedures that support them could harm our business.

Our future success is highly dependent upon establishing and maintaining successful relationships with a variety of channel partners, including value-added resellers, value-added distributors, service providers, and systems integrators. A substantial majority of our revenue is derived from indirect channel sales and we expect indirect channel sales to continue to account for a substantial majority of our total revenue. We employ a two-tier distribution strategy, as part of a larger effort to scale our reach and better serve the needs of our channel. Our revenue depends in large part on the effective performance of these channel partners, and changes to our distribution model, the loss of a channel partner, or the reduction in sales to our channel partners could materially reduce our revenues and gross margins. By relying on indirect channels, we may have little or no contact with the ultimate users of our products, thereby making it more difficult for us to establish brand awareness, ensure proper delivery and installation of our products, service ongoing customer requirements, and respond to evolving customer needs. In addition, we recognize a large portion of our revenue based on a sell-through model using information regarding the end user customers that is provided by our channel partners. If those channel partners provide us with inaccurate or untimely information, the amount or timing of our revenues could be adversely impacted. For example, we have encountered delays with certain partners where internal processing issues have prevented that partner from providing a purchase order to us in a timely manner.

Recruiting and retaining qualified channel partners and training them in our technology and product offerings requires significant time and resources. These recruitment, retention, and training efforts have assumed even greater importance as we have evolved into a multi-product company. In order to develop and expand our distribution channel, we must continue to scale and improve our processes and procedures that support our distribution channel, including investment in systems and training, and those processes and procedures may become increasingly complex and difficult to manage. In particular, training and educating our channel partners has become more complex as we have introduced products that extend beyond core WAN optimization. We have no minimum purchase commitments with any of our value-added resellers or other indirect distributors, and our contracts with these channel partners do not prohibit them from offering products or services that compete with ours. Our competitors may be effective in providing incentives to existing and potential channel partners to favor their products, to choose not to partner with us, or to prevent or reduce sales of our products. Our channel partners may choose not to offer our products exclusively or at all. If we fail to maintain successful relationships with our channel partners, fail to develop new relationships with channel partners in new markets or expand the number of channel partners in existing markets, fail to manage, train or motivate existing channel partners effectively, or if these channel partners are not successful in their sales efforts, sales of our products would decrease, and our business, operating results and financial condition would be materially adversely affected.

We expect our gross margins to vary over time and our recent level of gross margin may not be sustainable. In addition, our gross margins may be adversely affected by our introductions of new products.

Our gross margins vary from quarter to quarter and the recent level of gross margins may not be sustainable and may be adversely affected in the future by numerous factors, including but not limited to product or sales channel mix shifts, increased price competition, increases in material or labor costs, excess product component or obsolescence charges from our contract manufacturers, write-downs for obsolete or excess inventory, increased costs due to changes in component pricing or charges incurred due to component holding periods if our forecasts do not accurately anticipate product demand, warranty-related issues, product discounting, freight charges, or our introduction of new products or new product platforms or entry into new markets with different pricing and cost structures.

Any introduction of, and transition to, a new product line requires us to forecast customer demand for both legacy and new product lines for a period of time, and to maintain adequate inventory levels to support the sales forecasts for both product lines. If new product line sales, or product line sales in general, exceed our sales forecast, we could possibly experience stock shortages, which would negatively affect our revenues. If legacy product line sales, or product lines sales in general, fall short of our sales forecast, we could have excess inventory, as has occurred from time to time. Any inventory charges would negatively impact our gross margins.

Our sales cycles can be long and unpredictable, and our sales efforts require considerable time and expense. As a result, our revenue is difficult to predict and may vary substantially from quarter to quarter.

The timing of our revenue is difficult to predict. Our sales efforts involve educating our customers about the use and benefit of our products, including their technical capabilities and potential cost savings to an organization. Customers typically undertake a significant evaluation process that has in the past resulted in a lengthy sales cycle, in some cases over twelve months. Also, as our channel model distribution strategy evolves, utilizing value-added resellers, value-added distributors, systems integrators and service providers, and as the breadth of our product offerings increases, the level of variability in the length of sales cycle across transactions may increase and make it more difficult to predict the timing of many of our sales transactions. For example, we recently experienced, and may continue to experience, extended sales cycles as a result of the additional complexity inherent in selling multiple product offerings in one transaction or a series of related transactions. We spend substantial time and money in our sales efforts without any assurance that these endeavors will produce any sales. Even after making the decision to purchase, customers may deploy our products slowly and deliberately. In addition, product purchases are frequently and increasingly subject to budget constraints, multiple approvals, and unplanned administrative, processing, and other delays.

Customers may also defer purchases as a result of anticipated or announced releases of new products or enhancements by our competitors or by us. In the past, we experienced delays in customer purchasing cycles in response to our introduction of new products or product transitions; we expect that this trend will continue in the future. Product purchases may be, and in the recent past have been, delayed by the volatile U.S. and global economic environment, which introduced additional risk into our ability to accurately forecast sales in a particular quarter. If sales expected from a specific customer for a particular quarter are not realized in that quarter or at all, revenue will be harmed, and we may miss our stated guidance for that period.

If we do not successfully anticipate market needs and develop products and product enhancements that meet those needs, or if those products do not gain market acceptance, our business and operating results will be harmed.

We may not be able to anticipate future market needs or be able to develop new products or product enhancements to meet such needs, either on a timely basis or at all. For example, our failure to address additional application-specific protocols, particularly if our competitors are able to provide such functionality, could harm our business. In addition, our inability to diversify beyond our current product offerings could adversely affect our business. Any new products or product enhancements that we introduce, including by way of acquisitions, may not achieve any significant degree of market acceptance or be accepted into our sales channel by our channel partners, which would adversely affect our business and operating results. In addition, the introduction of new products or product enhancements may shorten the life cycle of our existing products, or replace sales of some of our current products, thereby offsetting the benefit of even a successful product introduction or may cause customers to defer purchasing our existing products in anticipation of the new or enhanced products, any of which could adversely affect our business and operating results.

We rely on third parties to perform shipping and other logistics functions on our behalf. A failure or disruption at a logistics partner would harm our business.

We use third-party logistics partners to perform storage, packaging, shipment and handling for us. It is time-consuming and costly to qualify and implement relationships with new logistics partners. Therefore, if one or more of our logistics partners suffers an interruption in its business, or experiences delays, disruptions, or quality control problems in its operations, or we choose to change or add additional logistics partners, our ability to ship products to our customers would be delayed and our business, operating results and financial condition would be adversely affected.

We are susceptible to shortages or price fluctuations in our supply chain. Any shortages or price fluctuations in components used in our products could delay shipment of our products or increase our costs and harm our operating results.

We use various hardware components in our products that are sourced from third parties. Shortages in components that we use in our products have occurred recently and may occur in the future and our suppliers' ability to predict the availability of such components may be limited. Some components that we use are available only from limited sources of supply. Replacing a component that is used in our products with a different component may require establishing a new supply relationship with a third-party and may also require extensive testing and qualification before the replacement component may be used, both of which may be costly and time-consuming. In addition, the lead times associated with certain components are lengthy and preclude rapid changes in quantity requirements and delivery schedules. The unavailability of any component that is necessary to the proper functioning of our appliances would prevent us from shipping products. Any inability to ship our products in a timely manner would delay sales and adversely impact our revenue, business, operating results and financial condition.

Any growth in our business or the economy is likely to create greater pressures on us and our suppliers to project overall component demand accurately and to establish optimal component inventory levels. In addition, increased demand by third parties for the components we use in our products may lead to decreased availability and higher prices for those components. We carry limited inventory of our product components, and we rely on suppliers to deliver components in a timely manner based on forecasts we provide. We rely on both purchase orders and long-term contracts with our suppliers, but we may not be able to secure sufficient components at reasonable prices or of acceptable quality, which would seriously impact our ability to deliver products to our customers and, as a result, adversely impact our revenue.

If we fail to accurately predict our manufacturing requirements, we could incur additional costs or experience manufacturing delays, which would harm our business. We are dependent on contract manufacturers, and changes to those relationships, expected or unexpected, may result in delays or disruptions that could harm our business.

We depend on independent contract manufacturers to manufacture and assemble our products. We rely on purchase orders or long-term contracts with our contract manufacturers. Some of our contract manufacturers are not obligated to supply products to us for any specific period, in any specific quantity, or at any specific price. Our orders may represent a relatively small percentage of the overall orders received by our contract manufacturers from their customers. As a result, fulfilling our orders may not be considered a priority by one or more of our contract manufacturers in the event the contract manufacturer is constrained in its ability to fulfill all of its customer obligations in a timely manner. We provide demand forecasts and purchase orders to our contract manufacturers. To the extent that any such demand forecast, or purchase order is binding, if we overestimate our requirements, the contract manufacturers may assess charges, or we may have liabilities for excess inventory, each of which could negatively affect our gross margins. Conversely, because lead times for required materials and components vary significantly and depend on factors such as the specific supplier, contract terms, and the demand for each component at a given time, if we underestimate our requirements, the contract manufacturers may have inadequate materials and components required to produce our products, which could interrupt manufacturing of our products and result in delays in shipments and deferral or loss of revenue.

It is time-consuming and costly to qualify and implement contract manufacturer relationships. Therefore, if one or more of our contract manufacturers suffers an interruption in its business, or experiences delays, disruptions, or quality control problems in its manufacturing operations, or we choose to change or add additional contract manufacturers, our ability to ship products to our customers would be delayed and our business, operating results and financial condition would be adversely affected.

In addition, a portion of our manufacturing is performed overseas and is subject to risks associated with doing business in other countries.

We are dependent on various information technology systems, and failures of or interruptions to those systems could harm our business.

Many of our business processes depend upon our information technology systems (IT), the systems and processes of third parties, and on interfaces with the systems of third parties. For example, our order entry system provides information to the systems of our contract manufacturers, which enables them to build and ship our products. If those systems fail or are interrupted, or if our ability to connect to or interact with one or more networks is interrupted, our processes may function at a diminished level or not at all. This would harm our ability to ship products, and our financial results would likely be harmed.

In addition, reconfiguring our IT systems or other business processes in response to changing business needs, or in connection with integrating acquired businesses, may be time-consuming and costly. To the extent this impacts our ability to react timely to specific market or business opportunities, our financial results would likely be harmed.

If we are unable to protect our intellectual property rights, our competitive position could be harmed, or we could be required to incur significant expenses to enforce our rights.

We depend on our ability to protect our proprietary technology. We rely on trade secret, patent, copyright and trademark laws and confidentiality agreements with employees and third parties, all of which offer only limited protection. The steps we have taken to protect our proprietary rights may not be adequate to preclude misappropriation of our proprietary information or infringement of our intellectual property rights, and our ability to police such misappropriation or infringement is uncertain, particularly in countries outside of the U.S. Further, with respect to patent rights, we do not know whether any of our pending patent applications will result in the issuance of patents or whether the examination process will require us to narrow our claims, and even if patents are issued, they may be contested, circumvented or invalidated over the course of our business. The invalidation of any of our key patents could benefit our competitors by allowing them to more easily design products similar to ours. Moreover, the rights granted under any issued patents may not provide us with proprietary protection or competitive advantages, and competitors may in any event be able to develop similar or superior technologies to our own now or in the future. Protecting against the unauthorized use of our products, trademarks, and other proprietary rights is expensive, difficult and, in some cases, impossible. Litigation may be necessary in the future to enforce or defend our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others.

Intellectual property litigation may in the future result, in substantial costs and diversion of management resources, and may in the future harm our business, operating results and financial condition. Furthermore, many of our current and potential competitors have the ability to dedicate substantially greater resources to enforce their intellectual property rights than we do. Accordingly, despite our efforts, we may not be able to prevent third parties from infringing upon or misappropriating our intellectual property.

Claims by others that we infringe their proprietary technology could harm our business.

Our industry is, and any industry or market that we may enter in the future may be, characterized by the existence of a large number of patents and frequent claims and related litigation regarding patent and other intellectual property rights. In the ordinary course of our business, we are involved in disputes and licensing discussions with others regarding their claimed proprietary rights and we cannot assure you that we will always successfully defend ourselves against such claims. Third parties have claimed and may in the future claim that our products or technology infringe their proprietary rights. We expect that infringement claims may increase as the number of products and competitors in any of our markets increases and overlaps occur. In addition, as we have gained greater visibility and market exposure as a public company, we face a higher risk of being the subject of intellectual property infringement claims. Any claim of infringement by a third-party, even those without merit, could cause us to incur substantial legal costs defending against the claim, and could distract our management from our business. Furthermore, we could be subject to a judgment or voluntarily enter into a settlement, either of which could require us to pay substantial damages. A judgment or settlement could also include an injunction, a court order or other agreement that could prevent us from offering our products.

In addition, we might elect or be required to seek a license for the use of third-party intellectual property, which may not be available on commercially reasonable terms or at all, or if available, the payments under such license may harm our operating results and financial condition. Alternatively, we may be required to develop non-infringing technology, which could require significant effort and expense and may ultimately not be successful. Any of these events could seriously harm our business, operating results, and financial condition. Third parties may also assert infringement claims against our customers and channel partners. Any of these claims would require us to initiate or defend potentially protracted and costly litigation on their behalf, regardless of the merits of these claims, because we generally indemnify our customers and channel partners from claims of infringement of proprietary rights of third parties. If any of these claims succeed, or if we voluntarily enter into a settlement, we may be forced to pay damages on behalf of our customers or channel partners, which could have a material adverse effect on our business, operating results and financial condition.

Our international sales and operations subject us to additional risks that may harm our operating results.

We expect to continue to add personnel in additional countries. Our international sales and operations make us subject to various U.S. and international laws and regulations, including those relating to antitrust, data protection, and business dealings with both commercial and governmental officials and organizations. Our international sales and operations subject us to a variety of additional risks, including:

•the difficulty and cost of managing and staffing international offices and the increased travel, infrastructure, legal, and other compliance costs associated with multiple international locations;

•difficulties in enforcing contracts and collecting accounts receivable, and longer payment cycles, especially in emerging markets;

•tariffs and trade barriers and other regulatory or contractual limitations on our ability to sell or develop our products in certain foreign markets;

•the effects of any political instability on the general willingness of our current and prospective customers to make capital commitments;

•unfavorable changes in tax treaties or laws;

•increased exposure to foreign currency exchange rate risk; and

•reduced protection for intellectual property rights in some countries.

As we continue to expand our business globally, our success will depend, in large part, on our ability to anticipate and effectively manage these and other risks associated with our international sales and operations. Our failure to manage any of these risks successfully, or to comply with these laws and regulations, could harm our operations, reduce our sales, and harm our business, operating results and financial condition. For example, in certain foreign countries, particularly those with developing economies, certain business practices that are prohibited by laws and regulations applicable to us, such as the Foreign Corrupt Practices Act, may be more commonplace. Although we implement policies and procedures with the intention of ensuring compliance with these laws and regulations, our employees, contractors, and agents, as well as channel partners involved in our international sales, may take actions in violation of our policies. Any such violation could have an adverse effect on our business and reputation.

Some of our business partners also have international operations and are subject to the risks described above. Even if we are able to successfully manage the risks of international operations, our business may be adversely affected if our business partners are not able to successfully manage these risks.

Foreign currencies periodically experience rapid fluctuations in value against the U.S. dollar. Any foreign currency devaluation against the U.S. dollar increases the real cost of our products to our customers and partners in foreign markets where we sell in U.S. dollars, which has resulted in the past and may result in the future in delayed or cancelled purchases of our products and, as a result, lower revenues. In addition, this increase in cost increases the risk to us that we will be unable to collect amounts owed to us by such customers or partners, which in turn would impact our revenues and could materially adversely impact our business and financial results. Any devaluation may also lead us to more aggressively discount our prices in foreign markets in order to maintain competitive pricing, which would negatively impact our revenues and gross margins. Conversely, a weakened U.S. dollar could increase the cost of local operating expenses and procurement of raw materials to the extent we purchase components in foreign currencies.

International customers may also require that we localize our products. The product development costs for localizing the user interface of our products, both graphical and textual, could be a material expense to us if the software requires extensive modifications. To date, such changes have not been extensive, and the costs have not been material.

We are investing in engineering, sales, marketing, services, and infrastructure, and these investments may achieve delayed or lower than expected benefits, which could harm our operating results.

We intend to continue to add personnel and other resources to our engineering, sales, marketing, services and infrastructure functions as we focus on developing new technologies, growing our market segments, capitalizing on existing or new market opportunities, increasing our market share, and enabling our business operations to meet anticipated demand. We are likely to recognize the costs associated with these investments earlier than some of the anticipated benefits, and the return on these investments may be lower, or may develop more slowly, than we expect. If we do not achieve the benefits anticipated from these investments, or if the achievement of these benefits is delayed, our operating results may be adversely affected.

We may not generate positive returns on our research and development investments.

Developing our products is expensive, and the investment in product development may involve a long payback cycle or may not generate additional revenue at all. Our future plans include significant investments in research and development and related product opportunities. We believe that we must continue to dedicate a significant amount of resources to our research and development efforts to maintain our competitive position. These investments may take several years to generate positive returns, if ever.

Our ability to sell our products is highly dependent on the quality of our support and services offerings, and our failure to offer high quality support and services would harm our operating results and reputation.

Once our products are deployed within our customers' networks, our customers depend on our support organization to resolve any issues relating to our products. A high level of support is critical for the successful marketing and sale of our products. If we or our channel partners do not effectively assist our customers in deploying our products, succeed in helping our customers quickly resolve post-deployment issues, and provide effective ongoing support, it would adversely affect our ability to sell our products to existing customers and would harm our reputation with potential customers. In addition, as we expand our operations internationally, our support organization will face additional challenges, including those associated with delivering support, training and documentation in languages other than English. Any failure to maintain high quality support and services would harm our operating results and reputation.

If we fail to manage future growth effectively, our business would be harmed.

We have expanded our operations significantly since inception, both organically and through acquisitions of complementary businesses and technologies and anticipate that further significant expansion will be required. This growth is expected to continue to place significant demands on our management, infrastructure, and other resources. To manage our growth, we need to hire, integrate, and retain highly skilled and motivated employees. We will also need to continue to improve our financial and management controls, reporting systems, and procedures. We have an enterprise resource planning software system that supports our finance, sales, and inventory management processes. If we were to encounter delays or difficulties as a result of this system, including loss of data and decreases in productivity, our ability to properly run our business could be adversely impacted. If we do not effectively manage our growth, our business would be harmed.

Organizations are increasingly concerned with the security of their data, and to the extent they elect to encrypt data being transmitted from the point of the end user in a format that we're not able to decrypt, rather than only across the WAN, our WAN optimization products will become less effective.

Our WAN optimization products are designed to remove the redundancy associated with repeated data requests over a WAN, either through a private network or a virtual private network (VPN). The ability of our WAN optimization products to reduce redundancy depends on our products' ability to recognize the data being requested. Our WAN optimization products currently detect and decrypt some forms of encrypted data. Since most organizations currently encrypt most of their data transmissions only between sites and not on the LAN, the data is not encrypted when it passes through our WAN optimization products. For those organizations that elect to encrypt their data transmissions from the end-user to the server in a format that we are not able to decrypt, our WAN optimization products will offer limited performance improvement unless we are successful in incorporating additional functionality into our products that address those encrypted transmissions. Our failure to provide such additional functionality could limit the growth of our business and harm our operating results.

If our products do not interoperate with our customers' infrastructure, installations could be delayed or cancelled, which would harm our business.

Our products must interoperate with our customers' existing infrastructure, which often have different specifications, utilize multiple protocol standards, deploy products from multiple vendors, and contain multiple generations of products that have been added over time. If we find errors in the existing software or defects in the hardware used in our customers' infrastructure or problematic network configurations or settings, as we have in the past, we may have to modify our software or hardware so that our products will interoperate with our customers' infrastructure. In such cases, and others, our products may be unable to provide significant performance improvements for applications deployed in our customers' infrastructure. These issues could cause longer installation times for our products and could cause order cancellations, either of which would adversely affect our business, operating results and financial condition. In addition, government and other customers may require our products to comply with certain security or other certifications and standards. If our products are late in achieving or fail to achieve compliance with these certifications and standards, or our competitors achieve compliance with these certifications and standards, we may be disqualified from selling our products to such customers, or at a competitive disadvantage, which would harm our business, operating results, and financial condition.

If functionality similar to that offered by our products is incorporated into existing network infrastructure products, organizations may decide against adding our products to their network, which would harm our business.

Other providers of network infrastructure products, including our partners, are offering or announcing functionality aimed at addressing the problems addressed by our products. For example, Cisco Systems incorporates WAN optimization functionality into certain of its router blades. The inclusion of, or the announcement of intent to include, functionality perceived to be similar to that offered by our products in products that are already generally accepted as necessary components of network architecture or in products that are sold by more established vendors may have an adverse effect on our ability to market and sell our products. Furthermore, even if the functionality offered by other network infrastructure providers is more limited than our products, a significant number of customers may elect to accept such limited functionality in lieu of adding appliances from an additional vendor. Many organizations have invested substantial personnel and financial resources to design and operate their networks and have established deep relationships with other providers of network infrastructure products, which may make them reluctant to add new components to their networks, particularly from new vendors. In addition, an organization's existing vendors or new vendors with a broader product offering than ours may be able to offer concessions that we are not able to match because we currently offer a relatively focused line of products and have fewer resources than many of our competitors. If organizations are reluctant to add network infrastructure products from new vendors or otherwise decide to work with their existing vendors, our business, operating results, and financial condition will be adversely affected.

Our products are highly technical and may contain undetected software or hardware errors or security vulnerabilities. These errors or security vulnerabilities, and any related claims against our products, could cause harm to our reputation and our business.

Our products, including software product upgrades and releases, are highly technical and complex and, when deployed, are critical to the operation of many networks. Our products have contained and may contain undetected errors, defects, or security vulnerabilities. In particular, new products and product platforms may be subject to increased risk of hardware issues. Some errors in our products may be discovered only after a product has been installed and used by customers. Some of these errors may be attributable to third-party technologies incorporated into our products, which makes us dependent upon the cooperation and expertise of such third parties for the diagnosis and correction of such errors. The diagnosis and correction of third-party technology errors is particularly difficult where our product features the RSP or VSP, because it is not always immediately clear whether a particular error is attributable to a technology incorporated into our product or to third-party software deployed by our customers on our product. In addition, where we have incorporated technology from a third-party, the solutions may be more complex and may lead to new technical errors that may prove difficult to diagnose and support. Any delay or mistake in the initial diagnosis of an error will result in a delay in the formulation of an effective action plan to correct such error. Any errors, defects, or security vulnerabilities discovered in our products after commercial release could result in loss of revenue or delay in revenue recognition, loss of customers and increased service and warranty cost, any of which could harm our reputation, business, operating results and financial condition. Any such errors, defects, or security vulnerabilities could also adversely affect the market's perception of our products and business. In addition, we could face claims for product liability, tort or breach of warranty, including claims relating to changes to our products made by our channel partners. Our contracts with customers contain provisions relating to warranty disclaimers and liability limitations, which may not be upheld. Defending a lawsuit, regardless of its merit, is costly and may divert management's attention and harm the market's perception of us and our products. In addition, if our business liability insurance coverage proves inadequate or future coverage is unavailable on acceptable terms or at all, our business, operating results and financial condition could be adversely impacted.

Our use of open source and third-party software could impose limitations on our ability to commercialize our products.

We incorporate open source software into our products. The terms of many open source licenses have not been interpreted by U.S. or other courts, and there is a risk that such licenses could be construed in a manner that could impose unanticipated conditions or restrictions on our ability to commercialize our products. We could also be subject to similar conditions or restrictions should there be any changes in the licensing terms of the open source software incorporated into our products. In either event, we could be required to seek licenses from third parties in order to continue offering our products, to re-engineer our products or to discontinue the sale of our products in the event re-engineering cannot be accomplished on a timely or successful basis, any of which could adversely affect our business, operating results and financial condition.

We also incorporate certain third-party technologies, including software programs, into our products and may need to utilize additional third-party technologies in the future. However, licenses to relevant third-party technology may not continue to be available to us on commercially reasonable terms, or at all. Therefore, we could face delays in product releases until equivalent technology can be identified, licensed or developed, and integrated into our current products. These delays, if they occur, could materially adversely affect our business, operating results and financial condition. Any disruption in our access to  other software programs or third-party technologies could result in significant delays in our product releases and could require substantial effort to locate or develop a replacement program. If we decide in the future to incorporate into our products any other software program licensed from a third-party, and the use of such software program is necessary for the proper operation of our products, then our loss of any such license would similarly adversely affect our ability to release our products in a timely fashion.

We are subject to various regulations that could subject us to liability or impair our ability to sell our products.

Our products and services are subject to a variety of government regulations, including export controls, import controls, environmental laws, laws relating to the use of conflict minerals, and required certifications. For example, our products are subject to export controls of the U.S. and other countries and may be exported outside the U.S. and other countries only with the required level of export license or through an export license exception, because we incorporate encryption technology into our products. In addition, various countries regulate the import of certain encryption technology and have enacted laws that could limit our ability to distribute our products or could limit our customers' ability to implement our products in those countries. Changes in our products or changes in regulations may increase the cost of building and selling our products, create delays in the introduction of our products in international markets, prevent our customers with international operations from deploying our products throughout their global systems or, in some cases, prevent the export or import of our products to certain countries altogether. Any change in regulations, shift in approach to the enforcement or scope of existing regulations, or change in the countries, persons or technologies targeted by such regulations, could result in decreased use of our products by, or in our decreased ability to export or sell our products to, existing or potential customers with international operations. We must comply with various and increasing environmental regulations, both domestic and international, regarding the manufacturing and disposal of our products. Failure to comply with these and similar laws on a timely basis, or at all, could have a material adverse effect on our business, operating results and financial condition. Any decreased use of our products or limitation on our ability to export or sell our products would harm our business, operating results and financial condition.

We are exposed to risks from legislation requiring companies to evaluate internal control over financial reporting.

The Sarbanes-Oxley Act requires that we test our internal control over financial reporting and disclosure control and procedures. Moreover, if we are not able to comply with the requirements of Section 404 in the future, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock may decline and we could be subject to sanctions or investigations by the Nasdaq Stock Market's Global Select Market, the SEC or other regulatory authorities, which would require significant additional financial and management resources.

Changes in financial accounting standards may cause adverse unexpected revenue fluctuations and affect our reported results of operations.

A change in accounting policies can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New pronouncements and varying interpretations of existing pronouncements have occurred with frequency and may occur in the future. Changes to existing rules, or changes to the interpretations of existing rules, could lead to changes in our accounting practices, and such changes could adversely affect our reported financial results or the way we conduct our business.

We may have exposure to greater than anticipated tax liabilities.

Our provision for income taxes is subject to volatility and could be adversely affected by nondeductible stock-based compensation, changes in the research and development tax credit laws, earnings being lower than anticipated in jurisdictions where we have lower statutory rates and being higher than anticipated in jurisdictions where we have higher statutory rates, transfer pricing adjustments, not meeting the terms and conditions of tax holidays or incentives, changes in the valuation of our deferred tax assets and liabilities, changes in actual results versus our estimates, or changes in tax laws, regulations, accounting principles or interpretations thereof. In addition, like other companies, we may be subject to examination of our income tax returns by the U.S. Internal Revenue Service and other tax authorities. While we regularly assess the likelihood of adverse outcomes from such examinations and the adequacy of our provision for income taxes, there can be no assurance that such provision is sufficient and that a determination by a tax authority will not have an adverse effect on our results of operations.

If we fail to successfully manage our exposure to the volatility and economic uncertainty in the global financial marketplace, our operating results could be adversely impacted.

We are exposed to financial risk associated with the global financial markets, including volatility in interest rates and uncertainty in the credit markets. Additionally, instability and uncertainty in the financial markets, as has been recently experienced, could result in the incurrence of significant realized or impairment losses associated with certain of our operations, which would reduce our net income.

If we need additional capital in the future, it may not be available to us on favorable terms, or at all.

We have historically relied on outside financing and cash flow from operations to fund our operations, capital expenditures and expansion. We may require additional capital from equity or debt financing in the future to fund our operations or respond to competitive pressures or strategic opportunities. We may not be able to secure timely additional financing on favorable terms, or at all. If we raise additional funds through further issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company, and any new securities we issue could have rights, preferences and privileges senior to those of holders of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

Our business is subject to the risks of earthquakes, fire, floods, pandemics and other natural catastrophic events, and to interruption by manmade problems such as computer viruses, break-ins or terrorism.

Our main operations, including our primary data center, are located in the Phoenix, Arizona and Providence, Rhode Island Area, a region known for severe storms. A significant natural disaster, such as a hurricane, fire or a flood, could disrupt our operations and therefore harm our business, operating results and financial condition. A natural disaster could also impact our ability to manufacture and deliver our products to customers, or provide support to our customers, any of which would harm our business, operating results and financial condition. In addition, our servers are vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with our computer systems, which could result in the theft of intellectual property, customer information or other sensitive data. Any of these incidents could result in both legal and reputational costs. Natural disasters, acts of unrest or terrorism or war could also cause disruptions in our or our customers' business, our domestic and international markets, or the economy as a whole. To the extent that such disruptions result in delays or cancellations of customer orders or the deployment of our products, our business, operating results and financial condition would be adversely affected.

Unregistered Brokers/Agents. The Company may utilize finders, agents, and brokers to seek potential Shareholders. Depending on the locations of and activities conducted by such persons or entities, certain laws may require that they be registered with the Commission, state authorities, or foreign authorities. The Company intends only to utilize registered finders, agents, and brokers, or work with persons and entities it believes (or has been informed) do not need to be registered. If the Company uses finders, agents, or brokers that should be registered but are not, the Company may be liable to return investment monies and for other fines and penalties. In addition, the securities exemptions that the Company is relying upon may be made unavailable. In either case, the Shareholders may lose all or a portion of their investment.

Forward-looking Statements May Prove Materially Inaccurate. The statements contained in this Offering Circular that are not historical facts are forward-looking statements within the meaning of the Federal securities laws. These forward-looking statements are based on current expectations, beliefs, assumptions, estimates, and projections about the industry and locale in which the Company’s hotel, fitness facility and spa will be operated. Words such as “expect”, “anticipate”, “intend”, “plan”, “believe”, “seek”, and “estimate”, variations of such words, and other similar expressions, identify such forward-looking statements. Forward-looking statements contained in this Offering Circular, or other statements made for or on behalf of the Offering either orally or in writing from time to time, are expressly not guarantees of future performance, and involve certain risks, uncertainties, and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

While forward-looking statements in this Offering Circular reflect the Company’s estimates and beliefs, they are not guarantees of future performance. The Company does not promise to update any forward-looking statements to reflect changes in the underlying assumptions or factors, new information, future events, or other changes.

Such Shareholders May Be Subject to the Bad Actor Provisions of Rule 506(d). Regulation D, Rule 506(d) was adopted by the SEC under the JOBS Act on September 23, 2013. Rule 506(d) pertains to Shareholders (“covered persons”) who acquire more than 20% of the voting (equity) interests in companies seeking an exemption from securities registration under Rule 506. If such Shareholders have been subject to certain "disqualifying events" (as defined by the SEC), are required to either: a) disclose such events to other Shareholders (if they occurred before September 23, 2013); or b) own less than twenty percent (20%) of the voting (equity) Shares in the Company (if they occurred after September 23, 2013), and c) and they may not participate in management or fundraising for the Company. Disqualifying events are broadly defined to include such things as criminal convictions, citations, cease and desist or other final orders issued by a court, state or federal regulatory agency related to financial matters, Shareholders, securities violations, fraud, or misrepresentation.

Shareholders or other covered persons who do not wish to be subject to this requirement should: a) acquire less than twenty percent (20%) of the voting Shares in the Company (or ensure that the Shares they acquire are non-voting), and b) abstain from participating in management or fundraising for the Company. Covered persons have a continuing obligation to disclose disqualifying event both: a) at the time they are admitted to the Company, and b) when such disqualifying event occurs (if later), for so long as they are participating in the Company. Failure to do so may cause the Company to lose its Rule 506 securities exemption.

Risk Factors Involving Income Taxes

The Board Will Not Obtain an IRS Ruling. The Company will elect to be treated as a partnership for Federal income tax purposes. The Board has determined not to obtain a ruling from the Internal Revenue Service (IRS) as to the tax status of the group.

Registration as a Tax Shelter. The Company may be required to register with the Internal Revenue Service as a "tax shelter."

Tax Liability May Exceed Cash Distributions from Operations. As a result of decisions of the Board in operating the Company, which may require the suspension of Cash Distributions due to a need to maintain a higher level of cash Reserves, along with other events, there is a risk that, in any tax year, the tax liability owed by a Shareholder will exceed its Cash Distribution in that year. As a result, some or all of the payment of taxes may be an out of pocket expense of the Shareholder.

Tax Liability May Exceed Cash Distribution on Property Disposition. There is a risk that on the disposition of a Property, the tax liability of the Shareholder may exceed the Distributable Cash available. In the event of an involuntary disposition of the Company, there is the possibility of a Shareholder having a larger tax liability than the amount of cash available for Distribution at the time of the event, or at any time in the future.

Risk of Audit of Shareholder’s Returns. There is a risk that an audit of the Company’s records could trigger an audit of the individual Shareholder’s tax records.

Risk That Federal or State Income Tax Laws Will Change. There is a risk associated with the possibility that the Federal or State income tax laws may change affecting the projected results of an investment in the Company. There is a possibility that in the future Congress may make substantial changes in the Federal tax laws that apply to the Company and its Shareholders.

Risk That Income Tax Returns May Not Be Timely Prepared. If the Company is unable to prepare and deliver its Federal or State income tax returns in a timely manner the Shareholders may be forced to file an extension on their individual income tax returns and may incur a cost to do so, including possible penalties to the Federal and State governments. If the Company is unable to prepare and deliver the Federal or State income tax returns at all, the Shareholders may be required to incur additional expenses in employing independent accountants to complete the returns.

Losses Limited to Amounts at Risk. The extent to which a Shareholder may utilize losses from the Company will be limited to the amount the Shareholder is found to be "at risk" with respect to the Company.

Limitations on Use of Passive Losses. Losses from a passive activity are not allowed to offset other types of income, such as salary, active business income, and "portfolio income," and may offset income only from other passive activities. The Company anticipates that most of the net income (if any) allocated to the Shareholders may be used by the Shareholders to offset the "passive activity losses," if any, of the Shareholders.

Risk of Including Foreign Shareholders. The Company may accept Subscriptions from Non-U.S. Persons, in which case there is a risk that: the proper tax withholding amounts will not be withheld or paid by the Non-U.S. Person as required by the Foreign Investor in Real Property Tax Act of 1980 (FIRPTA) and that the Company could remain liable for a Non-U.S. Person’s individual tax liability to the IRS. There is a further risk that a Non-U.S. Person Investor could be named on the list of Specially Designated Nationals, Blocked Persons, or Sanctioned Countries or Individuals, which, if undiscovered, could result in an enforcement action against the Company by the U.S. Department of the Treasury and/or other federal agencies. In order to mitigate these possibilities, the Board will conduct due diligence on each Non-U.S. Person it considers admitting to the Offering and will attempt to determine whether there are any security restrictions on its admission at the time of its Subscription. Further, if the Board admits Non-U.S. Persons to the Offering, the Board will employ a C.P.A. versed in international investments on which it will rely to calculate and remit the appropriate withholding amounts. At the time of publication of this Offering Circular, the Board was not contemplating including any specific Non-U.S. Persons as Shareholders in the Offering.

Duties of Board to the Shareholders; Indemnification

Duties of the Board to the Company. The duties the Board owes to the Company and the other Shareholders include the duty of care, the duty of disclosure and the duty of loyalty, and the fiduciary duties of a partner to a partnership and its other partners, as set forth in the Operating Agreement. This is a rapidly developing and changing area of the law and the Shareholders who have questions concerning the duties of the Board should consult with their legal counsel.

A Shareholder has a right to expect that the Board will do the following:

•Use its best efforts when acting on the Shareholder’s behalf,

•Not act in any manner adverse or contrary to the Shareholder’s interests,

•Not act on its own behalf in relation to its own interests, and

•Exercise all of the skill, care, and due diligence at its disposal.

In addition, the Board is required to make truthful and complete disclosures so that the Shareholders can make informed decisions. The Board is forbidden to obtain an advantage at the expense of any of the Shareholders, without prior disclosure to the Company and the Shareholders.

Indemnification of Board: The Agreement provides an indemnification of the Board for liabilities the Board incurs in dealings with third parties on behalf of the Company. The Company is bound to indemnify and hold the Board harmless for any acts or omissions within the authority granted to the Board, including reimbursement for its legal expenses, unless the Board engages in willful misconduct, bad faith, or fraud. Further, the Agreement contains a provision that each of the Shareholders shall indemnify and hold harmless the Board for any liability associated with any misrepresentation(s) by them as to their suitability for Shareholdership in the Company, based on the Suitability Standards established by the Board in Section 1 hereof.

This indemnification will provide the Shareholders with a more limited right of action against the Board than they would have if the indemnification were not in the Agreement. This provision does not include indemnification for liabilities arising under the Securities Act of 1933, as, in the opinion of the Securities and Exchange Commission (“SEC”), such indemnification is contrary to public policy.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Upon the closing of this offering, our restated certificate of incorporation will provide that none of our directors shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Upon the closing of this offering, our restated certificate of incorporation will provide that we will indemnify each person who was or is a party or threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our restated certificate of incorporation that will be effective upon the closing of the offering also provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If we do not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.

       We have entered into indemnification agreements with our directors and executive officers. In general, these agreements provide that we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or officer of our company or in connection with their service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification and establish certain presumptions that are favorable to the director or executive officer.

       We plan to maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

       The underwriting agreement we will enter into in connection with the offering of common stock being registered hereby provides that the underwriters will indemnify, under certain conditions, our directors and officers (as well as certain other persons) against certain liabilities arising in connection with such offering.

       Insofar as the forgoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act of 1933, as amended, or the Securities Act, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RISKS RELATED TO OUR DELAWARE CORPORATE OPERATIONS

No intention to pay dividends.

A return on investment may be limited to the value of our common stock. We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of the Board. If we do not pay dividends, our common stock may be less valuable because a return on your investment would only occur if the Company’s stock price appreciates.

Risks of expansion of our business arise due to our limited operating history.

Our future success depends on our ability to obtain customers. If we are unable to effectively market our payment processing system, we will be unable to grow and expand our business or implement our business strategy, which could materially impair our ability to obtain sales and revenue.

Our failure to obtain capital may significantly restrict our proposed operations. We need capital to operate and fund our business plan. We do not know what the terms of any future capital raising may be, but any future sale of our equity securities will dilute the ownership of existing stockholders and could be at prices substantially below the price of the shares of common stock sold in this offering. Our failure to obtain the capital, which we require, may result in the slower implementation or curtailment of our business plan.

We depend on key personnel, including Jorn Knutsen and Joseph Rubenstein, our Chief Executive Officer and Chief Technology Officer, respectively, and future members of management, and the loss of services of one or more members of our senior management team, or our inability to attract and retain highly qualified personnel, could adversely affect our business, diminish our investment opportunities and weaken our relationships with lenders, business partners and existing and prospective industry participants, which could negatively affect our financial condition, results of operations, cash flow and trading price of our common stock.

Our success depends on our ability to attract and retain the services of executive officers, senior officers and community managers. There is substantial competition for qualified personnel in the IT industry and the loss of our key personnel could have an adverse effect on us. Our continued success and our ability to manage anticipated future growth depend, in large part, upon the efforts of key personnel, particularly Jorn Knutsen, our Chief Executive Officer and Joseph Rubenstein, our Chief Technology Officer. The loss of services of Mr. Knutsen or Mr. Rubenstein or other members of our senior management team which we may hire, or our inability to attract and retain highly qualified personnel, could adversely affect our business, diminish our investment opportunities and weaken our relationships with lenders, business partners and industry participants, which could negatively affect our financial condition, results of operations and cash flow.

The ability of stockholders to control our policies and effect a change of control of our company is limited by certain provisions of our Certificate of Incorporation and bylaws and by Delaware law.

There are provisions in our Certificate/Articles of Incorporation and bylaws that may discourage a third party from making a proposal to acquire us, even if some of our stockholders might consider the proposal to be in their best interests. These provisions include the following:

Our Articles of Incorporation authorizes our board of directors to shares of preferred stock with such rights, preferences and privileges as determined by the board, and therefore to authorize us to issue such shares of stock. We believe these Articles of Incorporation provisions will provide us with increased flexibility in structuring possible future financings. The additional classes or series will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests.

In addition, certain provisions of the General Delaware Corporation Law, 6 Del.C. § 8, et. seq., as amended from time to time (“GDCL”).  The GDCL, may have the effect of impeding a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could be in the best interests of our stockholders, including:

•“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our outstanding voting shares or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting shares) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes special appraisal rights and special stockholder voting requirements on these combinations; and

•“control share” provisions that provide that holders of “control shares” of our company (defined as shares which, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise voting power in the election of directors within one of three increasing ranges) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of issued and outstanding “control shares,” subject to certain exceptions) have no voting rights with respect to such shares except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

The GDCL permits our board of directors, without stockholder approval and regardless of what is currently provided in our Articles of Incorporation or bylaws, to implement certain takeover defenses, including adopting a classified board or increasing the vote required to remove a director. Such takeover defenses may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in control of us under the circumstances that otherwise could provide our common stockholders with the opportunity to realize a premium over the then current market price.

In addition, the provisions of our Articles of Incorporation on the removal of directors and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Each item discussed above may delay, deter or prevent a change in control of our company, even if a proposed transaction is at a premium over the then-current market price for our common stock. Further, these provisions may apply in instances where some stockholders consider a transaction beneficial to them. As a result, our stock price may be negatively affected by these provisions.

Our board of directors may change our policies without stockholder approval.

Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our board of directors or those committees or officers to whom our board of directors’ delegates such authority. Our board of directors will also establish the amount of any dividends or other distributions that we may pay to our stockholders. Our board of directors or the committees or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without stockholder vote. Accordingly, our stockholders will not be entitled to approve changes in our policies, and, while not intending to do so, may adopt policies that may have a material adverse effect on our financial condition and results of operations.

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions that you do not believe are in your best interests.

Delaware law provides that a director has no liability in that capacity if he or she satisfies his or her duties to us and our stockholders. Upon completion of this offering, as permitted by the DGCL, our Articles of Incorporation will limit the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

•actual receipt of an improper benefit or profit in money, property or services; or

•a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

In addition, our Articles of Incorporation will authorize us to obligate us, and our bylaws will require us, to indemnify our directors for actions taken by them in those capacities to the maximum extent permitted by Delaware law. Our Articles of Incorporation and bylaws also authorize us to indemnify these officers for actions taken by them in those capacities to the maximum extent permitted by Delaware law. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist. Accordingly, in the event that actions taken in good faith by any of our directors or officers impede the performance of our company, your ability to recover damages from such director or officer will be limited. In addition, we will be obligated to advance the defense costs incurred by our directors and our officers, and may, in the discretion of our board of directors, advance the defense costs incurred by our employees and other agents, in connection with legal proceedings.

Our business could be adversely impacted if there are deficiencies in our disclosure controls and procedures or internal control over financial reporting.

The design and effectiveness of our disclosure controls and procedures and internal control over financial reporting may not prevent all errors, misstatements or misrepresentations. While management will continue to review the effectiveness of our disclosure controls and procedures and internal control over financial reporting, there can be no guarantee that our internal control over financial reporting will be effective in accomplishing all control objectives all of the time. Furthermore, our disclosure controls and procedures and internal control over financial reporting with respect to entities that we do not control or manage may be substantially more limited than those we maintain with respect to the subsidiaries that we have controlled or managed over the course of time. Deficiencies, including any material weakness, in our internal control over financial reporting which may occur in the future could result in misstatements of our results of operations, restatements of our financial statements, a decline in our stock price, or otherwise materially adversely affect our business, reputation, results of operations, financial condition or liquidity.

RISKS RELATED TO THE MARKET FOR OUR COMMON STOCK

There has been only a limited public market for our common stock and an active trading market for our common stock may not develop following this offering.

There has not been any broad public market for our common stock, and an active trading market may not develop or be sustained. Shares of our common stock may not be able to be resold at or above the initial public offering price. The initial public offering price of our common stock has been determined arbitrarily by management without regard to earnings, book value, or other traditional indication of value. Our common stock may trade below the initial public offering price following the completion of this offering. The market value of our common stock could be substantially affected by general market conditions, including the extent to which a secondary market develops for our common stock following the completion of this offering, the extent of institutional investor interest in us, the general reputation of companies in the IT industry and the attractiveness of their equity securities in comparison to other equity securities, our financial performance and general stock and bond market conditions.

The market price and trading volume of our common stock may be volatile following this offering.

Even if an active trading market develops for our common stock, the trading price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the trading price of our common stock declines significantly, you may be unable to resell your shares at or above the public offering price.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•actual or anticipated variations in our quarterly operating results or dividends;

•changes in our funds from operations or income estimates;

•publication of research reports about us or our industry segments;

•changes in market valuations of similar companies;

•adverse market reaction to any additional debt we incur in the future;

•additions or departures of key management personnel;

•actions by institutional stockholders;

•speculation in the press or investment community;

•the realization of any of the other risk factors presented in this offering circular;

•the extent of investor interest in our securities;

•investor confidence in the stock and bond markets, generally;

•changes in tax laws;

•future equity issuances;

•failure to meet income estimates; and

•general market and economic conditions.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow and trading price of our common stock.

Our shares are “Penny Stock,” which impairs trading liquidity.

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

If you invest in this offering, you will experience immediate dilution.

We expect the initial public offering price of shares of our common stock to be higher than the pro forma net tangible book value per share of our outstanding shares of common stock. Accordingly, if you purchase shares of common stock in this offering, you will experience immediate dilution of approximately $1.67 in the pro forma net tangible book value per share of common stock. This means that investors who purchase shares of common stock will pay a price per share that exceeds the pro forma net tangible book value of our assets after subtracting our liabilities.

Future issuances of debt securities and equity securities may negatively affect the market price of shares of our common stock and, in the case of equity securities, may be dilutive to existing stockholders.

In the future, we may issue debt or equity securities or incur other financial obligations, including stock dividends and shares that may be issued in exchange for common units and equity plan shares/units. Upon liquidation, holders of our debt securities and other loans and preferred stock will receive a distribution of our available assets before common stockholders. We are not required to offer any such additional debt or equity securities to existing stockholders on a preemptive basis. Therefore, additional common stock issuances, directly or through convertible or exchangeable securities (including common units and convertible preferred units), warrants or options, will dilute the holdings of our existing common stockholders and such issuances or the perception of such issuances may reduce the market price of shares of our common stock. Any convertible preferred units would have, and any series or class of our preferred stock would likely have, a preference on distribution payments, periodically or upon liquidation, which could eliminate or otherwise limit our ability to make distributions to common stockholders.

As an “Emerging Growth Company” any decision to comply with the reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

•In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt into the extended transition period for complying with the revised accounting standards.

Our status as an “Emerging Growth Company” under the JOBS Act of 2012 may make it more difficult to raise capital.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D.

So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) offering circular, and periodic reports we file there under.

Our reporting obligation to file reports following this offering will be suspended if, on the first day of any fiscal year (other than a fiscal year in which the offering circular under the Securities Act has been qualified), we have fewer than 300 shareholders of record and we file Form 1-Z with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. Our common shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our common shares under the Exchange Act for the foreseeable future, provided that, we will register our common shares under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules.

In addition, so long as our common shares are not registered under the Exchange Act, our Company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which requires the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than five (5%) of the class.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

In addition, we cannot provide any assurance that such federal and state enforcement policies may deviate from the current policies in effect or in the future. See the “Risk Factors” and “Description of Business - Government Regulation” sections of this Offering Circular for more information.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this Offering Circular includes forward-looking statements. The statements herein which are not historical reflect our current expectations and projections about the Company’s future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to the Company and its management and management’s interpretation of what is believed to be significant factors affecting the business, including many assumptions regarding future events. Such forward-looking statements include statements regarding, among other things:

•potential governmental regulations relating to or that may impact our industry segments;

•increased costs or exposure to liability as a result of changes in laws or regulations applicable to the IT industry;

•general volatility of the capital and credit markets and the market price of our common stock;

•exposure to litigation or other claims;

•loss of key personnel;

•the risk that we may experience future net losses;

•risks associated with breaches of our data security;

•failure to obtain necessary outside financing on favorable terms, or at all;

•risks associated with future sales of our common stock by existing shareholders or the perception that they intend to sell substantially all of the shares of our common stock that they hold;

•risks associated with the market for our common stock; or

•any of the other risks included in this offering circular, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business.”

Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “will,” “shall,” “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including the ability to raise sufficient capital to continue the Company’s operations. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Offering Circular generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Registration Statement will in fact occur.

Prospective investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

The specific discussions herein about the Company include financial projections and future estimates and expectations about the Company’s business. The projections, estimates and expectations are presented in this Offering Circular only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on the officers of the Company’s own assessment of its business, the industry in which it works and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections.

Prospective investors should not make an investment decision based solely on the Company’s projections, estimates or expectations.

USE OF PROCEEDS

Our offering is being made on a best-efforts basis. A minimum number of 250,000 shares must be sold. The offering price per share is $20.00 per share. We expect to use the funds of this offering for working capital and marketing (70%) and for general and administrative expenses (30%).

No proceeds will be used to compensate or make payments to any officers or directors, except for salaries and ordinary business expenses incurred in the normal course of business, or as set forth under the caption “Executive Compensation.” We reserve the right to change the intended use of proceeds if necessitated by business conditions or unexpected events.

We intend to use the net proceeds for the following purposes in the following order: (a) first towards the fees and expenses associated with qualification of this Offering under Regulation A, including legal, auditing, accounting, transfer agent, printing and other professional fees; (b) second towards the implementation of our business plan, including but not limited to, (i) development/creation of the UMBRA platform including strengthening our position in Asia through channel partner acquisition(s) to ensure continued profitability overseas, (ii) creation/acquisition of the requisite brokerage licenses/entities, (iii) ongoing legal and regulatory interaction and relations (iv) community building/development and (v) a national marketing campaign, and (c) the balance towards operating capital and reserves.  No proceeds will be used to compensate or otherwise make payments to officers except for ordinary payments under employment, consulting or retainer agreements. We reserve the right to use a portion of the proceeds to pay director fees.

If the Maximum Amount of Shares offered hereunder and through the Combined Offering purchased, we expect to receive net proceeds from this Offering of approximately $18,000,000 after deducting estimated maximum Selling Agent commissions and expenses in the amount of $2,000,000 (10% of the gross proceeds of this Offering). However, we cannot guarantee that we will sell all of the Shares being offered by us. The following table summarizes how we anticipate using the net proceeds of this Offering, depending upon whether we sell the Minimum Amount, 50% of the Maximum Amount, or 100% of the Shares being offered in the Offering:

We will adjust roles and tasks based on the net proceeds of the Offering. We plan to use these proceeds as described below.

Offering Expenses

The use of proceeds for expenses related to the Combined Offering is as follows:

●If the Company raises Minimum Amount, it will use 8% of the proceeds, or $400,000, towards offering expenses;

●If the Company raises 50% of the Maximum Amount, it will use 9% of the proceeds, or $900,000, towards offering expenses; and

●If the Company raises the Maximum Amount, it will use 10% of the proceeds, or $2,000,000, towards offering expenses

The proceeds remaining after meeting offering expenses will be used as follows:

Use of Proceeds	% if Target Amount Raised	% if Closing Amount Raised	% if Maximum Amount Raised
Engineering Resource	45%	45%	45%
BusinessDevelopment, Sales, and Ops Resource	25%	25%	25%
Marketing Spend	10%	10%	10%
Technology Costs (e.g., servers, licenses)	10%	10%	10%
Other (e.g., legal, office)	10%	10%	10%

The above table of the anticipated use of proceeds is not binding on the Company and is merely a description of its current intentions.

We reserve the right to change the above use of proceeds if management believes it is in the best interests of the Company.

In the event that we do not raise the entire amount we are seeking, then we may attempt to raise additional funds through private offerings of our securities or by borrowing funds. We do not have any committed sources of financing.

	If the Minimum Amount of UMBRA Shares are Sold	If the Maximum Amount of UMBRA Shares are Sold
Gross Proceeds	$ 5,000,000	$20,000,000

Commissions to Selling Agents (1)

Fees for Qualification of Offering under Regulation A and other related ongoing costs (includes legal, auditing, accounting, escrow agent,

transfer agent, financial printer and other professional fees) (2)

	$TBD $ 500,000	$TBD $ 2,000,000
Net Proceeds	$ 4,500,000	$18,000,000
UMBRA’s intended use of the net proceeds is as follows: UMBRA Operations	$1,500,000	$7,000,000
Licenses/Entities	$ 450,000	$ 450,000
Legal/Regulatory Matters	$ 450,000	$ 900,000
Promotion/Marketing	$ 450,000	$1,500,000
Research and Development	$ 1,500,000	$ 7,000,000
Working Capital and General Corporate Purposes	$ 150,000	$ 1,150,000
Total Use of Net Proceeds	$ 4,500,000	$18,000,000
(1)Any unpaid funds will be added to Working Capital and General Corporate Purposes (2)Includes approximately $2,000,000 of offering expenses if the Maximum Amount of $20,000,000 is raised.

We believe that if we sell the Maximum Amount of Shares in this Offering, the net proceeds together with our current resources will allow us to operate for at least the next 24 months.

We also reserve the right to change the use of the proceeds if our business plans change in response to market, financing and/or regulatory   conditions. Accordingly, our management will have significant flexibility in allocating the net proceeds of this Offering.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DESCRIPTION OF BUSINESS AND PLAN OF OPERATION

In May 2012, Joseph Rubenstein and Jorn Knutsen founded UMBRA Technologies, bringing together decades of technology and market experience. Since then, with a core team and active use of channel partners, they have built a thriving business with a growing number of customers who have signed up to UMBRA’s prepaid subscription service. Servers of the Company are cloud-based but will have some physical plant currently intended to be based in Tempe, Arizona.  All servers will be either leased or wholly owned by the Company and registered through our Delaware-based entity.

Based on a prepaid monthly recurring income revenue model, by 2013 UMBRA generated gross revenues, reaching USD126,000, this grew to USD260,000 in 2014, and further growing to USD473,000 in 2015. Growth continued through 2016, generating gross revenues of USD691,000 and in 2017, UMBRA’s revenues breached the USD 1 million mark, with gross revenues being USD1,040,000, proving the viability of the technology and business model and setting the stage for expansion beyond mainland China.

THE PLAN

The Challenge

Traditional Enterprise WAN Connectivity solutions are static and were not created to handle the increasing cloud deployment of enterprise resources while continuing to provide security of information flow. Furthermore, within a growing number of industries, including financial/trading, big data gathering/analytics, Internet of Things (IoT), and data center security, local data sizes are growing exponentially while data transportation technologies have remained unchanged and ill equipped to handle the rising number of challenges that comes with it.

UMBRA’s Value Proposition

Through extensions of our patented Global Virtual Network; the Secure Network Optimization Service, UMBRA is redefining connectivity through proprietary technology solutions at reasonable CAPEX without the need to write-off past investments all while maintaining low ongoing operational costs.

•UMBRA is a Market-changing delivery of SD-WAN subscription service through elimination of the traditional network router

•Global 1000 CIOs, VPs of IT infrastructure use hi-cost, home-grown solutions from Cisco or SD-WAN solutions to address packet loss from HQ datacenter to regional branch office

•SD-WAN vendors (Viptela et al.) use traditional routers to create and update routing tables, aggregate IP addresses and route packets

•SD-WAN vendors overlay router management in router or cloud to route packets using routing tables and typical router technology…but the router itself is not inherently dynamic enough, fast enough or secure enough, because its feedback loop is inherently weak through the entire packet route end-to-end

•And CIOs spends $$$$$ to make the feedback loop work, but then everything is prohibitively expensive

The Solution

•Break up router functions to manage distribution and creation of feedback loops for packets along entire connection path in a LOW-COST orderly manner BY SMART USE of the EXISTING INTERNET INFRASTRUCTURE ITSELF

•Create peering relationships, multiple tunnels, centralized server management, neutral APIs to minimize packet loss, latency and jitter AND feedback loops.

•UMBRA’S PATENT PENDING GLOBAL VIRTUAL NETWORK IS THE LOW-COST WAY TO CREATE ACTIONABLE FEEDBACK LOOPS.

•UMBRA’s Neutral API Mechanism (patent pending) is key to game changing revenue generation because of quicker revenue enhancing way for other vendors, app providers to connect to the internet.

•UMBRA End-Point Device (EPD) sits between the Internet and the firewall of a branch office IT network

•The EPD is configured or installed by UMBRA, a Channel Partner or the IT administrator

•The EPD connects to UMBRA’s Global Virtual Network (GVN) to centrally secure and manage packet distribution along the entire WAN pathway

•UMBRA EPD is the enabler of the UMBRA Secure Network Optimization subscription service, so customers can subscribe for bandwidth on monthly, quarterly or annual basis

Revenue – bandwidth subscriptions start at 2Mbps/month

Largest subscriptions in pipeline are 1Gbps

Current average account size is between 10Mbps -20Mbps

Future Average account size should be between 10 Mbps – 1Gbps

Current Average account size – US$4,500-5,500 /yr. – expected to go much higher with 10Mbps–1Gbps average account size

•Profitable, funding will take us to accelerated development

•Largest account sizes could reach 10Gbps - 10Tbps or more with focused development and infrastructure placement through GVN and adding CIOs in mid-size datacenter in Fortune 500 companies as target customer

•Sales channel through IT service providers – China service providers already engaged; India and US service providers will be engaged immediately after funding and/or key feature rollout.

•Current customer pipeline includes top-tier German auto manufacturers in China, US chain retailers doing business in China

World-wide appeal

UMBRA’s currently deployed technology and solutions have world- wide appeal, but it was originally built to overcome specific issues that are seen in markets with poor internet quality and the high bandwidth costs of good connectivity resulting from it.

UMBRA has found solutions for multiple connectivity issues, taking into consideration drawbacks of each, while tackling them individually, resulting in a fully rounded solution, as shown below:

UMBRA’S Solution Overview
	Corporate VPN	Virtual Leased Line*	Physical line/MPLS*	SD-WAN, other *	UMBRA’s 2nd Generation SD-WAN
Connection Speed	No Improvement	Cost Constrained	Cost Constrained	No Bandwidth Limitations	No Bandwidth Limitations
Multi-Point Connectivity	Possible	Partially (1POP)	Partially (1POP)	Yes	GeodestinationTM
Net Neutrality	No	Partially	Partially	Partially	Yes
Intrusion Risk	Average	Average	Average	Unknown	None
Accelerates Video	No	Partial	Yes	Yes	Yes
Good for Corporate APPs	Partially	Yes	Yes	Partially	Yes
Additional VPN tunnels	No	No	Yes	No	Yes
Monthly price for 30 users or 8Mbps*	US$ 300	US$ 2,000+	US$ 4,000+	US$ 800	US$ 700 Max
*No limitation on number of users beyond bandwidth practicalities

UMBRA’s technology in action

Favorable attributes include lower cost, greater flexibility, faster deployment, strong security and privacy, improvement of latency and removal of packet loss, with the possibility of adding more features through APPs, etc.

INVESTMENT STRUCTURE

Any interested parties should carefully review the attached Articles, Bylaws, Subscription Agreement, Sales Comps and Underwriting. This offering is not for the general public and all investors are required to be accredited with a net worth of at least $1,000,000 or sophisticated as that term is defined in Rule 506. This offering is limited to “first come, first serve.”

Employees

As of the date the minimum placement of 250,000 shares is achieved, we will have 27 full-time and part-time employees in various offices.  None of our part-time U.S. consultants are represented by labor unions. We consider all current employee and consultant relations to be good.

SD-WAN Market Analysis

WHY NOW

➢SD-WAN vendors like Viptela (acquired by Cisco), Lavelle, Silver Peak and others still have it wrong in meeting demands of cloud-based applications and services

➢Router-focused approaches do not eliminate packet loss along the entire path because the entire path is not under control by any one vendor/customer/network provider, even within a single corporate WAN

➢Router focused approaches cannot systematically manage the volumes of requests from multiple IP addresses and ports to deal with packet loss COST-EFFECTIVELY and END-TO-END (but yes, they are cheaper than MPLS lines)

➢Existing Cisco dominance and mindset reinforce router-centric approaches toward managing network traffic

➢UMBRA shuns Silicon Valley/Cisco groupthink on router-centric approaches (because UMBRA deals with “the Great Firewall of China”, and having customers at the international branch office, forcing a “rethink” of router architecture).

➢UMBRA’s approach is defensible because, although Viptela and competitors are smart, UMBRA’s EXPERIENCE shows us where to put the network peering relationships, servers and other infrastructure to do this.

The UMBRA experience is captured in the patent applications.

MARKET OPPORTUNITY

According to the latest publicly available data from the UN Conference on Trade and Development, there are over 100,000 Multinational Enterprises, with nearly 900,000 subsidiaries, all potential clients of UMBRA.

These companies, according to Infonetics Research, encompass an Enterprise WAN Connectivity market that had a global annual value of approximately US$ 80 Billion in 2015.

This is exclusive of the new market segments created by UMBRA.

Quantity of Users
Mean
-1 SD
1 SD
Revenue per User
68% of UMBRA client base
-2 SD
2 SD
96% of UMBRA client base

➢Target INITIAL customer – Global 1000 organizations with US and/or W. Europe based HQ datacenter and regional branch office

➢SD-WAN TAM - IDC - SD-WAN market to hit $6B by 2020 (IDC, “Cloud and Drive for WAN Efficiencies Power Move to SD-WAN” March 2016

➢International Data Corporation (IDC) estimates that worldwide SD-WAN revenues will exceed $6 billion in 2020 with a compound annual growth rate (CAGR) of more than 90% over the 2015-2020 forecast period. (IDC press release: IDC Forecasts Strong Growth for Software-Defined WAN As Enterprises Seek to Optimize Their Cloud Strategies, 24 March 2016)

https://www.reportbuyer.com/product/4523632/software-defined-wide-area-network-market-by-component-deployment-type-technology-service-vertical-and-region-global-forecast-to-2021.html

Marketing Strategy

Exponential Market

The market opportunity is virtually immeasurable as the Industrial Internet of Things (“I-IoT”) will exponentially increase the number of connected devices over the next few years, expected to reach 20 billion by 2020 vastly increasing the amount of data that is transported around the world.

The Internet of Things (IoT) Units Installed Base By Category 2014 to 2020 (in billions of units)

Consumer
Business: Cross-Industry
Business: Vertical-Specific
Installed base in billions
25
20
15
10
5
0
2014
2015
2016
2017
2018
2020
0.9
0.63
2.28
1.07
0.82
3.02
1.32
1.1
3.96
1.64
1.5
5.24
2.03
2.13
7.04
3.17
4.38
12.86

statista

North America

With its strong, large and multinational customer base, it will have a competitive edge over rivals to secure more multinationals and focus sales on headquarters and direct decision makers, rather than having to secure subsidiaries in different parts of the world. A North America Market Strategy Plan has already been developed and is part of the document disclosure. This strategy will be supported by an increase in staff headcount to reach 50 to 100 employees in 12 to 18 months.

As soon as practically possible UMBRA will use IDC and Gartner to further our sales and marketing efforts in the US. Prior to that however, UMBRA intends to kick off co-marketing activities with identified US based channel partners centered around key milestones met by our R&D team to deliver on the product roll-out schedule.

Sales and Channel Partner Strategy

UMBRA sells its products through Channel Partner, while those partners undergo extensive training. The Company ensures in building market awareness of its services offerings to make it a household name with CTOs, CIOs and other decision makers in support of the Channel Partners’ sales effort.

UMBRA uses a solely focused and dedicated sales channel partner strategy where it provides the following support functions to its network:

-Sales training, including positioning and industry scenarios

-Input and graphics as needed for sales materials

-Technical training – front line support

-Technical training – limited back end access for customer support

-Sales assistance – accompanying salespeople to their clients or assistance with answering questions that end-clients may have.

INDUSTRY OVERVIEW

Software-defined wide-area network market is expected to grow significantly in the next five to six years from the market size of $501.3 million in 2017 to over $12.11 billion by 2023. The market, which has grown by 67.3% in 2017 compared to 2016, is expected to grow at a compound annual growth rate (CAGR) of 56.1% from 2018-2023.

UMBRA’s team is progressing the Company’s sales demand and perspective through Channel Partners and direct sales to customers whose feedback is well received. For better feedback follow-up, the Company is utilizing web interface support tickets and emails.

The Company relied on the functionality of its EPD; however, going forward there is a plan to redesign the Appliances and GUI to boost sales.

THE PRODUCT

•UMBRA SNO Service – 2-week free trial, then for interested customers, sold a bandwidth subscription (monthly recurring charge starting at 2Mbps/mo.) and the End-Point Device (EPD, 1-time charge)

•EPD “looks” like a router and has a GUI similar to a router, but the hardware is the same for small branch office to datacenter

•SNO Service works using the existing internet connection so the SNO Service “boosts” the connection

•EPD is connected to our Global Virtual Network (GVN) of low-cost access points, existing peering relationships and software-based network management solutions.

•Neutral API, multiple technologies are patent pending

•Pricing by bandwidth “purchased”

•Roadmap includes further development of GVN, possible development of virtual EPD, additional API tools, increased ability to deal with largest datacenters, continued system stability efforts, management and control efforts, peering relationships, buildup of network, continued work to develop patents to granting.

MARKET POSITIONING

As a perfect substitute to High-End Connectivity products like leased line and MPLS without the drawbacks, UMBRA is targeting a world-wide market.

Some specific markets which problems UMBRA solves:

ØFinTech

ØDatacenter/Cloud Security

ØMedicare

ØBig-Data Gathering

ØInternet of Things

GO-TO-MARKET STRATEGY

The Enterprise WAN Connectivity market is globally exhibiting an increasing need for cloud-based services, mobility of employees, proliferation of device types requiring internet access (IoT) and Big Data.

With disruptive technologies it is paramount to identify drivers of the technology’s adoption by the Early Pragmatists

ØSolve niche-specific problems

ØProvide a complete solution

ØDevelop trusted references

ØUse Market Entry Analysts

All service saleswill be made through an extensive channel partner network that is already under development.

UMBRA’s sales efforts will be focusing on training Channel Partner and market awareness of UMBRA’s service offerings and making UMBRA a household name with CTOs and other decision makers in support of the channel partners’ sales effort.

Price

Pricing will be determined based on general market conditions, as guided by the experience of UMBRA TECHNOLOIGES, LIMITED.

Promotion

Promotion, or advertising, will occur through specific media in order to reach a specialized range of consumers:

•UMBRA Technologies, Limited website

•Channel Partners

•Network marketing to local businesses.

oNewspapers and Magazines Campaign

oPosters/Flyers/Signage

oEffective Customer Support

•Online marketing

oCompany website with active SEO program

▪Links to travel websites

oAdvertising (Google Ads, etc.)

oOnline directories and magazines

oSocial Media (Facebook, Twitter, etc.)

oYouTube video commercials

•Store front, curbside, and roadway signage

•Joint promotions with local organizations

"We must provide our clients with high-quality Skype or FaceTime lessons whenever they travel inside and outside China. We needed a solution that could deal with poor bandwidth and that was very stable. The SNO solution works perfectly" - Curt Bergstrom, President of Sino Matters Ltd.

“Before meeting UMBRA Technologies, we had growing concerns about the sheer size of the data files we had to transfer on a daily basis...luckily, with UMBRA Technologies’ Secure Network Optimization Service, data transfers are accelerated, and security is seamlessly handled, so we no longer have to worry about getting the latest updates to our clients in a timely manner.”  - Video game graphics outsourcer

“We are very happy with the many features of the Secure Network Optimization Service that allows our guests to seamlessly connect to their corporate resources around the world without any issues”.  - IT Director, Hong Kong based large property and hotel manager.

Competition

To our knowledge, no other company offers a completely integrated Second Generation SD-WAN platform. There can be no assurance, however, that other parties will seek to emulate our business methods and practices. Many of those companies can be expected to have greater financial and management expertise than the Company. If such competitors arise, it could have a serious adverse effect on the Company.

Viptela* (acquired by Cisco)

Strength – “cloud” architecture, subscription model, deep packet inspection approach through router top-down, 5 patents, Cisco backing

Weakness – limited control over entire packet path, router-based, lacks standards-based approach, firewall rules hard to implement.

Riverbed

Strength – legacy network vendor, multiple product lines, “no one ever got fired for buying Riverbed”

Weakness – hub-spoke architecture, extremely expensive, not really SD-WAN solution provider, but SD-WAN solution in the works

Lavelle Networks

Strength – “cloud” architecture, subscription offering SD-WAN vendor, 2 levels of connectivity for branch office to datacenter connection

Weakness – No control over entire packet path, Cloud architecture through gateway router and points of presence is performance hit, Points-of-Presence expensive in regions like China/Asia through cloud delivered through router, no API

Aryaka

Strength – Subscription model, MPLS-substitute

Weakness – Hub-spoke architecture through Points of Presence, no control over entire packet path, Point-of-Presence approach is expensive in regions like China/Asia, challenging to install and operate

Silver-Peak*

Strength – Subscription pricing, priced by traffic “boosted”, physical and virtual appliances

Weakness – router based, no API, overall pricing extremely expensive, legacy hardware and architecture

Riverbed Technology, Inc. (Riverbed) is the leader in application performance infrastructure. In a world where businesses are increasingly relying on applications and data that run both in on-premises data centers as well as in the cloud, delivered to users over a mix of private and public networks, Riverbed offers a platform to give enterprises visibility to deliver, control, and optimize IT resources across the hybrid enterprise. The Riverbed Application Performance Platform is a set of solutions that help ensure applications perform as expected, data is always available when needed, and performance issues are diagnosed and cured before end users even notice.

Riverbed competes not only in the WAN optimization market, but also has leading solutions for network performance monitoring, application performance monitoring, and branch converged infrastructure. The application performance infrastructure market is highly competitive and continually evolving.

See Item 1A, “Risk Factors,” for further discussion of risks regarding competition at page 16.

Intellectual Property and Client Database

UMBRA has engaged Wilmer Hale to file near 100 patents/ provisional patent claims in the US to protect the core business, twenty (20) that have recently been granted. NERA Economic Consulting has done an extensive 3rd party analysis, together with Finite State systems, covering UMBRA’s business plans, financial projections and the initial 86 patents/provisional patent claims filed, identifying Innovation as well as defensive patent positioning to strengthen barriers to entry and solidify UMBRA’s market position.

They are currently in the process of going through the remaining part of the portfolio and updating their analysis of UMBRA Technologies.

Examples of patents/provisional patents filed:

➢Global Virtual Network (GVN) – Tying multiple internet fabrics together into one tapestry, regardless of network types deployed in the middle.

➢Advanced Smart Routing – Through proprietary algorithms traffic is transported on the best possible end-to-end route as part of the GVN.

➢Geodestination® - Providing multiple IPs in the same browser with multiple tabs open at the same time, for decentralized data gathering.

➢Multi-perimeter firewall mechanism – Pushing attacks away from the edge of the LAN, keeping office connectivity clean and operational.

➢Internet of Things (IoT) Connectivity Module – Accelerated reporting and connectivity by IoT devices to central servers over the GVN.

➢Network Slingshot – High performance networking for e.g. Blockchain, supporting unlimited file sizes without need to packetize traffic.

➢Data Beacon Pulser – 100% reliability without packet loss, unlimited file size, at near wire speed, regardless of source and target distance.

Federal Regulation and Our Business

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change /on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Critical Accounting Policies and Estimates Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Stock-Based Compensation

The Company accounts for its stock-based compensation in accordance with ASC 718, Compensation — Stock Compensation, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors to be recognized in the financial statements, based on their fair value. The Company measures share-based compensation to consultants in accordance with ASC 505-50, Equity-Based Payments to Non-Employees, and recognizes the fair value of the award over the period the services are rendered, or goods are provided.

Timing

Proceeds from this Offering, and from a concurrent Regulation D, Rule 506(c) and Regulation C offering that we will conduct, will be used to fund the operations of the UMBRA platform.

We expect that during the 6-month period from January 1, 2019 to June 30, 2019, our efforts will be focused upon raising funds in the Regulation D and S offering, initial development efforts and qualification of the Offering Circular filed under Regulation A of which this Form 1-A Offering Statement is a part.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims against the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We may list our common stock on the NASDAQ Capital Market or OTC Link under the symbol UMB.

As of the date of this Offering Circular, we had approximately one record holder of our common stock, Creative Digital Design Limited, that is owned by the Founders and 4 other individual holders as more fully described below.

We do not have a stock option plan in place and have not granted any stock options at this time. We have a warrant plan for our Board of Advisors and currently there are outstanding warrants to purchase 5% of our shares of our common stock at prices ranging from $4.00 to $5.00 per share.

DILUTION

Purchasers of our common stock offered in this Offering Statement will experience an immediate and substantial dilution of the net tangible book value of their common stock from the initial public offering price.

Assumed initial public offering price per share	$20.00
Net tangible book value per share before this offering (1)	$10.03
Increase in pro forma net tangible book value per share attributable to this offering (2)	$(1.67)
Pro forma net tangible book value per share after this offering	$ 8.36
Dilution in pro forma net tangible book value per share to new investors	$1.67

Net tangible book value per share of our common stock before this offering is determined by dividing net tangible book value based on June 30, 2019 net book value of the tangible assets (consisting of total assets less intangible assets) of the Company by the number of shares of our common stock issued.

(1)(2)The increase in pro forma net tangible book value per share attributable to this offering is determined by subtracting (a) the sum of (i) the pro forma net tangible book value per share before this offering (see note above) and (ii) the decrease in pro forma net tangible book value per share divided by (ii) the number of outstanding shares of common stock after this offering.

25% or $5,000,000	Shares Purchased	Total Consideration
	NumberPercent	AmountPercent	Avg Price Per Share
Founders	5,000,000 95%	$0.0001%	$0.0001
Regulation D/S Investors	%	$ %	$
New Investors	250,000 5%	$5,000,000%	$20.000
TOTAL	5,250,000100.000%	$ %	$
50% or $10,000,000
	Shares Purchased	Total Consideration
	NumberPercent	AmountPercent	Avg Price Per Share
Founders	5,000,000 91%	$0.0001%	$0.0010
Regulation D/S Investors	%	$ %	$
New Investors	500,000 9%	$10,000,000%	$20.000
TOTAL	5,500,000%	$ %	$

75% or $15,000,000
	Shares Purchased	Total Consideration
	NumberPercent	AmountPercent	Avg Price Per Share
Founders	5,000,000 87%	$0.0001%	$0.0010
Regulation D/S Investors	%	$ %	$
New Investors	750,000 13%	$15,000,000%	$20.000
TOTAL	5,750,000100.000%	$ 100.000%	$

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes thereto of the Company, as well as the financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Overview

The Founders launched Company initial operations in Hong Kong on May 2012 and then incorporated in Delaware on January 2, 2015 and commenced U.S. operations shortly thereafter. We are still in the early-growth stage and looking to expand research and development and the growth marketing stage of our business.

Operating Results

We generated $1,049,185 revenues during the year ended December 31, 2018 and $1,041,414 during the year ended December 31, 2017.

Plan of Operations

We were incorporated in the U.S. in January 2015 and since that date our operations have consisted solely of developing our Company’s business model and expanding the UMBRA businesses.

We believe that the proceeds from this Offering will be sufficient to fund our developmental operations for a period of 24 months. We also intend to raise additional funds within the next 12 months in a concurrent private offering of Shares pursuant to Rule 506(c) of Regulation D.

Liquidity and Capital Resources

To date, we have generated $177,200 EBITDA from operations in 2018 and $(12,298) in 2017 from operating activities.

Our future expenditures and capital requirements will depend on numerous factors, including: the success of this Offering, the progress of our research and development efforts and the rate at which we can get the UMBRA Network up and running.

We believe that if we raise the Minimum Amount in this Offering, we will have sufficient capital to finance our operations for expansion into North America and Europe over the next 24 months, however, if we do not sell the Maximum Amount or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time. Further, we expect that after such 24-month period, we will be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue-generating activities.

PLAN OF DISTRIBUTION

The Company is offering a maximum of 1,000,000 shares of its Shares on a best-efforts basis at a fixed price of $20.00 per share and any funds raised from this offering will be immediately available to us for our use. There will be no refunds. The offering will terminate upon the earlier of the sale of all 1,000,000 shares or one year from the date of this Offering Statement. There is a 250,000, minimum number of shares that we have to sell in this offering and funds we receive will be held in escrow at CVEX Group, 5000 Plaza On The Lake, Suite 305, Austin, TX  78746, Phone: (512) 838-6363, info@cvexgroup.com until 250,000 shares are subscribed.  Upon the closing of the minimum offering, funds will be  appropriated by us for the uses set forth in the Use of Proceeds section of this Offering Statement. No money will be returned once the subscription has been accepted by us and the minimum number of 250,000 shares have been fully subscribed.

We intend to sell the shares in this offering through registered broker-dealers or through our Founders, Jorn Knutsen and Joseph Rubenstein and their affiliates. They will not receive any compensation for offering or selling the shares.

Once the offering statement is effective, the Founders will contact individuals with whom he has an existing or past pre-existing business or personal relationship and will attempt to sell them the shares.

The Founders are relying on Rule 3a4-1 of the Securities Act of 1934 to offer the company’s shares without registering as brokers. The Founders are able to rely on Rule 3a4-1 of the Securities Act of 1934 due to the fact that they are: (a) not subject to statutory disqualification pursuant to section 3(a)(39) of the Securities Act of 1933; (b) not compensated in connection with his participation by the payment of commissions or other payments based either directly or indirectly on the offering; (c) not an associated person of a broker dealer; (d) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; (e)not a broker or dealer, or has been a broker or dealer, within the preceding 12 months; and (f) does not participate in selling an offering of securities for any issuer more than once every 12 months.

The Shares will be offered and sold by our officers and directors who will not receive any direct compensation for selling the Shares. The Shares will be offered on a “best efforts” basis with a minimum investment amount of $1,000 (250 shares), and a minimum amount of 250,000 Shares that must be sold before we can hold a closing.

We reserve the right to reject, in whole or in part, any subscriptions for Shares made in this Offering, in our discretion.

Selling Agents and Expenses

We may engage broker-dealers registered under Section 15 of the Exchange Act (“Selling Agents”), and who are FINRA members to participate in the offer and sale of the Shares and to pay to such persons, if any, cash commissions of up to 6% of the gross proceeds from the sales of Shares placed by such persons and agent warrants (“Agent Shares”) to purchase that number of Shares equal to 6% of the Shares placed by such persons. The Agent Shares shall have an exercise price equal to 110% ($1.10) of the price of the Shares sold to investors in this Offering. Our directors, officers, employees and affiliates (as defined in the Securities Act) may, but have no obligation to, purchase Shares in this Offering and all such Shares so purchased shall be counted toward the Maximum Amount.

We have not entered into selling agreements with any broker-dealers to date.

We will be responsible for and pay all expenses relating to this Offering, including, without limitation, (a) all filing fees and expenses relating  to the qualification of this Offering with the SEC and the filing of the offering materials with FINRA, as applicable; (b) all fees and expenses relating to the application to list of our Shares on the OTCQB; (c) all fees and expenses relating to the registration or qualification of the Shares as required under State Blue Sky laws, including the fees of counsel selected by us; (d) the costs of all preparing and printing of the offering documents; (e) the costs of preparing, printing and delivering certificates representing Shares; (f) fees and expenses of the transfer agent for the Shares; and (g) the fees and expenses of our accountants and the fees and expenses of our legal counsel and other agents and representatives. We expect the total expenses to be paid by us will be at least $500,000.

Offering Period

We expect to commence the sale of the Shares within two days following the Qualification Date. This Offering will terminate on the Termination Date.

Offering Documents

This Offering Statement and the offering documents specific to this Offering will be available to prospective investors for viewing

24 hours per day, 7 days per week on our website at www.umbratech.com. Before committing to purchase Shares, each potential investor must consent to receive the final Offering Statement and all other offering documents electronically. In order to purchase Shares, a prospective investor must complete and electronically sign and deliver to us a Subscription Agreement, the form of which is an exhibit to the Offering Statement of which this Offering Statement is a part and send payment to us as described in the Subscription Agreement. Prospective investors must also have agreed to the Terms of Use and Privacy Policy of our website.  This investment limitation does not apply to “accredited investors,” as that term is defined in Rule 501 of Regulation D under the Securities Act.

Prospective investors must read and rely on the information provided in this Offering Statement in connection with any decision to invest in the Shares.

For general information on investing, we encourage you to refer to www.investor.gov.

Application for Listing

We intend to file an application to have the Shares quoted on the NASDAQ Capital Market or OTCQB at such time as determined by management after we hold the initial closing.

State Blue Sky Information

If we fail to comply with State securities laws where our securities are sold, we may be subject to fines and other regulatory actions against us. We intend to take the steps necessary to help insure that offers and sales in this Offering are in compliance with State Blue Sky laws, provided, however, there can be no assurance that we will be able to achieve such compliance in all instances, or avoid fines or other regulatory actions if we are not in compliance.

Foreign Restrictions on Purchase of Shares

Other than the Company’s reliance on Regulation S and D of the Act, we have not taken any action to specifically offer the Shares outside the United States or to permit the possession or distribution of this Offering Statement outside the United States. Our securities may not be offered or sold, directly or indirectly, nor may this Offering Statement or any other offering material or advertisements in connection with the offer and sale of the Shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons outside the United States who come into possession of this Offering Statement must inform themselves about and observe any restrictions relating to this Offering and the distribution of this Offering Statement in the relevant jurisdictions.

BENEFICIAL SECURITY HOLDERS

The entity named below is the “Beneficial Security Holder.” The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by the Security Holder, and therefore, no accurate forecast can be made as to the number of securities that will be held by the Security Holder upon termination of this offering.

Except as noted, upon conversion of the convertible promissory note that the selling security holder listed in the table will have sole voting and powers with respect to the securities indicated and has never been one of our officers or directors. We will not receive any proceeds from the sale of the securities by the Security Holder. The Security Holder is not a broker-dealer or affiliated with a broker-dealer. The Security Holder may be deemed to be an underwriter.

Individual breakdowns for Creative Digital Design shareholder (Sole Shareholder of the Company).
	# of shares	%	Value	Value/Share
For Creative Digital Design	5,000,000	100.00%	5,000,000	1.00

Joseph Rubenstein (BBH)	1,978,000	39.56%	1,978,000	1.00

Jorn Knutsen (PC)	1,978,000	39.56%	1,978,000	1.00

Fred Broussard (EI)	608,500	12.17%	608,500	1.00

Carlos Ore	380,500	7.61%	380,500	1.00

Thibaus Saint-Martin	34,500	0.69%	34,500	1.00

Mike Silver	20,500	0.41%	20,500	1.00

Total:	5,000,000	100.00%	5,000,000

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors, officers, and managers of the Company are listed below along with all positions and offices held at the Company and their principal occupation and employment responsibilities for the past three (3) years.

Name	Positions and Offices Held at the Company	Principal Occupation and Employment Responsibilities for the Last Three (3) Years
Joseph Rubenstein	CTO, Director	Technology
Jorn Knutsen	CEO, President	Commercial
James R. Simmons, Esq.	Director	Legal

Indemnification

Indemnification is authorized by the Company to managers, officers or controlling persons acting in their professional capacity pursuant to Delaware law. Indemnification includes expenses such as attorney’s fees and, in certain circumstances, judgments, fines and settlement amounts actually paid or incurred in connection with actual or threatened actions, suits or proceedings involving such person, except in certain circumstances where a person is adjudged to be guilty of gross negligence or willful misconduct, unless a court of competent jurisdiction determines that such indemnification is fair and reasonable under the circumstances.

Board Leadership Structure and Risk Oversight

The following provides an overview of the leadership structure of the Board and the Board’s oversight of the Company’s risk management process. In addition, the Board also has two standing committees, the Audit Committee and Governance Committee (the “Committees”) (discussed below), each comprised of all of the Directors named above, to which the Board has delegated certain authority and oversight responsibilities.

The Board’s role in management of the Company is oversight, including oversight of the Company’s risk management process. The Board meets regularly on at least a quarterly basis and at these meetings the officers of the Company report to the Board on a variety of matters. The Board reviews its leadership structure periodically and believes that its structure is appropriate to enable the Board to exercise its oversight of the Company.

The Company has retained the Board as the Company’s investment adviser. The Board is responsible for the Company’s overall administration and operations, including management of the risks that arise from the Company’s investments and operations. The Board provides oversight of the services provided by the Project and the Company’s officers, including their risk management activities. On an annual basis, the Company’s Chief Executive Officer, Jorn Knutsen, conducts a compliance review and risk assessment and prepares a written report relating to the review that is provided to the Board for review and discussion. The assessment includes a broad-based review of the risks inherent to the Company, the controls designed to address those risks, and selective testing of those controls to determine whether they are operating effectively and are reasonably designed. In the course of providing oversight, the Board and the Committees receive a wide range of reports on the Company’s activities, including regarding each Company’s investment portfolio, the compliance of the Company with applicable laws, and the Company’s financial accounting and reporting.

The Company Board’s leadership structure and risk oversight is identical.

Board Committees

As described below, the Board has two standing Committees, each of which is chaired by a Director. The Board has not established a formal risk oversight committee. However, much of the regular work of the Board and its standing Committees addresses aspects of risk oversight.

Audit Committee

The Board has an Audit Committee consisting of all of the Directors. Jorn Knutsen serves as the chairman of the Audit Committee. Under the terms of its charter, the Audit Committee (a) acts for the Directors in overseeing the Company’s financial reporting and auditing processes; (b) receives and reviews communications from the independent registered public accounting firm relating to its review of the Company’s financial statements; (c) reviews and assesses the performance, approves the compensation, and approves or ratifies the appointment, retention or termination of the Company’s independent registered public accounting firm; (d) meets periodically with the independent registered public accounting firm to review the annual audits of the series of the Company, including the audits of the Company, and pre-approves the audit services provided by the independent registered public accounting firm; (e) considers and acts upon proposals for the independent registered public accounting firm to provide non-audit services to the Company or the Project or its affiliates to the extent that such approval is required by applicable laws or regulations; (f) considers and reviews with the independent registered public accounting firm, periodically as the need arises, but not less frequently than annually, matters bearing upon the registered public accounting firm’s status as “independent” under applicable standards of independence established from time to time by the SEC and other regulatory authorities; and (g) reviews and reports to the full Board with respect to any material accounting, tax, valuation or record keeping issues of which the Audit Committee is aware that may affect the Company, the Company’s financial statements or the amount of any dividend or distribution right, among other matters. The function of the Audit Committee of the Company is the same.

Governance Committee

The Board has a Governance Committee consisting of all of the Directors. James R. Simmons serves as the chairman of the Governance Committee. Under the terms of its charter, the Governance Committee is empowered to perform a variety of functions on behalf of the Board, including responsibility to make recommendations with respect to the following matters: (i) individuals to be appointed or nominated for election as Directors; (ii) the designation and responsibilities of the chairperson of the Board (who shall be an Independent Director) and Board committees, such other officers of the Board, if any, as the Governance Committee deems appropriate, and officers of the Company; (iii) the compensation to be paid to Directors; and (iv) other matters the Governance Committee deems necessary or appropriate. The Governance Committee is also empowered to: (i) set any desired standards or qualifications for service as a Director; (ii) conduct self-evaluations of the performance of the Directors and help facilitate the Board’s evaluation of the performance of the Board at least annually; (iii) oversee the selection of independent legal counsel to the Directors and review reports from independent legal counsel regarding potential conflicts of interest; and (iv) consider and evaluate any other matter the Governance Committee deems necessary or appropriate. It is the policy of the Governance Committee to consider nominees recommended by shareholders. Shareholders who would like to recommend nominees to the Governance Committee should submit the candidate’s name and background information in a sufficiently timely manner (and in any event, no later than the date specified for receipt of shareholder proposals in any applicable proxy statement of the Company) and should address their recommendations to the attention of the Board of Directors of UMBRA TECHNOLOGIES, INC’s Governance Committee, at C/O James R. Simmons, Esq., Simmons Associates, Ltd., 56 Pine Street, 7th Floor, Providence, RI 02903, Phone: (401) 272-5800. The function of the Governance Committee of the Company is the same.

Codes of Ethics

Each of the Company, the Board, the Board, and the Advisors/Sponsors have adopted a code of ethics under Rule 17j-1 of the 1940 Act (collectively the “Ethics Codes”). Rule 17j-1 and the Ethics Codes are designed to prevent unlawful practices in connection with the purchase or sale of securities by covered personnel (“Access Persons”). The Ethics Codes apply to the Company and permit Access Persons to, subject to certain restrictions, invest in securities, including securities that may be purchased or held by the Company. Under the Ethics Codes, Access Persons may engage in personal securities transactions, but are required to report their personal securities transactions for monitoring purposes. In addition, certain Access Persons are required to obtain approval before investing in initial public offerings, private placements or certain other securities. The Ethics Codes can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. The Codes are available on the EDGAR database on the SEC’s website at www.sec.gov, and also may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549-0102.

Identification of Directors, Executive Officers and Significant Employees.

Our directors hold office until their successors are elected and qualified, or until their deaths, resignations or removals. Our officers hold office at the pleasure of our board of directors, or until their deaths, resignations or removals.

Our directors, executive officers and significant employees their ages, positions held, and durations of such are as follows:

Business Experience

The following is a brief account of the education and business experience of our directors, executive officers and significant employees during at least the past five years, indicating their principal occupations and employment during the period, and the name and principal business of the organization in which such occupations or employment were carried on.

Organizational Structure

Five teams will be allocated for research and development. Three teams will be allocated for sales and support upon closing of the minimum required number of 250,000 Shares.

UMBRA Staff Headcount
FYE December 31st,	Current	Year 1	Year 2	Year 3
CEO	1	1	1	1
CTO	1	1	1	1
CIO			1	1
CFO		1	1	1
Senior Deployment Officer			1	1
Head of Business Development		1	1	1
Head of Finance & Accounting	0.5	1	2	3
Software Engineer		3	5	6
IT Officer			1	1
System Engineer		1	2	2
Programmers	11	12	20	24
Technical Support	1	2	4	5
Executive Assistant		2	3	3
Staff - Operations
Local Lawyer		1	1	1
Staff – Legal
Europe Business Developer				2
US Market Business Developer		2	5	8
China Business Developer	1	3	3	3
Sales Team
Other - Auditor
Total Staff	7	31	52	64

The table above presents the Company’s staff and channel partner staff per year. UMBRA plans on increasing the staff headcount after funding, reaching 50+ employees within 12 to 18 months.

Biographies

The following are short biographies of the principal officers of UMBRA TECHNOLOGIES, LIMITED:

Jorn Knutsen

Since 2012, Mr. Knutsen has used his intimate knowledge of the enterprise software solutions to create a marketplace for current UMBRA end users, their needs and wants. His grasp of UMBRA’s Internet technology since the Company’s inception has made him instrumental in UMBRA’s development. He has a proven track record as a business leader, with strong focus on clients and market responsive organizations. From 2005 to 2007 he was the Managing Director of North East Asia for the failing Hong Kong subsidiary of Eltek Valere ASA, including a manufacturing facility in Dongguan, China and sales offices throughout the region, revamping the failing operation, doubling output and making it profitable within a year.

Jorn holds two degrees, a BEng. in Electronics and Electrical Engineering (Hons.) and a MSc. in International Business and is regarded as a business visionary, manager and leader. Having spent the last 18 years as an organization builder in China, his primary expertise is in Business Development, Turn-Key Establishment, Change Management and Organization Control. He is a sought-after speaker on international business topics, establishment quandaries and the challenges of doing business in, with and from China.

As part of his mission to save Eltek Valere in North East Asia, Jorn headed the Greenfield establishment of a R&D center in Shenzhen, China, ending with a Turn-Key handover to new management in the summer of 2006.

Since 2007, Jorn has been taking the helm of CANDIS Group, leading the charge to make it a successful consulting and trusted IT outsourcing partner in China and beyond.

Joseph Rubenstein

Since, 2012, Mr. Rubenstein has developed technology behind the Company and is a key technology visionary of the future. He has been programming since the age of seven and has a proven track record of successful start-ups and technical innovation prior to joining UMBRA, as well as bringing technology to marketability. Joseph is aToronto, Canada native and has resided and run and worked at companies in Beijing, China since 1997 and has a working knowledge of spoken Mandarin Chinese and multiple computer languages.

https://patents.google.com/?inventor=Joseph+E.+RUBENSTEIN

James R. Simmons – General Counsel

Since 2009, Mr. Simmons has been the Managing Partner for the law firm of Simmons Associates, Ltd.  Jim received his law degree from George Washington University in 1988. Prior to joining Simmons Associates, Ltd., Jim practiced with Tillinghast Collins & Graham in its corporate, commercial and real estate departments. Jim serves on the Banks and Trusts Committee of the Rhode Island Bar Association and his practice is concentrated in the areas of corporate law, banking and commercial law, mortgage lending, venture capital, private placements and real estate, bankruptcy, and creditors' rights. He is admitted to practice law in both Rhode Island and Massachusetts.

Administrators and Affiliates of the Company

ADVISORS AND CONSULTANTS

Mark Thatcher

Since 1995, Mark has participated as a legal and capital formation advisor for various internationally based clients and companies. He concentrates in the practice areas of capital formation, venture capital, securities regulation, mergers & acquisitions, cross-border business development and licensing.  From 1998 to 2017, Mr. Thatcher was Of Counsel to Simmons Associated Ltd. of Providence, Rhode Island and from 1990 to 1998 was of Counsel to Daniel P. Edwards, Hughes and Dorsey, an AV-rated Colorado law firm.

Mr. Thatcher attended the University of Denver where he earned his Master’s in Business Administration and Juris Doctor Degrees.  He is presently a member of the State Bar of Colorado; Court of Appeals District of Columbia; Committee Shareholder of the International Business and Securities Sections/Forums, Colorado, Washington, D.C., Shareholder of the International Society of Business Law and Shareholder of the Federal Bar Association.  He is also a past member of the International Trade Committee, Middle East Committee, International M&A Joint Ventures Committee, International Commercial Transactions Committee, International Energy and National Resources Committee, Shareholder of the American and District of Columbia Bar Associations.

Jim Harlow – B.Eng. (Hons) –

Since 2013, Jim has been a self-employed IT consultant and engineer.  Jim achieved advanced degrees in both Mechanical and Electrical Engineering from Fife College of Technology, Dundee University and Cranfield University; he has a background in executive business management for both private and public organizations and was a founder of several software and technology companies (from start-up thru to exit.) including MyChronomy, TURUM and ICOL.

Anthony Short

Since 1999, Mr. Short has been the Founding Director of GCP Capital Pty Ltd (Cabbel), a Perth based investment banking group.

He has a background in corporate and personal finance and taxation. He began his career at Citibank Limited with foreign exchange and significant corporate accounts in 1989. Anthony specialises in financial risk management and advises on funding structures for private and corporate clients.

Anthony has over 20 years of experience in the administration and management of listed public companies, including at board level, in formation and management.

Steve Graceffa

Since 2002, Stephen Graceffa has managed Exnihilo of Providence, Rhode Island, and successfully delivered hundreds of web solutions for clients including Ariba, Analog Devices, Carbonite, Citizens Bank, Dell, Denon, GTECH, Imation, Major League Baseball, Textron, Schneider and Xerox, to name only a few. A dynamic and energetic entrepreneur, Steve draws from his diverse background in the fields of business strategy and analysis, user experience design, computer science and marketing to provide clients with highly strategic, business-driven web counsel.

John Leggate – Non-Executive Chairman

Since 2005, Mr. John Stephen Leggate, CBE, FREng. John served as the Chief Investment Officer and Group Vice President of Digital & Communications Technology at BP Group. He served as Chief Information Officer of BP plc. John joined BP Group in 1979 as a Chartered Engineer and was closely involved in the development of corporate policy on technology foresight. John was honoured as Commander, The Most Excellent Order of the British Empire by the Queen in 2004 New Year's Honour List in recognition of outstanding contribution and leadership to the international digital technology agenda. He is a Fellow of the Institute of Electrical Engineering in London and the Royal Academy of Engineering in London. He is a graduate of Glasgow University, where he holds a B.Sc. degree in Engineering.

Chip Andreae, Government Liaison

Andreae & Associates, Inc.

Since 1991, Mr. Andreae has been the Managing Director of Andreae & Associates in 1991 and beginning in 1996 was also a founding partner of Andreae, Vick and Associates for seven years. Mr. Andreae has had extensive exposure to the Washington establishment, with particular focus on foreign policy. He worked for 15 years on Capitol Hill, including four years with the Senate Select Committee on Intelligence and five years as Chief of Staff for Senator Richard Lugar. As Chief of Staff, Mr. Andreae led numerous Senate staff delegations to the Near East, Latin America, and Africa.

Mr. Andreae holds a Master’s degree in Government from Georgetown University and a Bachelor’s degree in Political Science and History from Denison University. Mr. Andreae has also served as a Visiting Lecturer at the Edmund A. Walsh School of Foreign Service at Georgetown University.

Chris Werner

Since 1998, Mr. Werner has been the Managing Director and founder of Emerging Securities Group and co-founder of Gorgona Gold Peru, Mr. Werner has decades of experience with international finance and capital formation.  He has degrees in Accounting, Business Administration and Communications from Regis University, Denver Colorado that initially lead him to the position of Chief Financial Officer of a NASDAQ listed company and eventually to the CEO position of a publicly listed TSX mineral exploration company.

SIMMONS ASSOCIATES, LTD., Counsel (www.simmonsltd.com)

Simmons Associates, Ltd. provides the highest quality legal services in a number of areas of practice including securities, banking and commercial law, investment banking and financial markets, venture capital, private placements, finance, commercial mortgage lending, real estate, business, government relations, insurance defense, corporate and commercial litigation as well as consumer issues. The firm has attorneys admitted to the practice of law in Colorado, Rhode Island, Massachusetts and the District of Columbia.

REGISTERED OFFICE

56 Pine Street, 7th Floor

Providence, RI 02903

TELEPHONE

+1 401 272 5800

WEBSITE

www.simmonsltd.com

ADVISOR

Simmons Associates, Ltd.

ACCOUNTANTS & BACK OFFICE AFFILIATES ATTORNEYS

Simmons & Associates

CONFLICTS OF INTEREST

At the present time, the Company does not foresee any direct conflict between our directors' executive officers, or significant employees other business interests and their involvement in the Company.

None of them has been the subject of the following events:

(1)He has not been convicted, within ten years before the filing of the offering circular (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(2)He is not subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the offering circular, that, at the time of such filing, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(3)He is not subject to a final order (as defined in Securities Act Rule 261 of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:(i) At the time of the filing of the offering circular, bars the person from:(A) Association with an entity regulated by such commission, authority, agency, or officer;(B) Engaging in the business of securities, insurance or banking; or(C) Engaging in savings association or credit union activities; or(ii) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such filing of the offering circular;

(4)He is not subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 or section 203(e) or (f) of the Investment Advisers Act of 1940 or (f)) that, at the time of the filing of this offering circular:(i) Suspends or revokes such person's registration as a broker, dealer, municipal securities dealer or investment adviser;(ii) Places limitations on the activities, functions or operations of such person; or(iii) Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(5)He is not subject to any order of the Commission entered within five years before the filing of the offering circular that, at the time of such filing, orders the person to cease and desist from committing or causing a violation or future violation of:(i) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933, section 10(b) of the Securities Exchange Act of 1934 and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 and section 206(1) of the Investment Advisers Act of 1940, or any other rule or regulation thereunder; or(ii) Section 5 of the Securities Act of 1933.

(6)He is not suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(7)He has not filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or offering circular filed with the Commission that, within five years before the filing of the offering circular, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(8)He is not subject to a United States Postal Service false representation order entered within five years before the filing of the offering circular, or is, at the time of such filing, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers hold their offices until they resign, are removed by the Board, or their successor is elected and qualified.

EXECUTIVE COMPENSATION

The Company has made no provisions for paying cash or non-cash compensation to its officer and director for services. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows. The Board of Directors were issued no shares of common stock in 2018 for services valued at $.001 per share.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us for their appointment for the period ended June 30, 2019.

% Before% After
Name and AddressAnnual CompensationNo. of SharesOfferingOffering
Jorn Knutsen (1)$300,000.001,495,50029.91%25.75%
Joseph Rubenstein (1)$300,000.001,495,50029.91%25.75%
All officers and directors as a group (6 persons)2,991,00059.82%100.00%

Our directors are not compensated for their services. The board has not implemented a plan to award options to our director. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts. No compensation is paid to directors for acting as such.

Employment Contracts and Employees

We have no employment contracts with any of our officers or directors. We currently employ our CEO as a full-time officer and we have a part time general counsel and a full-time chief technology officer. We plan to add up to five administrative personnel, including a full time Chief Financial Officer and VP of Business Development.

Indemnification

Under our Articles of Incorporation and Bylaws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Delaware law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of June 30, 2019 with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company. The percentages are based on 5,000,000 shares of our common stock outstanding as of the date above.

Individual breakdowns for Creative Digital Design shareholder (Sole Shareholder of the Company).
	# of shares	%	Value	Value/Share
For Creative Digital Design	5,000,000	100.00%	5,000,000	1.00

Joseph Rubenstein (BBH)	1,978,000	39.56%	1,978,000	1.00

Jorn Knutsen (PC)	1,978,000	39.56%	1,978,000	1.00

Fred Broussard (EI)	608,500	12.17%	608,500	1.00

Carlos Ore	380,500	7.61%	380,500	1.00

Thibaus Saint-Martin	34,500	0.69%	34,500	1.00

Mike Silver	20,500	0.41%	20,500	1.00

Total:	5,000,000	100.00%	5,000,000

Regardless of the success of this offering, our officers and director and current stockholders will continue to own the majority of our common stock after the offering. Since they may continue control the Company after the offering, investors may be unable to change the course of the operations. Thus, the shares we are offering may lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

We estimate that the net proceeds we will receive from this offering will be between $4.5 million to $18 million, after deducting the estimated transaction fees and expenses payable by us. The following table sets forth our estimated sources and uses of funds related to the offering. The actual amounts of such sources and uses are expected to differ upon the actual issuance of the notes.

(in millions)
Sources
Shares/Shares offered hereby	$20.0
Total sources	$20.0

Uses
Repayment of existing short-term loan (1)	$0.0
Transaction fees and expenses	2.0
Cash on hand	18.0
Total uses	$20.0
(1)	Our existing private offering might include a short-term bridge financing loan provided by a related party to the Company. This loan will be terminated in connection with this offering.

LEGAL STRUCTURE

There are two (2) Founders who are also current shareholders. The Founders are active in the business and are officers and/or directors of the Company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND

CERTAIN CONTROL PERSONS AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Other than the issuance of 3,956,000 shares of common stock to our Founders, we do not have any transactions with related persons to report.

The following table sets forth the numbers and percentages of our outstanding voting securities as of June 30, 2019 (as qualified in the footnotes thereto) by:

●each person known to the Company to be the beneficial owner of more than 10% of any class of the Company’s outstanding voting securities;

●each of the Company’s directors;

●each of the Company’s executive officers; and

●all of the Company’s directors and executive officers as a group.

The Company’s voting securities consist of Common Stock and Preferred Stock. Beneficial ownership is determined in accordance with SEC rules and generally includes sole or shared voting or investment power with respect to voting securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any voting securities that such person or any member of such group has the right to acquire within 60 days of the date of this Offering Statement. For purposes of computing the percentage of the Company’s outstanding voting securities held by each person or group of persons named above, any securities that such person or persons has the right to acquire within 60 days of the date of this Offering Statement are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership as determined under SEC rules is not necessarily indicative of beneficial or other ownership for any other purpose. The inclusion herein of any securities listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated below, the business address of each person or entity listed is c/o UMBRA Technologies (US), Inc., at 431 West Orion Avenue, Tempe, Arizona, 85283 and 56 Pine Street, 7th Floor, Providence, RI 02903.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with any independent registered public accountant. As mentioned elsewhere herein, our financial statements have not been reviewed by an independent registered public accountant.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering Circular as having prepared or certified any part of this Offering Circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Law Offices of Simmons Associates, Ltd. will pass on the validity of the common stock being offered pursuant to this Offering Circular.

DESCRIPTION OF CAPITAL STOCK

Our Articles of Incorporation provides that we may issue up to 10,000,000 shares of common stock, $0.0001 par value per share, referred to as common stock, and 10,000,000 shares of preferred stock, $0.0001 par value per share, including up to 5,000,000 shares of Series A Convertible Preferred Stock. As of the date of this Offering Circular, there are 5,000,000 outstanding shares of common stock. Upon completion of the maximum offering, 6,000,000 shares of our common stock will be issued and outstanding, and 0 shares of Series A Convertible Preferred Stock will be issued and outstanding.

Under Delaware law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All of the shares of our common stock offered hereby will be duly authorized, validly issued, fully paid and non- assessable and all of the shares of our common stock have equal rights as to earnings, assets, dividends and voting. Subject to the preferential rights of holders of any other class or series of our stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our board of directors out of funds legally available therefor. Shares of our common stock generally have no preemptive, appraisal, preferential exchange, conversion, sinking fund or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our Articles of Incorporation. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time, and our Articles of Incorporation restrictions on the transfer and ownership of our stock.

Except as may otherwise be specified in the terms of any class or series of our common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. Directors are elected by a plurality of all of the votes cast in the election of directors.

Under Delaware law, a Delaware corporation generally cannot dissolve, amend its Articles of Incorporation, merge, consolidate, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s Articles of Incorporation. Our Articles of Incorporation provides for approval of any of these matters by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on such matters. Delaware law also permits a Delaware corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to an entity if all of the equity interests of the entity are owned, directly or indirectly, by the corporation. Because substantially all of our assets will be held by our operating partnership or its subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Preferred Stock

Our Articles of Incorporation authorizes our board of directors to classify any unissued shares of preferred stock into one or more classes or series of preferred stock. Prior to the issuance of shares of each class or series, our board of directors is required by Delaware law and by our Articles of Incorporation to set, subject to the provisions of our Articles of Incorporation regarding the restrictions on ownership and transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of each such class or series. As a result, our board of directors could authorize the issuance of shares of preferred stock that have priority over shares of our common stock with respect to dividends or other distributions or rights upon liquidation or with other terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests. As of the date hereof, no authorized shares of Series A Convertible Preferred Stock are outstanding, and we have no present plans to issue any additional shares of preferred stock. Holders of the Series A Convertible Preferred Stock has the same voting and liquidation rights as the common stock on an as-converted basis. Each share of Series A Convertible Preferred Stock is convertible into one share of common stock.

General

Common Stock: 10,000,000 Shares

Preferred Shares:10,000,000 Shares

The aggregate number of Shares of all classes of capital stock which this corporation (the “Corporation”) shall have authority to issue is 20,000,000 Shares, of which 10,000,000 Shares shall be Shares of common stock, par value of $0.0001 per share (the “Common Stock”), and 10,000,000 Shares shall be Shares of preferred stock, par value of $0.0001 per share (the “Preferred Stock”).

The holders of Common Stock and Preferred Stock shall have and possess all rights as shareholders of the Corporation, including such rights as may be granted elsewhere by these Articles of Incorporation below.

Dividends on the Common Stock and Preferred Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine.

The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances for the Corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully paid and nonassessable. Shareholders of the Corporation do not have a preemptive right to acquire unissued Shares of the Corporation’s capital stock.

INDEMNIFICATION

The Corporation shall indemnify, to the fullest extent permitted by applicable law, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys’ fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation also shall indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

LIMITATION OF DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(i)for any breach of the director's duty of loyalty to the Corporation or to its shareholders,

(ii)(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii)(iii) for acts specified under Section 7-108-403 of the Delaware Business Corporation Act or any amended or successor provision thereof, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware Business Corporation Act is amended after this Article is adopted to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware Business Corporation Act, as so amended.

Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

MEETINGS OF SHAREHOLDERS

Meetings of shareholders shall be held at such time and place as provided in the bylaws of the Corporation. At all meetings of the shareholders, one-third of all votes entitled to be cast at the meeting shall constitute a quorum.

NO CUMULATIVE VOTING

There shall be no cumulative voting for the election of directors.

ACTION BY SHAREHOLDERS

Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by the shareholders having the minimum number of votes necessary to authorize or take such action at a meeting at which all of the Shares entitled to vote thereon were present and voted.

UMBRA TECHNOLOGIES (US), INC. (the “Corporation”), a corporation organized and existing under the Delaware General Corporation Law (the “DGCL”), hereby certifies that, pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) by its Articles of Incorporation and pursuant to the provisions of the DGVL, effective as of March 1, 2018, the Board duly adopted the following resolution providing for the authorization of 10,000,000 Shares of the Corporation's Convertible Share Stock (the “Share Stock”):

RESOLVED, that pursuant to the authority vested in the Board by the Corporation’s Articles of Incorporation, the Board hereby establishes from the Corporation’s authorized class of preferred stock a new series to be known as “Convertible Share Stock,” consisting of 10,000,000 Shares, and hereby determines the designation, preferences, rights, qualifications, limitations and privileges of the Convertible Share Stock of the Corporation to be as follows:

1. Designation and Amount. Of the 10,000,000 Shares of the Company’s authorized Preferred Stock, $0.0001 par value per share, 1,000,000 are designated as “Convertible Share Stock,” with the rights and preferences set forth below.

2. Voting Rights. Each holder of Shares of Share Stock shall be entitled to the number of votes equal to the number of Shares of Common Stock into which such Shares of Share Stock could be converted (pursuant to Section 5 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent and shall have voting rights and powers equal to the voting rights and powers of the Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company.

Except as otherwise provided herein or as required by law, the Share Stock shall vote together with the Common Stock at any annual or special meeting of the shareholders and not as a separate class and may act by written consent in the same manner as the Common Stock.

3. Dividends.

(a) 8% Dividend. The holders of the Share Stock shall be entitled to receive, when and if declared by the Board of Directors out of funds legally available for such purpose, dividends of 8% per annum of the Original Purchase Price (the “Share Dividend”). Such dividends shall be non-cumulative, and in preference to the holders of Common Stock.

(b) Common Stock Dividends. In the event any dividends are paid or set aside on any share of Common Stock, the corporation shall simultaneously pay or set aside an additional dividend on all outstanding Shares of Share Stock in a per share amount equal (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of common Stock.

(c) Other Dividends. The holders of the Share Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such other dividends as may be declared from time to time by the Board of Directors.

4. Liquidation Rights. The Share Stock shall have liquidation preference over the Corporation’s Common Stock. Accordingly, upon any liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Corporation, the holders of the Share Stock shall receive preference over the holders of the Common Stock and holders of Shares of capital stock that rank junior to the Share Stock. Holders of the Share Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Share Stock an amount equal to $1.00 per share of the Share Stock (as adjusted for stock splits and combinations, stock dividends, reclassifications and the like) plus any declared but unpaid dividends (the “Share Liquidation Preference”) before any distribution or payment shall be made to the holders of any Common Stock, equity equivalent securities of the Corporation that rank pari passu with the Common Stock or any Shares of stock capital stock that rank junior to the Share Stock. If the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets shall be distributed to the Shareholders, pro rata in accordance with the respective amounts that would be payable on such Shares if all amounts payable thereon were paid in full. After payment of the Share Liquidation Preference to the holders of the Share Stock, any remaining proceeds thereafter shall be distributed ratably to holders of the Common Stock, and the Share Stock shall not participate in distributions to holders of Common Stock. The Corporation shall provide 10 days’ notice to Shareholders prior to the record date for any Deemed Liquidation Event to allow the holders to convert and therefore participate as Common Shareholders in lieu of participating as Shareholders.

For the purpose of this Certificate of Designation, a “Deemed Liquidation Event” means each of the following events:

(A) a sale, lease or other disposition of all or substantially all of the assets (including goodwill and intangible assets) of the Corporation and, if any, its subsidiaries on a consolidated basis;

(B) any consolidation or merger of the Corporation with or into any other person that is not a shareholder, an affiliate of a shareholder, or an affiliate of the Company, or

(C) any other Corporation reorganization, in which the shareholders immediately prior to such consolidation, merger or reorganization own equity Shares of the entity surviving such merger, consolidation or reorganization representing less than 50% of the combined voting power or economic Shares of the outstanding securities of such entity immediately after such consolidation, merger or reorganization.

5. Conversion Rights. The holders of the Share Stock shall have the following rights with respect to the conversion of the Share Stock into Shares of Common Stock:

(a) Optional Conversion. Subject to and in compliance with the provisions of this Section 5, any Shares of Share Stock may, at the option of the holder, be converted at any time into fully paid and non-assessable Shares of Common Stock. The number of Shares of Common Stock to which a holder of Share Stock shall be entitled upon conversion (the “Conversion Ratio”) shall be determined by dividing (x) the Original Purchase Price by (y) the Conversion Price in effect at the close of business on the conversion date.

(b) Conversion Price. The Conversion Price for the Share Stock shall initially be the Original Purchase Price, subject to adjustment pursuant to this Section 5 (the “Conversion Price”).

(c) Automatic Conversion. Each share of Share Stock shall automatically convert at the then current Conversion Ratio into fully paid non-assessable Shares of Corporation Common Stock, (i) immediately upon the written consent of holders of a majority of the issued and outstanding Share or (ii) immediately prior to the closing of a public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of Shares of Common Stock of the Corporation at a per share price not less than five times the Original Purchase Price (as adjusted for stock splits and combinations, stock dividends, reclassifications and the like) per share and for a total offering of not less than $20 million (before deduction of underwriters commissions and expenses) (a “Qualified IPO”).

(d) Mechanics of Conversion. No fractional Shares of Common Stock shall be issued upon the conversion of the Share Stock. If the number of Shares to be issued to the holders of the Share Stock is not a whole number, then the number of the Shares shall be rounded up to the nearest whole number. Before any holder of Share Stock shall be entitled to convert the same into full Shares of Common Stock, and to receive certificates therefor, he shall either (xx) surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or (yy) notify the Corporation that such certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that on the date of an automatic conversion event (being that set forth in Section 5(c) hereof), the outstanding Shares of Share Stock shall be converted automatically without any further action by the holders of such Shares and whether or not the certificates representing such Shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the Shares of Common Stock issuable upon such automatic conversion event unless either the certificates evidencing such Shares of Share Stock are delivered to the Corporation, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. On the date of the occurrence of an automatic conversion event, each holder of record of Shares of Share Stock shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such Shares of Share Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of Shares of Share Stock, or that the certificates evidencing such Shares of Common Stock shall not then be actually delivered to such holder.

(e) Adjustments for Subdivisions or Combinations of Common Stock. In the event the outstanding Shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of Shares of Common Stock, the Conversion Price of the Share Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of Shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(f) Certificate of Adjustment. In each case of an adjustment or readjustment of the conversion Price for the number of Shares of Common Stock or other securities issuable upon conversion of the Share Stock, the Corporation shall compute such adjustment or readjustment in accordance herewith and the Corporation’s Chief Financial Officer (or other proper officer) shall notify each registered holder of the Share Stock. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

(g) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued Shares of Common Stock, solely for the purpose of effecting the conversion of the Shares of the Share Stock, such number of its Shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Shares of Share Stock, and if at any time the number of authorized but unissued Shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Shares of Share Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Shares of Common Stock to such number of Shares as shall be sufficient for such purpose.

6. Share Protective Provisions. Except as otherwise required by law, at any time when at least 5,000,000 Shares of Convertible Share Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Convertible Share Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law) the written consent or affirmative vote of the holders of at least a majority of the then outstanding Shares of Convertible Share Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

(i)Except for filing a Certificate of Designation to create or issue any new class or series of Shares having rights, preferences or privileges junior to the Convertible Share, amend, alter, waive or repeal any provision of the Articles of Incorporation of the Corporation, including this Certificate of Designation of the Convertible Share Stock;

(ii)increase or decrease the authorized number of Shares of Preferred Stock of the Corporation;

(iii)create or issue any new class or series of Shares having rights, preferences or privileges senior to or on parity with the Convertible Share;

(iv)repurchase or redeem any Shares of the Common Stock of the Corporation other than (i) the repurchase or redemption from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or other relationship, (ii) the repurchase of Shares of Common Stock of the Corporation pursuant to that certain Shareholders Agreement between the Corporation and certain founders dated March 1, 2018, and (iii) the repurchase of Shares of Common Stock of the Corporation pursuant to that certain Share Holders Agreement of an even date herewith;

(v)liquidate, dissolve or wind-up the business and affairs of the Corporation, or effect a Deemed Liquidation Event of the Corporation;

(vi)effect a reclassification, reorganization or recapitalization of the outstanding capital stock of the Company; or

(vii)pay or declare any dividend or make any distribution on, any Shares of capital stock of the Corporation other than (i) dividends or distributions on the Convertible Share Stock as expressly authorized herein or (ii) dividends or other distributions payable on the Common Stock solely in the form of additional Shares of Common Stock.

7. Reissuance of Preferred Stock. Any Shares of Convertible Share Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be canceled, retired and eliminated from the Shares of Share Stock that the Corporation shall be authorized to issue. All such Shares shall upon their cancellation become authorized but unissued Shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in the Articles of Incorporation.

8. Severability. If any right, preference or limitation of the Share Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

9. Amendment and Waiver. This Certificate of Designation shall not be amended, either directly or indirectly or through merger or consolidation with another entity, in any manner that would alter or change the powers, preferences or special rights of the Convertible Share Stock so as to affect them materially and adversely without the consent of a majority of the outstanding Shares of Convertible Share Stock. Any amendment, modification or waiver of any of the terms or provisions of the Convertible Share Stock shall be binding upon all holders of Convertible Share Stock.

10. Notices. Any notice required by the provisions of this Certificate of Designation shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by email, on the next business day; (iii) five days after having been sent by U.S. mail; or (iv) one day after deposit with a recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices to the Corporation shall be addressed to the Corporation’s President at the Corporation’s principal place of business on file with the Secretary of State of the State of Delaware. All notices to stockholders shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

* * * * *

Transfer Agent and Registrar

Our transfer agent and registrar for our shares of common stock is Action Stock Transfer Corporation, its address is 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121, and its telephone number is (801) 274-1088.

SHARES ELIGIBLE FOR FUTURE SALE

General

Upon completion of the formation transactions and this offering, we will have outstanding 6,000,000 shares of our common stock. Of these shares, the 1,000,000 shares sold in this offering and 5,000,000 currently outstanding shares will be freely transferable without restriction or further registration under the Securities Act, subject to the limitations on ownership set forth in our Articles of Incorporation, except for any shares purchased in this offering by our “affiliates,” as that term is defined by Rule 144 under the Securities Act. The remaining 4,000,000 shares of common stock will be “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if the sale is registered under the Securities Act or qualifies for an exemption from registration, including an exemption under Rule 144, as described below.

Prior to this offering, there has been no active public market for our common stock. We can provide no assurance as to:

(i) the likelihood that an active market for our shares of common stock will develop;

(ii) the liquidity of any such market;

(iii) the ability of the stockholders to sell the shares; or

(iv) the prices that stockholders may obtain for any of the shares.

We cannot make any prediction as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of our common stock (including shares issued upon the exchange of common units in our operating partnership tendered for redemption), or the perception that such sales could occur, may adversely affect prevailing market prices of our common stock. See “Risk Factors—Risks Related to the Market for Our Common Stock”. For a description of certain restrictions on transfers of our shares of common stock held by our stockholders, see “Description of Capital Stock.”

Rule 144

Rule 144(b)(1) provides a safe harbor pursuant to which certain persons may sell shares of our stock that constitute restricted securities without registration under the Securities Act. “Restricted securities” include, among other things, securities acquired directly or indirectly from the issuer, or from an affiliate of the issuer, in a transaction or chain of transactions not involving any public offering. In general, the conditions that must be met for a person to sell shares of our stock pursuant to Rule 144(b)(1) are as follows: (1) the person selling the shares must not be an affiliate of ours at the time of the sale, and must not have been an affiliate of ours during the preceding three months, and (2) either (A) at least one year must have elapsed since the date of acquisition of the restricted securities from us or any of our affiliates or (B) if we satisfy the current public information requirements set forth in Rule 144, at least six months have elapsed since the date of acquisition of the restricted securities from us or any of our affiliates.

Rule 144(b)(2) provides a safe harbor pursuant to which persons who are affiliates of ours may sell shares of our stock, whether restricted securities or not, without registration under the Securities Act if certain conditions are met. In general, the conditions that must be met for a person who is an affiliate of ours (or has been within three months prior to the date of sale) to sell shares of our stock pursuant to Rule 144(b)(2) are as follows (1) at least twelve months must have elapsed since the date of acquisition of the shares of stock from us or any of our affiliates, (2) the seller must comply with volume limitations, manner of sale restrictions and notice requirements and (3) we must satisfy the current public information requirements set forth in Rule 144. In order to comply with the volume limitations, a seller may not sell, in any three-month period, more than 1% of the shares of our common stock then outstanding as shown by the most recent report or statement published by us, which will equal approximately 500,000 shares immediately after this offering.

UMBRA Shares

The Company is offering up to $20,000,000 of UMBRA Shares (“Shares”) at an offering price of $20.00 per Share in this offering and the Combined Offering.

Assuming the sale of the Maximum Amount of Shares, the number of shares of Common Stock to be issued upon exchange of all outstanding Shares shall equal up to 20% of our total issued and outstanding Common Stock on a fully diluted   basis following such election by us and conversion. If less than the Maximum Amount of Shares are sold, then the number of shares of our Common Stock issuable upon conversion will be ratably reduced.

Restrictions on Transfer

Shares will be subject to the limitations of Rule 144, other than the holding period requirement. In addition, various State Blue Sky laws may restrict transfer of Shares until such time we have qualified the Shares for secondary trading.

Ability to Void a Sale of Shares

We have the right to void a sale of Shares in the Offering and compel an investor to return them to us, if we have reason to believe that such  investor acquired the Shares as a result of a misrepresentation, including with respect to such shareholder’s representation that it is a “qualified purchaser” or an “accredited investor” as defined pursuant to Regulation A or Regulation D promulgated under the Securities Act, respectively, or if the investor or the sale to the investor is otherwise in breach of the requirements set forth in our certificate of incorporation, as amended, or bylaws, copies of which are exhibits to the Offering Statement in which this Offering Statement has been filed with the SEC.

Rights as a Stockholder

Except as otherwise provided in the Shares or by virtue of such holder’s ownership of shares of Common Stock, the holder of a Share does not have the rights or privileges of a holder of Common Stock, including any voting rights.

Governing Law

The Shares are governed by and construed in accordance with the laws of the State of Delaware.

The foregoing is a brief summary of certain terms and conditions of the Shares to be issued in connection with this Offering and are subject in all respects to the provisions contained in the Shares. See “Plan of Distribution” for additional information about Agent Shares to be issued to any Selling Agents in connection with this Offering.

Common Stock

Our authorized capital stock consists of 10,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of blank check preferred stock, par value $0.0001 per share (the “Preferred Stock”). Our board of directors is authorized by the Company’s certificate of incorporation to establish such classes or series of Preferred Stock, issue shares of each such class or series and fix the powers, designations, preferences and     relative, participating, optional or other special rights, and the qualifications, limitations and restrictions, applicable to each such class or series, without any vote or other action by any holders of any of the Company’s Common Stock. Each such class or series will have the terms set forth in a certificate of designations relating to such class or series filed with the state of Delaware or otherwise made a part of our certificate of incorporation, as it may be amended and restated from time to time.

Voting Rights

Holders of Common Stock will have one vote per share and may vote to elect our board of directors and on matters of corporate policy.

Dividend Rights

Holders of Common Stock will share equally in any dividend declared by our board of directors, if any, subject to the rights of the holders of any Preferred Stock. We have not issued any dividends in the past and we have no plans to issue any dividends in the future.

Liquidation Rights

Subject to and qualified by the rights of the holders of shares of any other class or series of our Preferred Stock, in the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, and after the holders of shares of any other class or series of the Company’s Preferred Stock have received the amounts owed and available for distribution to them on a preferential basis, if any, the holders of shares of Common Stock shall be entitled to   receive all the remaining assets of the Company available for distribution to shareholders, ratably in proportion to the number of shares of Common Stock held by them.

The foregoing is a summary of the rights and limitations of the Common Stock provided for in the Company’s certificate of incorporation, as amended and restated from time to time. For more detailed information, please see the Company’s certificate of incorporation, as amended, and bylaws, copies of which are exhibits to the Offering Statement of which this Offering Statement forms a part, which Offering Statement has been filed with the SEC.

TAX CONSIDERATIONS

The following summary of the Federal income tax consequences to Share Holders is based upon the Code, the regulations and rulings promulgated thereunder and judicial decisions, any of which are subject to change with prospective or retroactive application. A description of all of the aspects of Federal, state and local tax laws that may affect the tax consequences of investing in the Company is beyond the scope of this Offering Circular. The Board has not, did not seek, nor receive an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) concerning any aspect of the Company. Therefore, a potential investor should seek advice from its own tax counsel.

CERTAIN ERISA CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit, among other things, certain transactions that involve: (i) certain pension, profit-sharing, employee benefit or retirement plans or individual retirement accounts, including any entity that is deemed to hold the assets of such plans or accounts, (as discussed below, each, a "Plan") and (ii) any person who is a "party in interest" or "disqualified person" with respect to a Plan. Consequently, the fiduciary of a Plan contemplating an investment in the Shares should consider whether the Company, the Company, any other person associated with the issuance of the Shares, or any affiliate of the foregoing is or might become a "party in interest" or "disqualified person" with respect to the Plan and, if so, whether an exemption from such prohibited transaction rules is applicable. In addition, Department of Labor regulations provide that, subject to certain exceptions, the underlying assets of an entity in which a Plan holds an equity interest may be considered assets of an investing Plan, in which event, the underlying assets of such entity (and trans- actions involving such assets) would also be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code. The Company intends to qualify for one or more of the exceptions available under such regulations and thereby prevent the underlying assets of the Company from being considered assets of any investing Plan.

The following is a summary discussion of certain considerations associated with an investment in the Company by an "employee benefit plan" as defined in and subject to Title I of ERISA, or by a "plan" as defined in and subject to Section 4975 of the Code, including tax-qualified retirement plans described in Section 401(a) of the Code, tax-qualified annuity plans described in Section 403(b) of the Code and individual retirement ac- counts or individual retirement annuities described in Section 408 of the Code. Each such "employee benefit plan" under ERISA and each such "plan" under Section 4975 is hereinafter referred to as a "Plan," and, as an investor in the Company, an "ERISA Partner." Employee benefit plans that are "governmental plans" (as defined in Section 3(32) of ERISA) and certain "church plans" (as defined in Section 3(33) of ERISA) are not subject to ERISA or to Section 4975 of the Code but may be subject to other laws that impose restrictions on their investments.

This discussion is necessarily general and does not address all aspects of issues that may arise under ERISA or the Code. No assurance can be given that future legislation, administrative rulings, court decisions or regulatory action will not modify the considerations set forth in this discussion.

General Fiduciary Matters

ERISA imposes certain duties on persons who are fiduciaries of a Plan. Under ERISA, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of the assets of a Plan (including entities whose underlying assets include "plan assets" under the Plan Assets Regulation, as defined below), or who renders investment advice to the Plan for a fee or other compensation, is generally considered to be a fiduciary of the Plan.

Before purchasing Shares with the assets of a Plan, a fiduciary of any Plan subject to ERISA should con- sider, among other things, particularly in light of the risks and lack of liquidity inherent in an investment in the Company: (i) whether investment in the Company satisfies the prudence, diversification and liquidity requirements of ERISA; and (ii) whether the investment is in accordance with the Plan's investment policies and governing documents and is otherwise an appropriate investment. A fiduciary of any Plan should also consider whether the purchase or ownership of Shares would constitute or give rise to a prohibited transaction under ERISA or the Code (as discussed below). A fiduciary can be personally liable for losses incurred by a Plan resulting from a breach of fiduciary duties.

Prohibited Transactions

Certain provisions of ERISA and Section 4975 of the Code prohibit specific transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" under ERISA and "disqualified persons" under Section 4975 of the Code).

The Company or other entities involved in this offering of Shares, or their respective affiliates, may be a fiduciary, a "party in interest" or a "disqualified person" with respect to Plans that purchase, or whose as- sets are used to purchase, Shares. Absent an available prohibited transaction exemption, the fiduciaries of a Plan should not purchase Shares with the assets of any Plan if the Company or any affiliate thereof is a fiduciary with respect to such assets of the Plan unless such fiduciaries of such Plan have otherwise concluded that no prohibited transactions would arise. Plan fiduciaries should consult their own legal advisors as to whether such purchases could result in liability under ERISA or the Code.

Plan Assets

Prospective Plan investors should also consider whether an investment in Shares would cause the under- lying assets of the Company to be deemed to be "plan assets" (as discussed below) with respect to the Plan. If the underlying assets of the Company were deemed to be "plan assets," then, among other results, (i) the prudence and other fiduciary standards of ERISA would apply to investments made by the Company, (ii) certain transactions that the Company might enter into in the ordinary course of business and operation might constitute "prohibited transactions" under ERISA and the Code, (iii) those with discretion over (or who provide investment advice with respect to) the investment or administration of the Company could become Plan fiduciaries and (iv) various reporting and other obligations under Parts 1 and 4 of Subtitle B of ERISA might be expanded. Other possible effects are also further discussed below.

Certain regulations (the "Plan Assets Regulation") promulgated by the United States Department of Labor generally provide that when a Plan subject to Title I of ERISA or Section 4975 of the Code acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless an exemption or exception applies. Exceptions to this so-called "look-through" rule apply if: (i) equity participation in the entity by "benefit plan investors" is not "significant" or (ii) the entity is an "operating company," in each case as defined in the Plan Assets Regulation. For purposes of the Plan Assets Regulation, an equity interest includes any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Under the Plan Assets Regulation, as modified by Section 3(42) of ERISA, equity participation in an entity is not "significant" if less than 25% of the value of each class of equity interests in the entity is held by Benefit Plan Investors, disregarding equity interests held by persons with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates (within the meaning of Section 2510.3-101(f)(3) of the Plan Assets Regulation) thereof (any such person, a "Controlling Person"). For purposes of this so-called "25% test", "Benefit Plan Investors" include: (i) all Plans (but does not include, for example, governmental plans and foreign employee benefit plans) and (ii) any entity whose underlying assets are deemed for purposes of ERISA or the Code to include "plan assets" by reason of such Plan investment in the entity or otherwise for purposes of Section 3(42) of ERISA. The Plan Assets Regulation defines an "operating company" as "an entity that is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital."

As indicated above, if the assets of the Company or of any underlying entities were to be deemed to be "plan assets," then the prohibited transaction restrictions on the operating and administration of the Company, and the duties, obligations and liabilities of ERISA, as discussed above, could apply to transactions entered into by such entities as though such transactions were directly entered into by Plan investors. If a prohibited transaction occurs for which no exemption is available, the transaction may be subject to rescission, and among other things, the Company and any other fiduciary that has engaged in the prohibited trans- action could be required: (i) to restore to the Plan any profit realized on the transaction; and (ii) to reimburse the Plan for any losses suffered by the Plan as a result of the investment. In addition, each disqualified per- son (within the meaning of Section 4975 of the Code) involved could, among other things, be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within required periods, to an additional tax (or fine) of 100%. Plan fiduciaries that decide to invest in the Company could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Company or as co-fiduciaries for actions taken by or on behalf of the Company or the Company. With respect to an IRA that invests in the Company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, could cause the IRA to lose its tax-exempt status.

The application of ERISA (including the corresponding provisions of the Code and other relevant laws) may be complex and dependent upon the particular facts and circumstances of the Company and of each Plan, and it is the responsibility of the appropriate fiduciary of the Plan to ensure that any investment in the Company by such Plan is consistent with all applicable requirements. Each investor, whether or not subject to ERISA or Section 4975 of the Code, should consult its own legal and other advisors regarding the considerations discussed above and all other relevant ERISA and other considerations before purchasing Shares.

Changes in Tax, and Other Laws

Compliance with changes in laws may result in significant unanticipated expenditures. Any changes in laws applicable to the Company's operations can result in significant additional costs and expenses to the Company and/or otherwise materially adversely affect the Company's operations.

Forward-Looking Statements

This Offering Circular contains forward-looking statements and descriptions of goals and objectives. Although these forward-looking statements and stated goals and objectives are based upon assumptions and research which the Company believes are reasonable, actual results of operations and achievements may differ materially from the statements, goals and objectives set forth in this Agreement. Prospective investors are cautioned not to place undue reliance on any forward-looking statements or examples included in this Agreement. None the Company or any of their affiliates or principals nor any other individual or entity assumes any obligation to update any forward-looking statements as a result of new information, subsequent events or any other circumstances. Such statements speak only as of the date that they are originally made.

Side Letters

The Company, on behalf of the Company, may from time to time enter into letter agreements or other similar arrangements (collectively, "Side Letters") with one or more Investors that have the effect of establishing rights under, or altering or supplementing the terms of the Company Agreement or any subscription agreement. As a result of such Side Letters, certain Investors may receive additional benefits that other Investors will not receive. The Company on behalf of the Company will not be required to notify any or all of the other Investors of any such Side Letters or any of the rights or terms or provisions thereof, nor will the Company be required to offer such additional or different rights or terms to any or all of the other Investors absent an agreement to do so. The Company, on behalf of the Company, may enter into such Side Letters with any Investor as the Company may determine in its sole and absolute discretion at any time. The other Investors will have no recourse against the Company or any of its affiliates in the event that certain Investors receive additional or different rights or terms as a result of such Side Letters.

No Independent Counsel

Simmons Associates, Ltd. and other counsel (each, "Counsel") represent the Company and its affiliates from time-to-time in a variety of matters. Counsel does not represent any or all of the Investors in connection with the Company. Counsel represents the Company and its affiliates, including with respect to the Company's role in relation to the Company. It is not anticipated that, in connection with the organization or operation of the Company, the Company would have the Company engage counsel separate from counsel to the Company and its affiliates. Any such counsel would not, however, be acting as counsel for the Investors. Furthermore, in the event a conflict of interest or dispute arises between the Board and the Company or any Investor, it will be accepted that Counsel is counsel to the Board and not counsel to the Company or Investors, notwithstanding the fact that, in certain cases, Counsel's fees are paid through or by the Company (and therefore, in effect, by the Investors).

By acquiring Shares in the Company, each Investor will be deemed to have waived any conflict and agreed that Counsel may act for the Company, affiliates of the Company or any or all of them in matters adverse to such Investor and/or the Company.

CERTAIN REGULATORY, TAX AND ERISA CONSIDERATIONS

Investment Company Act of 1940

The Company will not be registered as an investment company under the U.S. Investment Company Act of 1940, as amended (the "Investment Company Act") in reliance upon one or more exclusions or exemptions there- from, including, but not limited to, Section 3(c)(7) of the Investment Company Act. The Company will therefore not be subject to the obligations of a registered investment company and investors in the Company will not receive the protections afforded by the Investment Company Act to investors in a registered investment company. Investors' subscription agreements and the Company Agreement will contain certain representations and restrictions on transfer designed to assure that the conditions for the Company's exclusion or exemption from registration under the Investment Company Act will be met and the Company will not make a public offering of the Shares to comply with such conditions.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relevant to an investment in the Company.  This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations issued thereunder and published administrative rulings (including administrative interpretations and practices expressed in private letter rulings which are binding on the Internal Revenue Service (the "IRS") only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as of the date of this Offering Circular. No assurance can be given that future legislation, administrative rulings, court decisions or regulatory action will not modify the summary set forth herein, possibly with retroactive effect. This summary addresses only U.S. federal income tax matters and does not address any other U.S. federal, state, local or non-U.S. tax considerations, including, but not limited to U.S. federal estate and gift tax considerations and the Medicare tax on net investment income, except to the extent discussed below. This summary is necessarily general, and the actual tax consequences for each prospective investor of the purchase and ownership of Shares in the Company will vary depending upon such investor's particular circumstances.

This summary does not consider the specific tax circumstances of any prospective investor and is not in- tended to be applicable to all categories of investors, including those subject to special tax treatment under the Code, such as banks, thrifts, insurance companies, U.S. expatriates, investors subject to the U.S. federal alternative minimum tax, real estate investment trusts, regulated investment companies, governmental investors, private foundations, charitable remainder trusts, dealers in securities, persons who adopt a mark- to-market method of accounting, or investors who hold their Shares as other than capital assets for U.S. federal income tax purposes (generally, property held for investment). This summary does not discuss the specific tax consequences of any investment that the Company may make. No assurance can be provided that the IRS will not challenge any position set forth in this summary or that the Company may take, or that a court would not sustain any such challenge.

For purposes of this summary, a "U.S. Person" is (i) an individual who is a citizen or a resident of the United States for U.S. federal income tax purposes, (ii) a corporation that is organized in or under the laws of the United States, any state or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust that (x) is subject to the supervision of a court within the United States and the control of a U.S. Person as described in Section 7701(a)(30) of the Code or (y) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. Person. A "U.S. Investor" is an Investor that is a U.S. Person.

This summary does not address tax consequences applicable to partners that are partnerships, including for this purpose any entity treated as a partnership for U.S. federal income tax purposes, or to persons who are partners in partnerships that own interests in the Company. If a partnership owns a Share, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership that owns an interest, you should consult your tax advisor with regard to the U.S. federal, state, local and non-U.S. tax consequences to you of such partnership's ownership of a Share.

Each prospective investor is urged to consult his or her tax advisor with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of Shares in the Company.

General Discussion of Tax Effects

COMPLIANCE WITH ANTI-MONEY LAUNDERING

Rules and Regulations

As part of the Company's responsibility for the prevention of money laundering under the Uniting and Strengthening America by Providing Appropriate Tools Required to Interrupt and Obstruct Terrorism Act of 2001 (the "PATRIOT Act") and similar laws in effect in foreign countries and in response to increased regulatory concerns with respect to the sources of funds used in investments and other activities, the Company may request prospective and existing Investors to provide documentation verifying, among other things, such Investor's identity and the source of funds used to purchase such Investor’s Share in the Company. The Company may decline to accept a subscription if this information is not provided or on the basis of such information that is provided. Requests for documentation and additional information may be made at any time during which an Investor holds a Share in the Company. The Board may be required to provide this information, or report the failure to comply with such requests, to appropriate governmental authorities, in certain circumstances without notifying the Investors that the information has been provided.

In addition, each Investor will be required to represent and warrant to the Company, among other things, that (a) the proposed investment by such prospective Investor will not directly or indirectly contravene U.S. federal, state, international or other laws or regulations, including the PATRIOT Act, (b) no capital contribution to the Company by such prospective Investor will be derived from any illegal or illegitimate activities; (c) such prospective Investor is not a country, territory, person or entity named on a list promulgated by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") prohibiting, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals, nor is such prospective Investor or any of its affiliates a natural person or entity with whom dealings are prohibited under any OFAC regulations; and (d) such prospective Investor is not otherwise prohibited from investing in the Company pursuant to other applicable U.S. anti-money laundering, anti-terrorist and foreign asset control laws, regulations, rules or orders. Each Investor will be required to promptly notify the Company if any of the foregoing will cease to be true with respect to such Investor.

The Company will take such steps as it determines are necessary to comply with applicable law, regulations, orders, directives or special measures. Governmental authorities are continuing to consider appropriate measures to implement at this point and it is unclear what steps the Company may be required to take; however, these steps may include prohibiting an Investor from making further contributions to the Company, depositing distributions to which an Investor would otherwise be entitled into an escrow account or causing the mandatory redemption of an Investor's Share in the Company.

FCPA Considerations

The Company intends to comply with the U.S. Foreign Corrupt Practices Act ("FCPA") and other anti-corruption laws, anti-bribery laws and regulations, as well as anti-boycott regulations, to which they are subject. As a result, the Company may be adversely affected because of its unwillingness to participate in transactions that present undue risk under such laws or regulations.

In recent years, the U.S. Department of Justice and the SEC have devoted greater resources to enforcement of the FCPA. In addition, the United Kingdom has recently significantly expanded the reach of its anti-bribery laws. Despite the Company’s efforts to ensure compliance with the FCPA, such efforts may not in all instances prevent violations. In addition, an issuer, seller or other counterparty with which the Company transacts business, or their affiliates may engage in activities that could result in FCPA violations that implicate the Company. Any determination that the Company has violated the FCPA or other applicable anti-corruption laws or anti-bribery laws could subject it to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions on future conduct, securities litigation and a general loss of investor confidence, any one of which could adversely affect the Company's business prospects and/or financial position, as well as the Company's ability to achieve its investment objective and/or conduct its operations.

No IRS Rulings

The Company will not seek rulings from the Internal Revenue Service (the "IRS") with respect to any of the U.S. federal income tax considerations discussed in this Offering Circular. Thus, positions to be taken by the IRS as to tax consequences could differ from the positions taken by the Company.

TAX RETURNS AND REPORTING REQUIREMENTS

Investors are urged to consult their tax advisors with regard to applicable U.S. federal, state, local, and non-U.S. reporting requirements resulting from an investment in the Company.

BACKUP WITHHOLDING

Backup withholding of U.S. federal income tax may apply to distributions made by the Company to Investors who fail to provide the Company with certain identifying information (such as the Investor's tax identification number). U.S. Investors may comply with these identification procedures by providing the Company a duly completed and executed IRS Form W-9 (Request for Taxpayer Identification Number and Certification).

FOREIGN ACCOUNT TAX COMPLIANCE

The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (commonly known as "FATCA") generally impose a new reporting regime and potentially a 30% withholding tax with respect to certain U.S. source income (including dividends and interest) and beginning January 1, 2019, proceeds from the sale or other disposition of property that can produce U.S. source interest or dividends and certain other payments. As a general matter, the new rules are designed to require U.S. Persons' direct and indirect ownership of non-U.S. accounts and non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information regarding U.S. ownership.

Investor will be required to provide the Company with any information required in order to comply with FATCA. Under certain circumstances, investors could be subject to reporting obligations under FATCA, and could be subject to the withholding tax described above, to the extent they do not comply with such requirements. In certain circumstances, the Company also may require a non-compliant investor to withdraw from the Company under disadvantageous terms. Prospective investors are urged to consult their tax advisors regarding the consequences of FATCA in connection with an investment in the Company.

POSSIBLE LEGISLATIVE OR OTHER ACTIONS

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the tax law, which may have retroactive application, could adversely affect the Company and its investors. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax laws applicable to the Company or its investors will be changed.

IMPORTANCE OF OBTAINING PROFESSIONAL ADVICE

THE FOREGOING SUMMARY IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

Allocation of Company Income and Loss

The Company’s Articles and Bylaws provides that the Board will have unilateral authority to amend the provisions of the agreement dealing with allocations of profits and losses for tax purposes, with respect to a tax year ending after the date of any such amendment or for which a Company tax return has not yet been filed, in any manner deemed necessary to comply, with the Code and the regulations-and to promote equitable treatment of the shareholders.

Current Distributions of Common Shares

Common Stock: 10,000,000 Shares

Preferred Stock:10,000,000 Shares

The aggregate number of Shares of all classes of capital stock which this corporation (the “Corporation”) shall have authority to issue is 60,000,000 Shares, of which 10,000,000 Shares shall be Shares of common stock, par value of $0.0001 per share (the “Common Stock”), and 10,000,000 Shares shall be Shares of preferred stock, par value of $0.0001 per share (the “Preferred Stock”).

The holders of Common Stock and Preferred Stock shall have and possess all rights as shareholders of the Corporation, including such rights as may be granted elsewhere by these Articles of Incorporation below.

Dividends on the Common Stock and Preferred Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine.

The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances for the Corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully paid and nonassessable. Shareholders of the Corporation do not have a preemptive right to acquire unissued Shares of the Corporation’s capital stock.

* * * * *

Exempt Organizations - Unrelated Business Taxable Income

The following is a brief summary of the Federal income tax consequences of ownership of Shares by organizations otherwise exempt from taxation (hereinafter “Exempt Organizations”).

An Exempt Organization (including an IRA qualified under Section 408 of the Code and a trust forming part of a Keogh: profit-sharing or pension plan qualified under Section 401 of the Code or an organization described in Section 50 1(c) or Section 50 1(d) of the Code) is not subject to Federal income tax except to the extent that it has “unrelated business taxable income.” Unrelated business taxable income includes the gross income derived by an exempt organization from any unrelated trade or business regularly carried on by it or by a partnership of which it is a member. Interest and dividends and gains and losses from the sale, exchange or other disposition of property, unless properly includable in inventory or held primarily for sale in the ordinary course of a trade or business, are excluded from the computation of unrelated business taxable income. In computing the unrelated business taxable income of an Exempt Organization, deductions are allowed for expenses, depreciation and similar items that are directly connected with carrying on the unrelated business. In addition, the Code provides a $ 1,000 annual specific deduction except for computation of net operating losses.

Moreover, under Section 514(a) of the Code, an Exempt Organization will be taxed on its allocable share of any income from the Company to the extent that either the Exempt Organization’s investment in the Company, or the Company’s investment in the asset from which such income is derived, is debt-financed. Such an investment will be debt-financed if the investment is made with the use of borrowed funds, or if reasonably foreseeable that as a result of such investment future borrowings would be necessary to meet anticipated cash requirements.

EXEMPT ORGANIZATIONS SHOULD CONSIDER CAREFULLY WHETHER AN INVESTMENT IN WARRANTS IN THE COMPANY IS AN APPROPRIATE IN VESTMENT.

Foreign Shareholders

A Share Holder who is a nonresident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (a “Foreign Person”) generally is not subject to taxation by the United States on United States source capital gains from trading in capital assets for a taxable year, provided that such Foreign Person is not engaged in a trade or business within the United States during its taxable year, and provided further that such Foreign Person, in the case of an individual, does not spend more than 182 days in the United States during its taxable year. A Foreign Person is not subject to United States tax on certain original issue discount and certain interest income from United States sources provided that such Foreign Person is not engaged in a trade or business within the United States during such taxable year. However, a Foreign Person is generally subject to United States tax on United States source dividend income. As explained below, an investment in the Company could cause a Foreign Person to be engaged in a trade or business within the United States for the foregoing purposes if the Company is so engaged. If a Foreign Person is engaged in a trade or business within the United States during a taxable year by reason of owning an Interest, such Foreign Person will be required to file a United States income tax return for such year and pay tax at regular United States rates on its net income which is effectively connected with the trade or business conducted within the United States.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex. The following discussion is intended only as a summary of these rules, as modified by the PATH Act. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our Shares, including any reporting requirements.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our Shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. A non-U.S. stockholder that is a corporation and receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our Shares is deemed to be not “effectively connected” with a U.S. trade or business.

Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the IRS:

• 35% of designated capital gain dividends or, if greater, 35% of the amount of any dividends that could be designated as capital gain dividends; and

• 30% of ordinary income dividends (i.e., dividends paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain dividends for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the IRS for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

If the gain on the sale of Shares were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of Shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our Shares may be required to withhold 10% of the purchase price and remit this amount to the IRS.

Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains. Our non-U.S. stockholders should consult their tax advisors concerning the effect, if any, of these Treasury Regulations on an investment in our Shares.

The American Taxpayer Relief Act of 2012, among other things, permanently extended most of the reduced rates for U.S. individuals, estates and trusts with respect to ordinary income, qualified dividends and capital gains that had expired on December 31, 2012. The Act, however, did not extend all of the reduced rates for taxpayers with incomes above a threshold amount. Beginning January 1, 2013, in the case of married couples filing joint returns with taxable income in excess of $450,000, heads of households with taxable income in excess of $425,000 and other individuals with taxable income in excess of $400,000, the maximum rates on ordinary income will be 39.6% (as compared to 35% prior to 2013) and the maximum rates on long-term capital gains and qualified dividend income will be 20% (as compared to 15% prior to 2013).

Under the Health Care and Education Reconciliation Act of 2010, amending the Patient Protection and Affordable Care Act, high-income U.S. individuals, estates, and trusts are subject to an additional 3.8% tax on net investment income in tax years beginning after December 31, 2012. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual.

State, Local and Other Taxes

In addition to Federal income taxes, Shareholders may be subject to other taxes, such as state or local income taxes and estate, inheritance or intangible property taxes that may be imposed by various jurisdictions. Each prospective investor should consult its own tax counsel with regard to such state, local and other taxes.

In preparing the foregoing “TAX CONSIDERATIONS” the Board has relied upon generally available information, for the foregoing discussion of material tax issues relating to the Federal income tax treatment of the Company and its partners.

Q: Will any distributions I receive be taxable as ordinary income?

A: Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your distributions may not be subject to tax in the year received because depreciation expense reduces taxable income but does not reduce cash available for distribution. In addition, we may make distributions using offering proceeds. We are not prohibited from using offering proceeds to make distributions by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions, and it is likely that we will use offering proceeds to fund a majority of our initial distributions. The portion of your distribution that is not subject to tax immediately is considered a return of investors’ capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or we are liquidated, at which time you would be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You also should review the section of this prospectus entitled “Federal Income Tax Considerations.”

*  *   *   *   *

CORPORATE GOVERNANCE

Governance of Our Company

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our shareholders well and maintaining our integrity in the marketplace. Our corporate governance guidelines and code of business conduct and ethics, together with our Articles of Incorporation, Bylaws and the charters for each of our Board committees, form the basis for our corporate governance framework. We also are subject to certain provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC.

Our Board of Directors

Our Board currently consists of four members. The number of directors on our Board can be determined from time to time by action of our Board.

Our Board believes its members collectively have the experience, qualifications, attributes and skills to effectively oversee the management  of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to their Board and committee duties, a commitment to representing the best interests of the Company and our stockholders   and a dedication to enhancing stockholder value.

Risk Oversight

Our Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. Each of our Board committees also coordinates oversight of the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. The Board also is provided updates by the CEO and other executive officers of the Company on a regular basis.

Shareholder Communications

Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at UMBRA Technologies (US), Inc., 56 Pine Street, 7th Floor, Providence, Rhode Island 02903 or 431 West Orion Avenue, Tempe, Arizona 85283 Phone: Tel: +1 512-888-6989 +1 512-888-7650, Attention: Investor Relations or via e-mail communication at: mark@umbratech.com

Board Committees

None.

Limitations on Liability and Indemnification of Officers and Directors

Delaware law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Articles of Incorporation and Bylaws include provisions that eliminate, to the extent allowable under Delaware law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our Articles of Incorporation and Bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Delaware law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities. We currently do not maintain directors’ and officers’ insurance.

The limitation of liability and indemnification provisions in our Articles of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our Articles of Incorporation and Bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

TRANSFER AGENT

The transfer agent for our common stock is Computershare and Pacific Stock Transfer, Inc.

VALIDITY OF COMMON STOCK

The validity of the securities offered hereby will be passed upon by Simmons Associates, Ltd.

REPORTS

As a Tier 1, Regulation A filer, we are not required to file any reports.

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby will be passed upon by Simmons Associates, Ltd., Providence, Rhode Island.

EXPERTS

The valid issuance of Shares   of UMBRA Technologies (US), Inc. appearing throughout  this Offering Circular has been opined upon by the law firm of Simmons Associates, Ltd., Providence, Rhode Island, and upon the authority of that firm as experts in corporate, banking and securities laws.

AVAILABLE INFORMATION

We have filed with the SEC an offering circular on Form 1-A under the Securities Act with respect to the common stock offered hereby. This offering circular, which constitutes part of the offering circular, does not contain all of the information set forth in the offering circular and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the offering circular, including exhibits, schedules and reports filed as a part thereof. Statements in this offering circular as to the contents of any contract or other document filed as an exhibit to the offering circular, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the offering circular, each such statement being qualified in all respects by such reference.

A copy of the offering circular and the exhibits and schedules that were filed with the offering circular may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the offering circular may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

Financial Statements for the Quarters Ended June 30, 2019

Balance SheetF–2

Statements of ExpensesF–3

Statement of Stockholders’ EquityF–4

Statements of Cash FlowsF–5

Notes to the Financial StatementsF–6

UMBRA TECHNOLOGIES (US), Inc.

Financial Statements

For the Six-Month Period Ended June 30, 2019

BALANCE SHEET JUNE 30, 2019

(UNAUDITED)

ASSETS

CURRENT ASSETS:

Cash and cash equivalents$        52,733

Depreciable Assets            4,525

IP/Goodwill   50,000,000

Accounts Receivable          88,250

Temporary investment

Other Current Assets          27,864

Total assets$ 50,173,372

Current Liabilities

Accounts Payable

Deferred Income

Long Term Borrowings

Other Current Liabilities        1,790,000

Total Liabilities        1,790,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

STOCKHOLDERS’ EQUITY:

Preferred stock, $.0001 par value, no shares issued or outstanding     48,383,372

Common stock, $.0001 par value, 10,000,000 shares authorized,

5,000,000 shares issued and outstanding

Total stockholders’ equity	48,383,372
Total liabilities and stockholders’ equity	$50,173,372

See accompanying notes and independent accountants’ review report.

STATEMENT OF INCOME AND RETAINED EARNINGS FOR THE SIX-MONTH PERIOD

ENDED JUNE 30, 2019

(UNAUDITED)

June 30, 2019June 30, 2018

Revenues$  569,835$ 540,333

Cost of revenues     252,387   21,742

Gross income     317,449 365,484

Operating expenses     217,167 330,009

Income from operations    100,282  35,474

Other income(expense)

Other expense           922   2,767

____________ ______________

Total other expense      64,484   2,767

____________ ______________

Net income before provision (benefit) for income taxes     35,757 32,707

Provision (benefit) for income taxes             –          -

Net Income   35,75732,707

Retained earnings – beginning of period

Accumulated deficit– end of period$$

See accompanying notes and independent accountants’ review report.

UMBRA TECHNOLOGIES (US), INC.

STATEMENT OF STOCKHOLDERS’ (DEFICIT) EQUITY

FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2019

(UNAUDITED)

	Common Stock
		Subscription	Accumulated	Stockholders’ Equity
	Shares Amount	Receivable	Deficit	(Deficit)
Balance at December 31, 2018	5,000,000$5,000,000	$		$$48,383,372
Net loss	- -	-
Balance at June 30, 2019	5,000,000$5,000,000	$		$$48,383,372

The accompanying notes are an integral part of these unaudited financial statements.

UMBRA TECHNOLOGIES (US), INC.

STATEMENT OF CASH FLOWS

FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2019

(UNAUDITED)

June 30, 2018June 30, 2019

Cash Flows from Operating Activities

Gross income    365,484317,449

Non-cash item-issuance of shares for services 0           0

Adjustments to reconcile net income to net cash used in operating activities:

Depreciation 0           0

Changes in operating Assets and Liabilities:

Increase (decrease) in related party payable 0           0

Increase (decrease) in accounts payable 0           0

Increase (decrease) in accrued interest 0           0

Sales – Hardware

(Sales of computer hardware, peripherals, and related technology)      0           0

Sales - Support and Maintenance

(Sales of support services and maintenance contracts)        0           0

SNO Box Home Subscription      0           0

SNO Box Office Subscription

2Mbps extra bandwidth (2Mbps extra bandwidth, @500/month)        0           0

Sales- office box monthly (Base office box monthly)    540,333549,835

Total SNO Box Office Subscription    387,226569,835

Uncategorized Income (Income not categorized elsewhere)0.14

Net cash provided by (used in) operating activities      52,733100,282

Cash Flows from Investing Activities

Stock investment

Net cash used by investing activities

Cash Flows from Financing Activities

Proceeds from related party advances Issuance of shares for cash/contributions

Net increase (decrease) in cash

Cash beginning of period  $  20,190     $       11,865

Cash end of period  $  32,707     $       35,797

Supplemental Disclosure of non-cash transactions

Interest paid  $0     $                0

Taxes paid  $0     $                0

See accompanying notes and independent accountants’ review report.

Note 1 – Nature of Business and Summary of Significant Accounting Policies

UMBRA TECHNOLOGIES (US), Inc., a Delaware Corporation ("the Company"), was formed on January 5, 2015 and is headquartered in Providence, Rhode Island. The Company is offering investors the opportunity to purchase UMBRA TECHNOLOGIES (US) Shares and through extensions of our patented Global Virtual Network and Secure Network Optimization Service, is redefining connectivity through proprietary technology solutions at reasonable CAPEX, without the need to write-off past investments, all while maintaining low ongoing operational costs.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All such adjustments are normal and recurring in nature. The Company's year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents. At June 30, 2019, the Company had no items, other than bank deposits, that would be considered cash equivalents. At times, the Company may have cash balances in excess of federal insured limits. No losses have been recognized as a result of these excess amounts.

Advertising costs

The Company's advertising costs are expensed as incurred. During the six-month period ended June 30, 2019, the Company recognized $0 in advertising costs.

Note 1 – Nature of Business and Summary of Significant Accounting Policies, continued

Revenue Recognition

The Company recognizes revenue only when all of the following criteria have been met:

•persuasive evidence of an arrangement exists;

•delivery has occurred, or services have been rendered;

•the fee for the arrangement is fixed or determinable; and

•collectability is reasonably assured.

The Company recognizes license and service revenue pursuant to multiple short-term contracts for specific projects. These contracts include certain fixed and variable pricing components. Fixed price components are subject to certain milestones, as defined in the individual contracts, and revenue is recognized once the specific milestone is attained. Variable price components are recognized in the month the Company provides the defined services.

Allowance for Uncollectible Accounts

The Company recognizes an allowance on accounts receivable deemed to be uncollectible. The Company assesses its receivables based on historical loss patterns, aging of the receivables, and assessments of specific identifiable customer accounts considered at risk or uncollectible. The Company also considers any changes to the financial condition of its customers and any other external market factors that could impact the collectability of the receivables in the determination of the allowance for doubtful accounts. The Company has determined that an allowance against its accounts receivable balances was not necessary at June 30, 2019.

Equipment

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method. Maintenance and repairs are expensed as incurred, while significant renewals or betterments are capitalized. The Company reviews the recoverability of all long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset might not be recoverable. In the event that the facts and circumstances indicate that the current carrying value is impaired, an evaluation of recoverability is performed. There can be no assurances that market conditions or demand for the Company's products and services will not change, which could result in future impairment. No impairment charge was considered necessary at June 30, 2019.

Depreciation expense was $0 for the period ended June 30, 2019.

Note 1 – Nature of Business and Summary of Significant Accounting Policies, continued

Fair Value of Financial Instruments

Financial Accounting Standards Board ("FASB") guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange traded instruments and listed equities.

Level 2 Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Research and Development

Research and development costs are expensed as incurred. Total expense related to research and development was $60,000 for the period ended June 30, 2019.

Software

Costs for internally developed software to be marketed to outside users are recorded pursuant to ASC Section 985 Software. Research and development costs prior to attaining 'technological feasibility' are expensed as incurred. Costs incurred thereafter to develop the final software product are capitalized and amortized over an estimated useful life of the asset using the straight-line method for financial statement purposes as of the date the software is released to the public for use. As of June 30, 2019, the Company has capitalized no costs related to internally developed software.

Note 1 – Nature of Business and Summary of Significant Accounting Policies, continued

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary difference between the financial statements and tax bases of assets and liability using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will be realized.

The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon its evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740 10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements. The Company has determined that there are no material uncertain tax positions.

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carryforwards. Measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future.

The Company accounts for federal income taxes based on the provisions promulgated by the Internal Revenue Service, which has a statute of limitation of three years. It also accounts for state income taxes based on the provisions promulgated by the state of Delaware.

As of the Company's has not yet filed a tax return, the Company has no net operating loss (NOL) for which it may receive future tax benefits. No such benefit is expected to be recognized in the near term, and therefore, a full valuation allowance has been assessed on any potential income tax benefit.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2014 09 titled "Revenue from Contracts with Customers." Under this guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under U.S. GAAP when it becomes effective and permits the use of either a retrospective of cumulative effect transition method. Early adoption is not permitted. The updated standard will be effective beginning January 1, 2019 for nonpublic entities. The Company is currently evaluating the effect that the updated standard will have on these financial statements and related disclosures.

Note 1 – Nature of Business and Summary of Significant Accounting Policies, continued

In February 2016, the FASB issued ASU 2016-02, Leases, which increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Certain qualitative and quantitative disclosures are required, as well as a retrospective recognition and measurement of impacted leases. The new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2018, with early adoption permitted. The Company is evaluating the effect that the updated standard will have on its financial statements and related disclosures.

There have also been a number of issued ASUs to amend authoritative guidance, including those above, that either provide supplemental guidance, (b) are technical corrections, (c) are not applicable to the Company, or (d) are not expected to have a significant impact on the Company's financial statements.

Subsequent Events

The Company has evaluated subsequent events through August 15, 2019, the date these financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

Note 2 - Stockholders' Equity Common Stock

The Company has 10,000,000, $0.0001 par value, shares authorized, and 5,000,000 shares of common stock issued and outstanding at June 30, 2019. The Company issued 5,000,000 shares to its founders at the inception of the Company and there were no other issuances of shares in the period ended June 30, 2019.

Preferred Stock

The Company has 10,000,000, $.001 par value, shares authorized and no shares of preferred issued and outstanding.

*****

UMBRA TECHNOLOGIES (US), Inc.

Financial Statements

(UNAUDITED)

For the Years Ended December 31, 2018 and 2017

C O N T E N T S

INDEX TO FINANCIAL STATEMENTS

Financial Statements for the Years Ended 2018 and 2017

Balance SheetF–2

Statements of ExpensesF–3

Statement of Stockholders’ EquityF–4

Statements of Cash FlowsF–5

Notes to the Financial StatementsF–6

UMBRA TECHNOLOGIES (HK) LIMITED

BALANCE SHEET

DECEMBER 31, 2018 AND DECEMBER 31, 2017

ASSETS20182017

CURRENT ASSETS:

Cash and cash equivalents$    52,733$                  20,190

Depreciable Assets      4,525        4,566

IP/Goodwill              45,000,0000

Accounts Receivable    88,250      94,462

Other Current Assets    27,864      36,771

Total assets          $45,173,372$ 155,989

Current Liabilities

Accounts Payable           $              0$ 470,427

Deferred Income

Long Term Borrowings

Other Current Liabilities           $1,790,000$   74,512

Total Liabilities           $1,790,000$ 544,939

LIABILITIES AND STOCKHOLDERS’ EQUITY

STOCKHOLDERS’ EQUITY:

Preferred stock, $.001 par value, no shares issued or outstanding

Common stock, $.001 par value, 50,000,000 shares authorized,

20,000,000 shares issued and outstanding

Total stockholders’ equity            $43,383,372$ (388,950)

Total liabilities and stockholders’ equity            $45,173,372$  155,989

See accompanying notes and independent accountants’ review report.

UMBRA TECHNOLOGIES (HK) LIMITED

STATEMENT OF INCOME AND RETAINED EARNINGS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

2018 2017

Revenues$1,049,185$1,040,414

Cost of revenues     500,886     461,461

Gross profit     548,299     578,954

Operating expenses     371,098     591,251

Income from operations          177,200     (12,298)

Other expense     158,822        5,534

Total other expense     158,822$      5,534

Net income before provision (benefit) for income taxes         177,200$  (17,832)

Provision (benefit) for income taxes

Net Income $    18,378$  (17,832)

Retained earnings – beginning of period$$

Accumulated deficit– end of period$ $

See accompanying notes and independent accountants’ review report.

UMBRA TECHNOLOGIES (HK) LIMITED

STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(UNAUDITED)

December 31, 2018December 31, 2017

Cash Flows from Operating Activities

Gross income$1,049,485$1,040,414

Non-cash item-issuance of shares for services00

Adjustments to reconcile net income to net cash used in operating activities:

Depreciation00

Changes in operating Assets and Liabilities:

Increase (decrease) in related party payable00

Increase (decrease) in accounts payable0 0

Increase (decrease) in accrued interest00

Sales – Hardware

(Sales of computer hardware, peripherals, and related technology)0      19,498

Sales - Support and Maintenance

(Sales of support services and maintenance contracts)        0       1,932

SNO Box Home Subscription      0      41,489

SNO Box Office Subscription

Total SNO Box Office Subscription  1,048,495    977,496

Uncategorized Income (Income not categorized elsewhere) 0          0.19

Net cash provided by (used in) operating activities$      18,378$    (17,832)

Cash Flows from Investing Activities

Stock investment

Net cash used by investing activities

Cash Flows from Financing Activities

Proceeds from related party advances Issuance of shares for cash/contributions

Net increase (decrease) in cash

Cash beginning of period  $      20,190$              (211,710)

Cash end of period  $      18,378$     20,190

Supplemental Disclosure of non-cash transactions

Interest paid  $0$0

Taxes paid  $0$0

See accompanying notes and independent accountants’ review report.

Note 1 – Nature of Business and Summary of Significant Accounting Policies

UMBRA TECHNOLOGIES (HK) LIMITED, a Hong Kong corporation ("the Company"), was formed on May 29, 2013 and is headquartered in Hong Kong, PRC. The Company is offering investors the opportunity to purchase UMBRA TECHNOLOGIES (HK) LIMITED Shares and through extensions of our patented Global Virtual Network and Secure Network Optimization Service, is redefining connectivity through proprietary technology solutions at reasonable CAPEX, without the need to write-off past investments, all while maintaining low ongoing operational costs.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All such adjustments are normal and recurring in nature. The Company's year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents. At December 31, 2018 and December 31, 2017, the Company had no items, other than bank deposits, that would be considered cash equivalents. At times, the Company may have cash balances in excess of federal insured limits. No losses have been recognized as a result of these excess amounts.

Advertising costs

The Company's advertising costs are expensed as incurred. During the year ended December 2018 and 2017, the Company recognized $0 in advertising costs.

Note 1 – Nature of Business and Summary of Significant Accounting Policies, continued

Revenue Recognition

The Company recognizes revenue only when all of the following criteria have been met:

•persuasive evidence of an arrangement exists;

•delivery has occurred, or services have been rendered;

•the fee for the arrangement is fixed or determinable; and

•collectability is reasonably assured.

The Company recognizes license and service revenue pursuant to multiple short-term contracts for specific projects. These contracts include certain fixed and variable pricing components. Fixed price components are subject to certain milestones, as defined in the individual contracts, and revenue is recognized once the specific milestone is attained. Variable price components are recognized in the month the Company provides the defined services.

Allowance for Uncollectible Accounts

The Company recognizes an allowance on accounts receivable deemed to be uncollectible. The Company assesses its receivables based on historical loss patterns, aging of the receivables, and assessments of specific identifiable customer accounts considered at risk or uncollectible. The Company also considers any changes to the financial condition of its customers and any other external market factors that could impact the collectability of the receivables in the determination of the allowance for doubtful accounts. The Company has determined that an allowance against its accounts receivable balances was not necessary at December 31, 2018 or December 31, 2017.

Equipment

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method. Maintenance and repairs are expensed as incurred, while significant renewals or betterments are capitalized. The Company reviews the recoverability of all long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset might not be recoverable. In the event that the facts and circumstances indicate that the current carrying value is impaired, an evaluation of recoverability is performed. There can be no assurances that market conditions or demand for the Company's products and services will not change, which could result in future impairment. No impairment charge was considered necessary at December 31, 2018 and December 31, 2017.

Depreciation expense was $0 for the years ended December 31, 2018 and December 31, 2017.

Note 1 – Nature of Business and Summary of Significant Accounting Policies, continued

Fair Value of Financial Instruments

Financial Accounting Standards Board ("FASB") guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange traded instruments and listed equities.

Level 2 Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Research and Development

Research and development costs are expensed as incurred. Total expense related to research and development was $0 for the years ended December 31, 2018 and 2017.

Software

Costs for internally developed software to be marketed to outside users are recorded pursuant to ASC Section 985 Software. Research and development costs prior to attaining 'technological feasibility' are expensed as incurred. Costs incurred thereafter to develop the final software product are capitalized and amortized over an estimated useful life of the asset using the straight-line method for financial statement purposes as of the date the software is released to the public for use. As of December 31, 2018, and December 31, 2017, the Company has capitalized no costs related to internally developed software.

Note 1 – Nature of Business and Summary of Significant Accounting Policies, continued

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary difference between the financial statements and tax bases of assets and liability using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will be realized.

The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon its evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740 10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements. The Company has determined that there are no material uncertain tax positions.

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carryforwards. Measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future.

The Company accounts for federal income taxes based on the provisions promulgated by the Internal Revenue Service, which has a statute of limitation of three years. It also accounts for state income taxes based on the provisions promulgated by the state of Delaware.

As of the Company's has not yet filed a tax return, the Company has no net operating loss (NOL) for which it may receive future tax benefits. No such benefit is expected to be recognized in the near term, and therefore, a full valuation allowance has been assessed on any potential income tax benefit.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2014 09 titled "Revenue from Contracts with Customers." Under this guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under U.S. GAAP when it becomes effective and permits the use of either a retrospective of cumulative effect transition method. Early adoption is not permitted. The updated standard will be effective beginning January 1, 2019 for nonpublic entities. The Company is currently evaluating the effect that the updated standard will have on these financial statements and related disclosures.

Note 1 – Nature of Business and Summary of Significant Accounting Policies, continued

In February 2016, the FASB issued ASU 2016-02, Leases, which increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Certain qualitative and quantitative disclosures are required, as well as a retrospective recognition and measurement of impacted leases. The new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2018, with early adoption permitted. The Company is evaluating the effect that the updated standard will have on its financial statements and related disclosures.

There have also been a number of issued ASUs to amend authoritative guidance, including those above, that either provide supplemental guidance, (b) are technical corrections, (c) are not applicable to the Company, or (d) are not expected to have a significant impact on the Company's financial statements.

Subsequent Events

The Company has evaluated subsequent events through July 31, 2019, the date these financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

Note 2 - Stockholders' Equity Common Stock

The Company has 50,000,000, $0.001 par value, shares authorized, and 20,000,000 shares of common stock issued and outstanding at December 31, 2018 and 2017. The Company issued 20,000,000 shares to its founders at the inception of the Company and there were no other issuances of shares in the years ended December 31, 2018 and 2017.

Preferred Stock

The Company has 10,000,000, $.001 par value, shares authorized and no shares of preferred issued and outstanding.

*****

UMBRA 1,000,000

SHARES OF COMMON STOCK

OFFERING CIRCULAR

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of this Offering Circular is August 27, 2019

PART III - INFORMATION NOT REQUIRED IN THE OFFERING CIRCULAR

NumberDescription of Exhibit

2.1 Certificate/Articles of Incorporation*

2.2Bylaws*

3.1Form of BOD Nomination Agreement*

3.2Form of BOD Indemnification Agreement*

4.1 Form of Subscription Agreement**

6.1 Employment Agreement with President, CEO, CFO and Secretary**

6.2 Employment Agreement with COO and CDO**

6.3 Employment Agreement with Vice President and CTO**

6.4 Board of Directors Service Agreement with CANDICE*

6.7 Stock Incentive Plan**

6.8 Stock Option Plan**

6.9 Patent Assessment Reports*

6.10 NERA Valuation**

6.11Patent Grants

6.12 Investor Relations Agreement with _________________ **

10.1Convertible Promissory Note**

11.1Consent of Simmons Associates, Ltd.**

12.1Form of Opinion Simmons Associates, Ltd.**

*Previously filed.

** To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this offering circular to be signed on its behalf by the undersigned, thereunto duly authorized in Providence, Rhode Island, on the 27th of August, 2019.

UMBRA TECHNOLOGIES (US), Inc.

By:/s/ Jorn Knutsen

_____________________________________________

Jorn Knutsen

President and Director

This offering circular has been signed by the following person in the capacities indicated on August 27, 2019.

By:/s/ Jorn Knutsen

_____________________________________________

Jorn Knutsen

President and Director (Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

UMBRA TECHNOLOGIES (US), Inc. Disclaimer

No money or consideration is being solicited by the information in this Offering Circular or any other communication and, if sent, money will not be accepted and will be promptly returned. No offer by a potential investor to buy our securities can be accepted and, if made, any such offer can be withdrawn before qualification of this offering by the SEC. A potential investor’s indication of interest does not create a commitment to purchase the securities UMBRA is offering. Any such indication of interest may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given and all other requirements to accept an investment from a potential investor are met   after the offering qualification date.

The Company’s Reg A+ Offering, after qualification by the SEC, will be made only by means of the Offering Circular. Any information in this Offering Circular or any other communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification for sale as provided in Regulation A+ in any such state or jurisdiction.

You may obtain a copy of the Preliminary Offering Circular and the Offering Statement in which such Preliminary Offering Circular was filed with the SEC by visiting:

https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001742808&owner=exclude&count=40.

All information contained in this Offering Circular is subject to change.